Exhibit 10.1

AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 7, 2017 (this “Amendment”), among Quintiles IMS Incorporated, a Delaware corporation (the “Parent Borrower”), Quintiles IMS Holdings, Inc., a Delaware corporation, Bank of America, N.A., as administrative agent and as collateral agent (in such capacity, the “Administrative Agent”), the Lenders (as defined below) party hereto and the Incremental Term B-1 Euro Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, the Parent Borrower, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of October 3, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement and on the terms and conditions set forth herein, (i) each Term B Dollar Lender executing this Amendment (collectively, the “Extended Maturity Term B-1 Dollar Lenders”) has agreed to extend the maturity of all of such Lender’s Term B Dollar Loans in accordance with the terms and subject to the conditions set forth herein (such extended Term B Dollar Loans of all Extended Maturity Term B-1 Dollar Lenders, the “Term B-1 Dollar Loans”) and (ii) each Term B Euro Lender executing this Amendment (collectively, the “Extended Maturity Term B-1 Euro Lenders”, and together with the Extended Maturity Term B-1 Dollar Lenders, the “Extended Maturity Term B-1 Lenders”) has agreed to extend the maturity of all of such Lender’s Term B Euro Loans in accordance with the terms and subject to the conditions set forth herein (such extended Term B Euro Loans of all Extended Maturity Term B-1 Euro Lenders, the “Term B-1 Euro Loans”) (capitalized terms not otherwise defined in this paragraph shall have the same meanings as specified in the Existing Credit Agreement; the maturity extensions described in the foregoing clauses (i) through (ii) of this paragraph collectively, the “Term B Loan Extension”);

WHEREAS, immediately after giving effect to the Term B Loan Extension, pursuant to Section 2.14 of the Existing Credit Agreement and on the terms and conditions set forth herein, each Lender and Additional Lender (as defined in the Existing Credit Agreement) executing the addendum attached as Annex A hereto (the “Lender Addendum”) as an Incremental Term B-1 Euro Lender (each such Lender and Additional Lender, an “Incremental Term B-1 Euro Lender”) has agreed, severally, on the terms and conditions set forth herein, to make Incremental Term Loans in the form of a Term B Loan Increase to the Term B-1 Euro Loans in the aggregate principal amount set forth opposite its name on Schedule I to the Lender Addendum (such Incremental Term Loans of all Incremental Term B-1 Euro Lenders, the “Incremental Term B-1 Euro Loans”) (the increases to the Commitments and Loans described in this paragraph collectively, the “Term B Loan Increase”); and

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Parent Borrower and the Required Lenders have agreed to make certain amendments to the Existing Credit Agreement;

WHEREAS, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, HSBC Securities USA, N.A., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Wells Fargo Securities, LLC (collectively, the “Amendment No. 1 Lead Arrangers”) have acted as joint lead arrangers and joint bookrunners in connection with this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Existing Credit Agreement.

SECTION 2. Extension Amendment. Effective as of the Extension Effective Time (as defined below) on the Effective Date:

(a) each Extended Maturity Term B-1 Dollar Lender shall have the aggregate principal amount of all of its Term B Dollar Loans reclassified as Term B-1 Dollar Loans on the terms and conditions set forth herein (or such lesser amount as notified by the Amendment No. 1 Lead Arrangers prior to the Effective Date) and any accrued and unpaid interest thereon shall be repaid in full. In connection with the syndication of the Term B-1 Dollar Loans, JPMorgan Chase Bank, N.A., and/or its affiliates, shall purchase, and each Term B-1 Dollar Lender hereby agrees to assign (on a ratable basis) to JPMorgan Chase Bank, N.A., an amount of Term B-1 Dollar Loans equal $102,794,058.32;

(b) each Extended Maturity Term B-1 Euro Lender shall have the aggregate principal amount of all of its Term B Euro Loans reclassified as Term B-1 Euro Loans on the terms and conditions set forth herein and any accrued and unpaid interest thereon shall be repaid in full;

(c) the aggregate principal amount, together with any accrued and unpaid interest thereof, of any Term B Dollar Loans of any Term B Dollar Lender that is not an Extended Maturity Term B-1 Dollar Lender (the “Non-Extending Term B Dollar Loans”) outstanding at the Extension Effective Time on the Effective Date shall be repaid in full (the “Non-Extending Term B Dollar Loan Prepayment”) on the Effective Date;

(d) the aggregate principal amount, together with any accrued and unpaid interest thereof, of any Term B Euro Loans of any Term B Euro Lender that is not an Extended Maturity Term B-1 Euro Lender (the “Non-Extending Term B Euro Loans” and, together with the Non-Extending Term B Dollar Loans, the “Non-Extending Term B Loans”) outstanding at the Extension Effective Time on the Effective Date shall be repaid in full (the “Non-Extending Term B Euro Loan Prepayment”) on the Effective Date;

(e) Following the Non-Extending Term B Dollar Loan Prepayment and the Non-Extending Term B Euro Loan Prepayment, the Parent Borrower shall prepay $317,811,620.76 of the Extended Term B-1 Dollar Loans. The Parent Borrower hereby provides notice of such prepayment, and the Administrative Agent and each Extended Term B-1 Dollar Lender party hereto hereby waive the notice period applicable to such prepayment set forth in Section 2.05(a) of the Credit Agreement.

(f) No amounts shall be due under Section 3.05 of the Existing Credit Agreement in respect of the transactions set forth in clauses (a) through (e) of this Section 2.

For the avoidance of doubt, this Amendment shall constitute an Extension Amendment (as defined in the Existing Credit Agreement) with respect to the Term B Loan Extension as described in this Section 2 and each Extended Maturity Term B-1 Lender hereby consents to the terms of the Term B-1 Dollar Loans and Term B-1 Euro Loans, as applicable, of such Lender effective as of the Extension Effective Time.

SECTION 3. Incremental Term B Euro Loans.

(i) In accordance with Section 2.14 of the Existing Credit Agreement, the Parent Borrower hereby (i) requests Incremental Term B-1 Euro Loans in an aggregate principal amount equal to €558,564,579.59 from the Incremental Term B-1 Euro Lenders as set forth in Schedule I to the Lender Addendum to be funded at the Incremental Effective Time on the Effective Date (it being acknowledged, for the avoidance of doubt, that this Section 3(i) shall constitute an Incremental Loan Request), and (ii) confirms and agrees that the Parent Borrower will borrow the full amount of the Incremental Term B-1 Euro Loans from the Incremental Term B-1 Euro Lenders at the Incremental Effective Time on the Effective Date.

(ii) Each Incremental Term B-1 Euro Lender hereby agrees that (i) at the Incremental Effective Time on the Effective Date, such Incremental Term B-1 Euro Lender will fund Incremental Term B-1 Euro Loans in the amount of its Incremental Term B-1 Euro Loan Commitment, and (ii) at all times on and after the Incremental Effective Time on the Effective Date, such Incremental Term B-1 Euro Lender will be bound by all obligations of a Lender under the Existing Credit Agreement in respect of its Incremental Term B-1 Euro Commitment and its Incremental Term B-1 Euro Loans (in addition to all other Loans and Commitments of such Lender (if any) outstanding prior to the Incremental Effective Time).

(iii) The Incremental Term B-1 Euro Loans shall have the same terms as the Term B-1 Euro Loans, and upon the funding thereof pursuant to this Amendment, will constitute (x) a Term B Loan Increase which increases the aggregate amount of the Borrowing of Term B-1 Euro Loans, (y) together with the Term B-1 Euro Loans, a single Class of Term Loans and (z) automatically and without any further action or notice by any party, Term B-1 Euro Loans for all purposes of the Existing Credit Agreement except as otherwise set forth herein.

SECTION 4. Amendments to the Existing Credit Agreement. Pursuant to Sections 2.14, 2.16 and 10.01 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, effective on and as of the Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex B hereto; provided that the amendment set forth therein to “Consolidated EBITDA” and Section 1.08(c) shall be deemed to become effective immediately after the effectiveness of the Term B Loan Extension and Term B Loan Increase.

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Effective Date”) when each of the following conditions shall have been satisfied (it being understood, for the avoidance of doubt, that the amendments to effect the Term B Loan Extension shall become effective upon satisfaction of all the following conditions applicable thereto (the “Extension Effective Time”) and the amendments to effect the Term B Loan Increase shall become effective upon satisfaction of all of the following conditions applicable thereto (the “Incremental Effective Time”)):

(a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment signed by (i) the Parent Borrower, the Guarantors, the Administrative Agent, and (ii) (A) in the case of the Term B Loan Extension, the Extended Maturity Term B-1 Dollar

Lenders and the Extended Maturity Term B-1 Euro Lenders, (B) in the case of the Term B Loan Increase, the Incremental Term B-1 Euro Lenders and (C) in the case of the amendments of the Existing Credit Agreement made pursuant to Section 10.01, the Required Lenders.

(b) The Administrative Agent shall have received (x) the legal opinion of Ropes & Gray LLP, counsel to the Loan Parties and (y) the legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., North Carolina counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) copies of each Organization Document for the Parent Borrower and each Guarantor, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of the Parent Borrower and each Guarantor executing this Amendment; (iii) resolutions of the Board of Directors or similar governing body of the the Parent Borrower and each Guarantor approving and authorizing the execution, delivery and performance of this Amendment and certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (iv) if available, a good standing certificate from the applicable Governmental Authority of the Parent Borrower’s and each Guarantor’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Effective Date.

(d) The Administrative Agent and the Amendment No. 1 Lead Arrangers shall have been paid all fees payable to the Administrative Agent and the Amendment No. 1 Lead Arrangers, respectively, on the Effective Date and, to the extent invoiced at least three (3) Business Days prior to the Effective Date (or as otherwise reasonably agreed by the Parent Borrower), out-of-pocket expenses required to be paid by the Parent Borrower in connection with this Amendment, including the Attorney Costs of Cahill Gordon & Reindel LLP, in accordance with Section 10.04 of the Existing Credit Agreement.

(e) The Administrative Agent shall have received an officer’s certificate with respect to the Parent Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent as to satisfaction of the conditions set forth in clauses (n) and (o) of this Section 5.

(f) The Administrative Agent shall have received a Note executed by the Parent Borrower in favor of each Extended Maturity Term B-1 Lender and Incremental Term B-1 Euro Lender requesting a Note, if any.

(g) [Reserved.]

(h) The Administrative Agent shall have received a notice of prepayment pursuant to Section 2.05(a)(i) of the Existing Credit Agreement with respect to the Non-Extending Term B Dollar Loans and Non-Extending Term B Euro Loans, in accordance with the terms of the Existing Credit Agreement.

(i) Each of the Non-Extending Term B Dollar Loan Prepayment and the Non-Extending Term B Euro Loan Prepayment shall have occurred at or substantially concurrently with the Extension Effective Time and the Incremental Effective Time.

(j) The Administrative Agent shall have received a Committed Loan Notice with respect to the Incremental Term B-1 Euro Loans no later than 12:00 p.m. on the Business Day that is three (3) Business Days prior to the Effective Date.

(k) The Administrative Agent shall have received a Solvency Certificate from a Responsible Officer of the Parent Borrower in substantially the form attached hereto as Annex C.

(l) The Administrative Agent shall have received the results of searches of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Parent Borrower and each Guarantor in the state of formation of such Person, together with copies of the financing statements (or similar documents) disclosed by such search.

(m) At least three (3) Business Days prior to the Effective Date, the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested in writing at least ten (10) Business Days prior to the Effective Date.

(n) The representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and in each other Credit Document shall be true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(o) Immediately after giving effect to this Amendment and the making of the Incremental Term B-1 Euro Loans on the Effective Date as contemplated by this Amendment, no Default or Event of Default exists.

SECTION 6. Representations and Warranties. The Loan Parties represent and warrant as follows as of the date hereof:

(a) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or other organizational action on the part of the Parent Borrower and the Guarantors. The execution, delivery and performance by the Loan Parties of this Amendment will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) result in the creation of any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Existing Credit Agreement), or (iii) violate any applicable Law except with respect to any breach, contravention or violation referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) this Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legally valid and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing; and

(c) the representations and warranties of the Parent Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Credit Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects (after giving effect to any qualification therein) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects (after giving effect to any qualification therein)) as of such earlier date).

SECTION 7. Effect on the Existing Credit Agreement and the Credit Documents.

(a) On and after the Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment. Each of the Collateral Documents, as specifically amended by this Amendment, and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Credit Documents, in each case, as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Credit Document.

(c) This Amendment shall not constitute a novation of the Existing Credit Agreement or of any other Credit Document.

SECTION 8. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Existing Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document prior to the Effective Date, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including, without limitation, the Term B-1 Dollar Loans, the Term B-1 Euro Loans and the Incremental Term B-1 Euro Loans), whether heretofore or hereafter incurred; or

(b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Severability. In case any provision in or obligation of this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 11. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and permitted assigns.

SECTION 12. Governing Law; Jurisdiction. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. For the avoidance of doubt, Section 10.15 of the Existing Credit Agreement shall apply to this Amendment.

SECTION 13. Lender Signatures. Each Lender that executes a counterpart to this Amendment shall be deemed to have irrevocably approved this Amendment (and such approval shall be binding upon Lender’s successors and assigns). Each Lender agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Parent Borrower, the Administrative Agent and the Amendment No. 1 Lead Arrangers.

SECTION 14. Reaffirmation. The Parent Borrower and each Guarantor hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof on behalf of themselves and each other Loan Party, (i) the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under each Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

QUINTILES IMS INCORPORATED, as the Parent Borrower

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	President

[Signature Page to Amendment No. 1]

QUINTILES IMS HOLDINGS, INC., as a Guarantor

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1]

APPATURE INC., as a Guarantor
ARSENAL HOLDING COMPANY, as a Guarantor
ARSENAL HOLDING (II) COMPANY, as a Guarantor
BENEFIT HOLDING, INC., as a Guarantor
ENCORE HEALTH RESOURCES, LLC, as a Guarantor
ENTERPRISE ASSOCIATES L.L.C., as a Guarantor
DATA NICHE ASSOCIATES, INC., as a Guarantor IMS CHINAMETRIK INCORPORATED, as a Guarantor IMS CONTRACTING & COMPLIANCE, INC., as a Guarantor
IMS HEALTH FINANCE, INC., as a Guarantor
IMS HEALTH HOLDING CORPORATION, as a Guarantor
IMS HEALTH INDIA HOLDING CORPORATION, as a Guarantor
IMS HEALTH INVESTING CORPORATION, as a Guarantor
IMS HEALTH INVESTMENTS, INC., as a Guarantor
IMS HEALTH PURCHASING, INC., as a Guarantor
IMS HEALTH TRADING CORPORATION, as a Guarantor IMS HEALTH TRANSPORTATION SERVICES CORPORATION, as a Guarantor
IMS HOLDING INC., as a Guarantor
IMS SERVICES, LLC, as a Guarantor IMS SOFTWARE SERVICES LTD., as a Guarantor
IMS TRADING MANAGEMENT, INC., as a Guarantor INNOVEX MERGER CORP., as a Guarantor INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD., as a Guarantor
MARKET RESEARCH MANAGEMENT, INC., as a Guarantor
MED-VANTAGE, INC., as a Guarantor
QUINTILES BT, INC., as a Guarantor
QUINTILES FEDERATED SERVICES, INC., as a Guarantor QUINTILES PHARMA SERVICES CORP., as a Guarantor
RX INDIA, LLC, as a Guarantor
THE AMUNDSEN GROUP, INC., as a Guarantor
VALUEMEDICS RESEARCH, LLC, as a Guarantor
BUZZEOPDMA LLC, as a Guarantor

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President

[Signature Page to Amendment No. 1]

EA INSTITUTE, L.L.C., as a Guarantor

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Manager

iGUARD, INC., as a Guarantor
QUINTILES COMMERCIAL US, INC., as a Guarantor QUINTILES CONSULTING, INC., as a Guarantor QUINTILES, INC., as a Guarantor

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Vice President and Secretary

NOVELLA CLINICAL LLC, as a Guarantor OUTCOME SCIENCES, LLC, as a Guarantor QUINTILES BIOSCIENCES HOLDINGS, LLC, as a Guarantor
QUINTILES MEDICAL COMMUNICATIONS & CONSULTING, INC., as a Guarantor
QUINTILES MEDICAL EDUCATION, INC., as a Guarantor

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Secretary

QUINTILES LATIN AMERICA, LLC, as a Guarantor QUINTILES PHASE ONE SERVICES, LLC, as a Guarantor

By:	Quintiles, Inc., its sole member

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 1]

TARGETED MOLECULAR DIAGNOSTICS, LLC, as a Guarantor

By:	Quintiles, Inc., its manager

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Vice President and Secretary

QUINTILES MARKET INTELLIGENCE, LLC, as a Guarantor

By:	Quintiles Consulting, Inc., its sole member

By:	/s/ James H. Erlinger III
	Name:	James H. Erlinger III
	Title:	Vice President and Secretary

QUINTILES TRANSFER, L.L.C., as a Guarantor

By:	Quintiles Pharma Services Corp., its sole member

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President

COORDINATED MANAGEMENT HOLDINGS, L.L.C., as a Guarantor
COORDINATED MANAGEMENT SYSTEMS, INC., as a Guarantor
SPARTAN LEASING CORPORATION, as a Guarantor

By:	/s/ Harvey A. Ashman
Name:	Harvey A. Ashman
Title:	Assistant Secretary

[Signature Page to Amendment No. 1]

QUINTILES ASIA, INC., as a Guarantor
QUINTILES PHARMA, INC., as a Guarantor

By:	/s/ R. David Andrews
Name:	R. David Andrews
Title:	Vice President and Treasurer

VCG&A, INC., as a Guarantor
VCG-BIO, INC., as a Guarantor

By:	/s/ R. David Andrews
Name:	R. David Andrews
Title:	Vice President

IMS GOVERNMENT SOLUTIONS, INC., as a Guarantor

By:	/s/ Michael A. Knolker
Name:	Michael A. Knolker
Title:	Vice President

IMS HEALTH LICENSING ASSOCIATES, L.L.C., as a Guarantor

By:	/s/ Michael A. Knolker
Name:	Michael A. Knolker
Title:	Responsible Officer

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
	Name:	Joan Mok
	Title:	Vice President

Consented to by:

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Director

[Signature Page to Amendment No. 1]

ANNEX A

LENDER ADDENDUM

By executing this signature page:

(i) as an Extended Maturity Term B-1 Dollar Lender and/or an Extended Maturity Term B-1 Euro Lender, the undersigned institution unconditionally and irrevocably agrees (A) whether or not the Term B Loan Increase occurs and with respect to all outstanding Loans and Commitments held by such Lender as of the Consent Effective Date (as defined below), to the terms of the Amendment and (B) on the terms and subject to the conditions set forth in the Amendment, to reclassify all of the outstanding Term B Dollar Loans and Term B Euro Loans held by it on the Consent Effective Date as Term B-1 Dollar Loans and Term B-1 Euro Loans, respectively; and/or

(ii) as an Incremental Term B-1 Euro Lender, the undersigned institution unconditionally and irrevocably agrees (A) on the terms and subject to the conditions set forth in the Amendment, to fund Incremental Term B-1 Euro Loans in an aggregate principal amount equal to its Incremental Term B-1 Euro Commitment as reflected opposite its name on Schedule I hereto, and (B) immediately after giving effect to its Incremental Term B-1 Euro Commitment at the Incremental Effective Time, with respect to all outstanding Loans and Commitments held by such Lender on the Consent Effective Date and its Incremental Term B-1 Euro Commitment, to the terms of the Amendment.

Each Lender that executes this signature page hereby consents to the amendments set forth in the Amendment made pursuant to Section 10.01 of the Credit Agreement.

The date on which a Lender or Additional Lender executes this signature page is referred to as the “Consent Effective Date” with respect to such Lender or Additional Lender.

A-1

Name of Lender:

Executing as an

☐	Extended Maturity Term B-1 Dollar Lender

☐	Extended Maturity Term B-1 Euro Lender
(please check all that apply)

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Executing as an Incremental Term B-1 Euro Lender:

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

[Lender signature pages on file with the Administrative Agent]

A-2

Schedule I

to Lender Addendum

Name of Lender	Incremental Term B-1 Euro Commitment

Name of Lender	Term B-1 Dollar Commitment	Term B-1 Euro Commitment	Term B-1 Euro Commitment (in Dollar Equivalents)[1]

[1]	Term B-1 Euro Commitments (in Dollar Equivalents) are based on the conversion rate of $[●] to € 1.0000, as of March 7, 2017.

Total Commitments

Lender	Incremental Term B-1 Euro Commitment
JPMorgan Chase Bank, N.A.	€558,564,579.59

ANNEX B

FORM OF FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

(CONFORMED FOR AMENDMENT NO. 1)

Conformed for Amendment No. 1

~~Published Deal CUSIP NUMBER: 44969CAX8~~

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of October 3, 2016

among

IMS HEALTH INCORPORATED,

as the Parent Borrower,

which on the Fourth Restatement Effective Date shall be

the surviving corporation of a merger with Quintiles Transnational Corp.

and renamed Quintiles IMS Incorporated in connection therewith

IMS AG,

as a Borrower,

IMS JAPAN K.K.,

as a Borrower,

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, LLC,

which on the Fourth Restatement Effective Date shall be merged with and into

QUINTILES IMS HOLDINGS, INC.,

with Quintiles IMS Holdings, Inc. surviving such merger as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC, HSBC SECURITIES (USA) INC. and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Lead Bookrunners.

PNC BANK, NATIONAL ASSOCIATION,

CITIGROUP GLOBAL MARKETS INC., FIFTH THIRD BANK,

MIZUHO BANK, LTD., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

SUNTRUST BANK, TD BANK, N.A., BNP PARIBAS, COMPASS BANK,

THE HUNTINGTON NATIONAL BANK,

THE NORTHERN TRUST COMPANY, and AMALGAMATED BANK,

as Co-Documentation Agents

Table of Contents

Page

ARTICLE I. Definitions and Accounting Terms	2
SECTION 1.01. Defined Terms.	2
SECTION 1.02. Other Interpretive Provisions.	~~72~~71
SECTION 1.03. Accounting Terms.	~~72~~72
SECTION 1.04. Rounding.	~~72~~72
SECTION 1.05. References to Agreements, Laws, Etc.	~~72~~72
SECTION 1.06. Times of Day.	~~72~~72
SECTION 1.07. Timing of Payment of Performance.	~~73~~72
SECTION 1.08. Pro Forma and Other Calculations.	~~73~~72
SECTION 1.09. Currency Generally.	~~75~~75
SECTION 1.10. Letters of Credit.	~~77~~77
SECTION 1.11. Effect of Fourth Restatement.	~~77~~77
ARTICLE II. The Commitments and Borrowings	~~78~~78
SECTION 2.01. The Loans.	~~78~~78
SECTION 2.02. Borrowings, Conversions and Continuations of Loans.	~~80~~79
SECTION 2.03. Letters of Credit.	~~82~~81
SECTION 2.04. Swing Line Loans.	~~90~~90
SECTION 2.05. Prepayments.	~~93~~93
SECTION 2.06. Termination or Reduction of Commitments.	~~103~~103
SECTION 2.07. Repayment of Loans.	~~104~~104
SECTION 2.08. Interest.	~~104~~104
SECTION 2.09. Fees.	~~106~~106
SECTION 2.10. Computation of Interest and Fees.	~~107~~107
SECTION 2.11. Evidence of Indebtedness.	~~107~~107
SECTION 2.12. Payments Generally.	~~108~~107
SECTION 2.13. Sharing of Payments, Etc.	~~109~~109
SECTION 2.14. Incremental Borrowings.	~~110~~109
SECTION 2.15. Refinancing Amendments.	~~114~~114
SECTION 2.16. Extensions of Loans.	~~115~~115
SECTION 2.17. Defaulting Lenders.	~~118~~118
ARTICLE III. Taxes, Increased Costs Protection and Illegality	~~120~~119
SECTION 3.01. Taxes.	~~120~~119
SECTION 3.02. Illegality or Impracticability of Eurocurrency Rate Loans.	~~124~~123

SECTION 3.03. Inability to Determine Rates.	~~125~~124
SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.	~~125~~124
SECTION 3.05. Funding Losses.	~~126~~125
SECTION 3.06. Matters Applicable to All Requests for Compensation.	~~126~~126
SECTION 3.07. Replacement of Lenders under Certain Circumstances.	~~127~~126
SECTION 3.08. Survival.	~~128~~128
ARTICLE IV. Conditions Precedent to Credit Extensions	~~129~~128
SECTION 4.01. Fourth Restatement Effective Date.	~~129~~128
SECTION 4.02. Conditions to All Credit Extensions.	~~129~~128
ARTICLE V. Representations and Warranties	~~129~~129
SECTION 5.01. Existence, Qualification and Power; Compliance with Laws.	~~129~~129
SECTION 5.02. Authorization; No Contravention.	~~130~~129
SECTION 5.03. Governmental Authorization.	~~130~~129
SECTION 5.04. Binding Effect.	~~130~~129
SECTION 5.05. Financial Statements; No Material Adverse Effect.	~~130~~129
SECTION 5.06. Litigation.	~~131~~130
SECTION 5.07. Labor Matters.	~~131~~130
SECTION 5.08. Ownership of Property; Liens.	~~131~~130
SECTION 5.09. Environmental Matters.	~~131~~130
SECTION 5.10. Taxes.	~~131~~130
SECTION 5.11. ERISA Compliance.	~~131~~130
SECTION 5.12. Subsidiaries.	~~132~~131
SECTION 5.13. Margin Regulations; Investment Company Act.	~~132~~131
SECTION 5.14. Disclosure.	~~132~~131
SECTION 5.15. Intellectual Property; Licenses, Etc.	~~132~~131
SECTION 5.16. Solvency.	~~132~~132
SECTION 5.17. Subordination of Subordinated Financing.	~~132~~132
SECTION 5.18. USA PATRIOT Act and OFAC.	~~133~~132
SECTION 5.19. Collateral Documents.	~~133~~132
ARTICLE VI. Affirmative Covenants	~~133~~133
SECTION 6.01. Financial Statements.	~~134~~133
SECTION 6.02. Certificates; Other Information.	~~135~~134
SECTION 6.03. Notices.	~~136~~135
SECTION 6.04. Payment of Taxes.	~~136~~135
SECTION 6.05. Preservation of Existence, Etc.	~~136~~135
SECTION 6.06. Maintenance of Properties.	~~136~~136

SECTION 6.07. Maintenance of Insurance.	~~137~~136
SECTION 6.08. Compliance with Laws.	~~137~~136
SECTION 6.09. Books and Records.	~~137~~136
SECTION 6.10. Inspection Rights.	~~137~~136
SECTION 6.11. Covenant to Guarantee Obligations and Give Security.	~~138~~137
SECTION 6.12. Compliance with Environmental Laws.	~~139~~138
SECTION 6.13. Further Assurances.	~~139~~138
SECTION 6.14. Designation of Subsidiaries.	~~141~~140
SECTION 6.15. Maintenance of Ratings.	~~141~~140
SECTION 6.16. Use of Proceeds.	~~141~~140
SECTION 6.17. Swiss Withholding Tax Rules.	~~141~~140
ARTICLE VII. Negative Covenants	~~141~~140
SECTION 7.01. Liens.	~~141~~140
SECTION 7.02. [Reserved].	~~145~~145
SECTION 7.03. Indebtedness, Disqualified Equity Interests and Preferred Stock.	~~145~~145
SECTION 7.04. Fundamental Changes.	~~150~~149
SECTION 7.05. Dispositions.	~~151~~150
SECTION 7.06. Restricted Payments.	~~153~~152
SECTION 7.07. Change in Nature of Business.	~~160~~159
SECTION 7.08. Transactions with Affiliates.	~~160~~159
SECTION 7.09. Burdensome Agreements.	~~162~~161
SECTION 7.10. [Reserved].	~~163~~162
SECTION 7.11. Change in Fiscal Year.	~~163~~162
SECTION 7.12. Modification of Terms of Junior Financing.	~~163~~162
SECTION 7.13. Financial Covenants.	~~163~~162
SECTION 7.14. Holdings.	~~164~~163
ARTICLE VIII. Events of Default and Remedies	~~164~~163
SECTION 8.01. Events of Default.	~~164~~163
SECTION 8.02. Remedies upon Event of Default.	~~166~~165
SECTION 8.03. Application of Funds.	~~166~~165
SECTION 8.04. Parent Borrower’s Right to Cure.	~~167~~166
ARTICLE IX. Administrative Agent and Other Agents	~~168~~167
SECTION 9.01. Appointment and Authority.	~~168~~167
SECTION 9.02. Rights as a Lender.	~~169~~168
SECTION 9.03. Exculpatory Provisions.	~~169~~168
SECTION 9.04. Reliance by the Administrative Agent.	~~170~~168

SECTION 9.05. Delegation of Duties.	~~170~~169
SECTION 9.06. Resignation of the Administrative Agent.	~~170~~169
SECTION 9.07. Non-Reliance on the Administrative Agent and Other Lenders.	~~171~~170
SECTION 9.08. No Other Duties, Etc.	~~171~~170
SECTION 9.09. The Administrative Agent May File Proofs of Claim.	~~171~~170
SECTION 9.10. Collateral and Guaranty Matters.	~~172~~170
SECTION 9.11. Secured Cash Management Agreements and Secured Hedge Agreements.	~~172~~171
SECTION 9.12. Withholding Tax Indemnity.	~~172~~171
SECTION 9.13. Lenders’ Representation, Warranties and Acknowledgement.	~~173~~172
ARTICLE X. Miscellaneous	~~173~~172
SECTION 10.01. Amendments, Etc.	~~173~~172
SECTION 10.02. Notices and Other Communications; Facsimile Copies.	~~177~~176
SECTION 10.03. No Waiver; Cumulative Remedies.	~~178~~177
SECTION 10.04. Attorney Costs and Expenses.	~~179~~178
SECTION 10.05. Indemnification by the Borrowers.	~~179~~178
SECTION 10.06. Marshaling; Payments Set Aside.	~~181~~179
SECTION 10.07. Successors and Assigns.	~~181~~180
SECTION 10.08. Confidentiality.	~~188~~187
SECTION 10.09. Setoff.	~~189~~187
SECTION 10.10. Interest Rate Limitation.	~~189~~188
SECTION 10.11. Counterparts; Integration; Effectiveness.	~~190~~188
SECTION 10.12. Electronic Execution of Assignments and Certain Other Documents.	~~190~~188
SECTION 10.13. Survival of Representations and Warranties.	~~190~~188
SECTION 10.14. Severability.	~~190~~189
SECTION 10.15. GOVERNING LAW, SERVICE OF PROCESS.	~~190~~189
SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY.	~~191~~189
SECTION 10.17. Binding Effect.	~~191~~190
SECTION 10.18. [Reserved].	~~191~~190
SECTION 10.19. [Reserved].	~~191~~190
SECTION 10.20. Use of Name, Logo, Etc.	~~191~~190
SECTION 10.21. USA PATRIOT Act Notice.	~~191~~190
SECTION 10.22. Service of Process.	~~192~~190
SECTION 10.23. No Advisory or Fiduciary Responsibility.	~~192~~190
SECTION 10.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~192~~191

APPENDICES

A	Revolving Commitments

SCHEDULES

I	Guarantors
II	Swiss Guarantors
1.1A	Foreign Collateral Documents
1.1B	Permitted Investments
5.01	Compliance with Laws
5.06	Litigation
5.08	Ownership of Property
5.12	Subsidiaries
6.14	Unrestricted Subsidiaries
7.01	Liens
7.03	Indebtedness
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	U.S. Revolving Credit Note
C-3	Japanese Revolving Credit Note
C-4	Swiss/Multicurrency Revolving Credit Note
C-5	Swing Line Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Notice of Affiliate Assignment
E-3	Affiliated Lender Assignment and Assumption
F-1	U.S. Guaranty
F-2	Swiss Guaranty
G	Security Agreement
H	Certificate re Non-Bank Status
I-1	Global Intercompany Note
I-2	Japanese Intercompany Note
I-3	Swiss Intercompany Note
J	Solvency Certificate
K	Discount Range Prepayment Notice
L	Discount Range Prepayment Offer
M	Solicited Discounted Prepayment Notice
N	Acceptance and Prepayment Notice
O	Specified Discount Prepayment Notice
P	Solicited Discounted Prepayment Offer
Q	Specified Discount Prepayment Response
R	Letter of Credit Report
S	Second Lien Intercreditor Agreement
T	First Lien Intercreditor Agreement

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 3, 2016, among IMS HEALTH INCORPORATED, a Delaware corporation (which on the Fourth Restatement Effective Date shall be the surviving corporation in a merger with Quintiles Transnational Corp. and renamed Quintiles IMS Incorporated in connection therewith) (the “Parent Borrower”), HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (which on the Fourth Restatement Effective Date shall be merged with and into QUINTILES IMS HOLDINGS, INC., a Delaware corporation, with Quintiles IMS Holdings, Inc. surviving such merger as Holdings), IMS AG, a Swiss corporation and a subsidiary of the Parent Borrower (the “Swiss Subsidiary Borrower”), IMS JAPAN K.K., a Japanese stock corporation (kabushiki kaisha) and a subsidiary of the Parent Borrower (the “Japanese Subsidiary Borrower” and together with the Parent Borrower and the Swiss Subsidiary Borrower, each a “Borrower” and collectively, the “Borrowers”), BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Credit Documents, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, capitalized terms used in these preliminary statements shall have the respective meanings set forth for such terms in Section 1.01;

WHEREAS, the Borrowers and Holdings were party to that certain Credit and Guaranty Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time prior to March 16, 2011, the “Original Credit Agreement”), with the lenders party thereto from time to time (the “Original Lenders”) and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and issuing bank and the other agents party thereto, pursuant to which the Original Lenders extended or committed to extend certain credit facilities to Borrowers;

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the lenders party thereto entered into the First Amendment, dated as of March 16, 2011 under which the Original Credit Agreement was amended and restated (as amended, supplemented or otherwise modified from time to time prior to October 24, 2012, the “Amended and Restated Credit Agreement”);

WHEREAS, pursuant to that Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of October 24, 2012, among the Borrowers, the Administrative Agent and the Lenders party thereto, the Amended and Restated Credit Agreement was amended and restated (as amended, supplemented or otherwise modified from time to time prior to the Effective Date, the “Second Amended and Restated Credit Agreement”);

WHEREAS, pursuant to that Amendment No. 2 to the Second Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2014 (the “Amendment”), among the Borrowers, the Administrative Agent and the Lenders party thereto, the Second Amended and Restated Credit Agreement was amended and restated (as amended, supplemented or otherwise modified from time to time prior to the Fourth Restatement Effective Date, including by Amendment No. 1 and Amendment No. ~~2,~~2 (each as defined in the Third Amended and Restated Credit Agreement), the “Third Amended and Restated Credit Agreement”);

WHEREAS, pursuant to that Amendment No. 3 to the Third Amended and Restated Credit Agreement among the Borrowers, the Administrative Agent and the Lenders party thereto and upon the satisfaction of the conditions set forth therein, the Third Amended and Restated Credit Agreement is being amended and restated in the form of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and the agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Parent Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit N.

“Acceptance Date” has the meaning specified in Section 2.05(a)(v)(D)(2).

“Acquired Indebtedness” means, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of the Parent Borrower pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated November 5, 2009, among the Parent Borrower, Healthcare Technology Holdings, Inc. and Healthcare Technology Acquisition, Inc., together with all exhibits, schedules, documents, agreements, and instruments executed and delivered in connection therewith, as the same may be amended, or modified in accordance with the terms and provisions thereof.

“Additional Lender” has the meaning specified in Section 2.14(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide (a) any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.15 or (b) Replacement Term Loans pursuant to the third-to-last paragraph of Section 10.01, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Refinancing Lender and in the case of Other Revolving Credit Commitments with respect to the applicable Revolving Credit Facility, the applicable Swing Line Lender and applicable L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender.

~~“Additional Term B Dollar Commitment” means, with respect to an Additional Term B Dollar Lender, the commitment of such Additional Term B Dollar Lender to have made an Additional Term B Dollar Loan on the Effective Date, in the amount set forth on the joinder agreement of such Additional Term B Dollar Lender to the Amendment.~~

~~“Additional Term B Dollar Lender” means a Person with an Additional Term B Dollar Commitment to make Additional Term B Dollar Loans to the Parent Borrower on the Effective Date, which for the avoidance of doubt may be an existing Term Lender.~~

~~“Additional Term B Dollar Loan” means a Loan that was made pursuant to Section 2.01(b)(iii) of the Third Amended and Restated Credit Agreement.~~

~~“Additional Term B Euro Commitment” means, with respect to an Additional Term B Euro Lender, the commitment of such Additional Term B Euro Lender to have made an Additional Term B Euro Loan on the Effective Date, in the amount set forth on the joinder agreement of such Additional Term B Euro Lender to the Amendment.~~

~~“Additional Term B Euro Lender” means a Person with an Additional Term B Euro Commitment to make Additional Term B Euro Loans to the Parent Borrower on the Effective Date, which for the avoidance of doubt may be an existing Term Lender.~~

~~“Additional Term B Euro Loan” means a Loan that was made pursuant to Section 2.01(b)(iv) of the Third Amended and Restated Credit Agreement.~~

“Administrative Agent” has the meaning specified in the introductory paragraph of this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address (which may include one or more separate offices with respect to Foreign Currencies) and, as appropriate, account as specified on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent or any other form approved by the Administrative Agent.

“Affected Lender” has the meaning specified in Section 3.02.

“Affected Loans” has the meaning specified in Section 3.02.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents or their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Parent Borrower or any of their respective Subsidiaries.

“Affiliated Lender” means, at any time, any Lender that is (i) a Sponsor and (ii) any Non-Debt Fund Affiliate of any Sponsor, but in any event excluding (x) Holdings, the Parent Borrower or any of the Parent Borrower’s Subsidiaries and (y) any Debt Fund Affiliate.

“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 10.07(h)(vi).

“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iv).

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, each Co-Documentation Agent, each Bookrunner and the Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Fourth Amended and Restated Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate or Base Rate floor (in the case of any Incremental Term B Commitments solely to the extent greater than 1.00% or 2.00%, respectively or, in the case of an Incremental Revolving Credit Commitment or an Incremental Term A Commitment, to the extent the operation of such floor would increase the yield on drawn amounts on the proposed date of incurrence thereof), or otherwise, in each case, incurred or payable by the applicable Borrowers generally to all the lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include ticking fees or unused line fees accruing prior to the funding of such Indebtedness, amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and similar fees (regardless of whether paid in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness.

“Amended and Restated Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Amendment” has the meaning specified in the preliminary statements hereto.

“Amendment No. 1” means ~~Incremental~~ Amendment No. 1 to ~~the Third Amended and Restated Credit~~this Agreement, dated as of ~~May 11, 2015.~~March 7, 2017.

“Amendment No. ~~2~~1 Effective Date” means ~~Incremental~~March 7, 2017, the date of effectiveness of Amendment No. ~~2 to the Third Amended and Restated Credit Agreement dated as of January 15, 2016.~~1.

“Amendment No. 3” means Amendment No. 3 to the Third Amended and Restated Credit Agreement dated as of October 3, 2016.

~~“Amendment No. 1 Effective Date” means May 11, 2015, the date of effectiveness of Amendment No. 1.~~

~~“Amendment No. 2 Effective Date” means January 15, 2016, the date of effectiveness of Amendment No. 2.~~

“Annual Financial Statements” means the (i) audited consolidated balance sheets of IMS Health Holdings as of December 31, 2013 and 2012, and the related consolidated statements of income, statements of stockholders’ equity and cash flows for IMS Health Holdings for the fiscal years then ended and (ii) the audited consolidated balance sheets of the Parent Borrower as of December 31, 2012 and 2011, and the related consolidated statements of income, statements of stockholders’ equity and cash flows for the Parent Borrower for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(a)(v)(C)(2).

“Applicable Disposition Percentage” means, on any date, (a) 100% if the Senior Secured First Lien Net Leverage Ratio as of the last day of the most recent Test Period is greater than 2.00 to 1.00 and (b) 50% if the Senior Secured First Lien Net Leverage Ratio as of the last day of the most recent Test Period is equal to or less than 2.00 to 1.00.

“Applicable ECF Percentage” means, for any fiscal year, (a) 50% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 3.50 to 1.00, (b) 25% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00 and (c) 0% if the Senior Secured First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00 to 1.00.

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term B-1 Dollar Loans, (i) for Eurocurrency Rate Loans, ~~2.50~~2.00% and (ii) for Base Rate Loans, ~~1.50~~1.00%;

(b) with respect to Term B-1 Euro Loans, ~~2.75~~2.00%;

(c) with respect to Revolving Credit Loans, unused Revolving Credit Commitments and Term A Loans, (i) from the Fourth Restatement Effective Date until the first Business Day following delivery of financial statements for the first fiscal quarter ending after the Fourth Restatement Effective Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 2.00%, (B) for Base Rate Loans, 1.00%, and (C) for unused commitment fees payable pursuant to Section 2.09(a), 0.30%, and (ii) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Total Net Leverage Ratio	Eurocurrency Rate	Base Rate	Commitment Fee Rate
1	> 5.0 to 1.0	2.50%	1.50%	0.40%
2	≤ 5.0 to 1.0 and > 4.0 to 1.0	2.25%	1.25%	0.35%
3	≤ 4.0 to 1.0 and > 3.0 to 1.0	2.00%	1.00%	0.30%
4	≤ 3.0 to 1.0	1.75%	0.75%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that “Pricing Level 1” in clause (c) above shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Facility Lenders under the applicable Facility, as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Applicable Refinanced Debt” has the meaning specified in the definition of “Refinancing Indebtedness.”

“Applicable Revolving Credit Lenders” has the meaning specified in Section 2.14(g).

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as reasonably determined by the Administrative Agent or L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuers and (ii) the relevant U.S. Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the relevant U.S. Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignee” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Parent Borrower nor any of its Affiliates may act as the Auction Agent.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association, acting in its individual capacity, and its successors and assigns.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the one-month Eurocurrency Rate, plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day); provided that the Base Rate with respect to Term B-1 Dollar Loans that bear interest based on the Base Rate will be deemed not to be less than 2.00% per annum. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Big Boy Letter” means a letter from a Lender either (x) acknowledging that (1) an Affiliated Lender may have information regarding the Parent Borrower and its Subsidiaries, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to an Affiliated Lender pursuant to Section 10.07(h) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such Affiliated Lender, Holdings, the Parent Borrower and its Subsidiaries with respect to the nondisclosure of the Excluded Information; or (y) otherwise in form and substance reasonably satisfactory to such Affiliated Lender and assigning Lender.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Parent Borrower.

“Bookrunner” means (a) with respect to the Third Amended and Restated Agreement, each of Bank of America, N.A., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead bookrunner under the Third Amended and Restated Credit Agreement and (b) with respect to this Agreement, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. (or its designated affiliate), Bank of America, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC each in its capacity as a joint lead bookrunner under this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Broker-Dealer Subsidiary” means any Subsidiary of the Parent Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York or the jurisdiction where the Administrative Agent’s Office is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such date that is also a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to (i) any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, or (ii) any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day that is also a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” means Canadian dollars, the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent Borrower and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Effective Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the Effective Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Parent Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Bank of America (or any successor the Administrative Agent or another commercial bank selected by the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(a) Dollars;

(b) (1) Euros, Yen, Canadian Dollars, Sterling, Swiss Francs or any national currency of any Participating Member State of the EMU;

(2) in the case of any Foreign Subsidiary that is a Restricted Subsidiary or any jurisdiction in which the Parent Borrower or any of its Restricted Subsidiaries conducts business, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(c) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) and in each case maturing within 24 months after the date of acquisition;

(g) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower);

(h) readily marketable direct obligations issued by (i) any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof or (ii) any foreign government or any political subdivision or public instrumentality thereof; provided, that each such readily marketable direct obligations shall have an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower); and

(j) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) (other than clause (h)(ii) above) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (j) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those specified in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clause (a) or (b) above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or Agent or an Affiliate of a Lender or Agent, or was a Lender or Agent or an Affiliate of a Lender or Agent on the Original Closing Date or at the time it initially provides any Cash Management Services under a Secured Cash Management Agreement, whether or not such Person subsequently ceases to be a Lender or Agent or an Affiliate of a Lender or Agent.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit H.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, for the purposes of this Agreement, be deemed to be adopted subsequent to the date of this Agreement; provided that it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

“Change of Control” means the earliest to occur after the Fourth Restatement Effective Date of:

(a) (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Borrower and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of the Parent Borrower beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; unless (x) the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of Holdings or the Parent Borrower or (y) Holdings or the Parent Borrower shall become the wholly owned Subsidiary of a Parent Company; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to any of the Senior Notes, any of the Senior Notes Indentures, any indenture governing notes constituting Refinancing Indebtedness in respect of any of the Senior Notes or any Credit Agreement Refinancing Indebtedness (or any Refinancing Indebtedness in respect thereof) with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) the Parent Borrower ceases to be a direct wholly owned Subsidiary of Holdings other than in connection with the Parent Company Restructuring.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term A Dollar Commitments, Term A Euro Commitments, ~~Additional~~ Term B-1 Dollar Commitments, Incremental Term B ~~Dollar Commitments, Additional Term B~~-1 Euro Commitments, Term B-1 Euro Commitments, U.S. Revolving Credit Commitments, Japanese Revolving Credit Commitments, Swiss/Multicurrency Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Credit Commitments, Incremental Term Commitments, Replacement Term Loan Commitments or Commitments in respect of a Class of Loans to be made pursuant to a given Extension Series or Other Term Loan Commitments of a given Refinancing Series, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term A Dollar Loans, Term A Euro Loans, Term B-1 Dollar Loans, Term B-1 Euro Loans, U.S. Revolving Credit Loans, Japanese Revolving Credit Loans, Swiss/Multicurrency Revolving Credit Loans, Incremental Term Loans, Incremental Revolving Credit Loans, Other Revolving Credit Loans, Replacement Term Loans, Extended Term Loans, Loans made pursuant to Extended Revolving Credit Commitments or Other Term Loans made pursuant to a given Refinancing Series, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means PNC Bank, National Association, Citigroup Global Markets Inc., Fifth Third Bank, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., SunTrust Bank, TD Bank, N.A., BNP Paribas, Compass Bank, The Huntington National Bank, The Northern Trust Company and Amalgamated Bank, each in its capacity as Co-Documentation Agent under this Agreement.

“Collateral” means all the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” (or equivalent term) pledged pursuant to any other Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Fourth Restatement Effective Date pursuant to Section 4.01 or pursuant to the Collateral Documents, Section 6.11 or Section 6.13 at such time as is designated therein, duly executed by each Loan Party thereto;

(b) (i) all Obligations shall have been unconditionally guaranteed by Holdings, each direct wholly owned Material Domestic Subsidiary of the Parent Borrower that is not an Excluded Subsidiary, including those that are listed on Schedule I hereto (each, a “Guarantor”), (ii) all Obligations of the Swiss Subsidiary Borrower shall have been unconditionally guaranteed by each Material Swiss Subsidiary that is not an Excluded Subsidiary, including those that are listed on Schedule II hereto (each, a “Swiss Guarantor”) and (iii) all Obligations of the Japanese Subsidiary Borrower and the Swiss Subsidiary Borrower shall have been unconditionally guaranteed by the Parent Borrower;

(c) the Obligations and the U.S. Guaranty shall have been secured by a first-priority security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Parent Borrower, (ii) all Equity Interests of each direct, wholly owned Restricted Subsidiary that is a Material Domestic Subsidiary (other than a Material Domestic Subsidiary described in the following clause (iii)(A)) that is directly owned by the Parent Borrower or any Subsidiary Guarantor and (iii) 66% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a wholly owned Material Domestic Subsidiary that is directly owned by the Parent Borrower or by any Subsidiary Guarantor and that is treated as a disregarded entity for United States federal income tax purposes and substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto and (B) each Restricted Subsidiary that is a wholly owned Material Foreign Subsidiary that is directly owned by the Parent Borrower or by any Subsidiary Guarantor;

(d) except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, or under any Collateral Document, the Obligations and the U.S. Guaranty shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities or instruments, filing financing statements under the Uniform Commercial Code or the equivalent statute in the applicable jurisdiction or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Security Agreement) in substantially all tangible and intangible personal property of the Parent Borrower and each Guarantor (including accounts (other than deposit accounts, other bank (other than cash collateral accounts for the benefit of the Secured Parties, in such capacity) or securities accounts and any Securitization Assets), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents, in each case subject to exceptions and limitations otherwise specified in this Agreement and the Collateral Documents;

(e) the Swiss Obligations and the Swiss Guaranty shall have been secured by a perfected first priority security interest (subject to Liens permitted by Section 7.01) granted by the Swiss Loan Parties pursuant to the applicable Foreign Collateral Documents (or analogous agreements);

(f) the Japanese Obligations shall have been secured by a perfected first priority security interest (subject to Liens permitted by Section 7.01) granted by the Japanese Subsidiary Borrower pursuant to the applicable Foreign Collateral Documents (or analogous agreements); and

(g) the Administrative Agent shall have received duly executed counterparts of a Mortgage and other documentation required to be delivered with respect to each Material Real Property pursuant to Sections 6.11 and/or 6.13.

The foregoing definition shall not require, and the Credit Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets.

The Administrative Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Fourth Restatement Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Except for actions required under the Laws of Switzerland with respect to the security interests granted by the Swiss Loan Parties and the pledge of Equity Interests in the Swiss Subsidiary Borrower by IMS Netherlands Holding B.V. and actions required under the Laws of Japan with respect to the security interests granted by the Japanese Subsidiary Borrower and the pledge of Equity Interests in the Japanese Subsidiary Borrower by the Parent Borrower, no actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that, except for the Foreign Collateral Documents (including any amendments or supplements thereto), there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction). No actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of certain intercompany Indebtedness owing to the Loan Parties and certificated Equity Interests of the Parent Borrower and wholly owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the provisions of the Security Agreement).

Notwithstanding any of the foregoing, (x) the Parent Borrower may in its sole discretion cause: (i) any Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the U.S. Obligations, in which case such Restricted Subsidiary shall be treated as a Guarantor hereunder for all purposes and (ii) any Restricted Subsidiary that is not otherwise required to be a Swiss Guarantor to Guarantee the Swiss Obligations, in which case such Restricted Subsidiary shall be treated as a Swiss Guarantor hereunder for all purposes and (y) in connection with the Parent Company Restructuring, the security interest in the Equity Interests of the Parent Borrower shall only be required to be perfected by Holdings.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, collateral assignments, Security Agreement Supplements, the Foreign Collateral Documents, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Sections 4.01, 6.11 or 6.13, the Intercreditor Agreements (if any) and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties or in favor of the Secured Parties.

“Collateral Questionnaire” means the collateral disclosure schedule attached to the Security Agreement that provides information with respect to the personal or mixed property of each Loan Party.

“Commitment” means a U.S. Revolving Credit Commitment, Japanese Revolving Credit Commitment, Swiss/Multicurrency Revolving Credit Commitment, Incremental Revolving Credit Commitment, Incremental Term Commitment, Other Revolving Credit Commitment, Other Term Loan Commitment, Term A Dollar Commitment, Term A Euro Commitment, Term B-1 Dollar Commitment, ~~Additional~~ Term B ~~Dollar Commitment, Term B~~-1 Euro Commitment, ~~Additional~~Incremental Term B-1 Euro Commitment, Term Commitment, Replacement Term Loan Commitment, Extended Revolving Credit Commitment of a given Extension Series or Extended Term Loan Commitment of a given Extension Series, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent and the Parent Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Parent Borrower), appropriately completed and signed by a Responsible Officer of a Borrower or the Parent Borrower, on behalf of such Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Parent Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D and which certificate shall in any event be a certificate of a Financial Officer (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of the Parent Borrower ending December 31, 2017, of Excess Cash Flow for such fiscal year and (c) commencing with the certificate delivered pursuant to Section 6.02(a) for the fiscal year ending December 31, 2016, setting forth calculations of the Senior Secured Net Leverage Ratio, Total Net Leverage Ratio and the Interest Coverage Ratio as of the end of the most recent Test Period.

“Consent” has the meaning specified in the Amendment.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, the current portion of income taxes, including prepaid income taxes and income tax refunds receivable, and deferred income taxes, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments and the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D) accruals of any costs or expenses related to restructuring reserves or severance, (E) Revolving Credit Loans, Swing Line Loans, L/C Obligations or any other revolving loans, swingline loans or letter of credit obligations under any revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue arising from cash receipts, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, (J) accrued litigation settlement costs and (K) amounts related to derivative financial instruments and assets held for sale, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(a) increased (without duplication) by the following, in each case (other than in the case of clauses (vii) and (ix)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i) provision for taxes based on income or profits or capital, including, federal, state, franchise, property, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (a) through (o) of the definition of “Consolidated Net Income,” plus

(ii) Fixed Charges for such period (including (x) net losses under Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other deferred financing fees, and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (a)(A) through (J) in the definition thereof), plus

(iii) Consolidated Depreciation and Amortization Expense for such period, plus

(iv) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Parent Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Parent Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(v) the amount of any reductions in arriving at Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation, plus

(vi) the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Sponsor Management Agreement or otherwise to the Permitted Holders or other Persons with a similar interest in the Parent Borrower or its direct or indirect parents to the extent otherwise permitted under Section 7.08, plus

(vii) the amount of “run rate” net cost savings, synergies and operating expense reductions (other than any of the foregoing related to Specified Transactions) projected by the Parent Borrower in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than ~~twelve~~twenty-four (~~12~~24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Parent Borrower (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken); provided, that the aggregate amount of cost savings and synergies added pursuant to this clause (vii) shall be subject to limitation to the extent provided in Section 1.08(c), plus

(viii) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, plus

(ix) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back, plus

(x) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Equity Interests) solely to the extent that such cash proceeds are excluded from the calculation set forth in Section 7.06(a)(iii), plus

(xi) any net loss from disposed, abandoned or discontinued operations (excluding held for sale discontinued operations until actually disposed of); plus

(xii) Specified Legal Expenses; and

(b) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i) non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period (other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition), plus

(ii) any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period, plus

(iii) any net income from disposed, abandoned or discontinued operations (excluding held for sale discontinued operations until actually disposed of); and

(c) increased (by losses) or decreased (by gains), as applicable, without duplication, in each case, except for the adjustments set forth in the proviso to this clause (c), to the extent included in computing Consolidated Net Income for such period:

(i) any net gain or loss resulting in such period from Swap Contracts and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging;

(ii) any net gain or loss resulting in such period from a sale of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing;

(iii) any realized or unrealized gains or losses in such period from (A) balance sheet currency translation, (B) currency translation of assets or liabilities that are not denominated in the functional currency of a Person into the functional currency of that Person and (C) Swap Contracts that are designated by a Person as a hedge of an asset or liability in clause (iii)(A) or (B); and

(iv) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

provided that, notwithstanding the foregoing, Consolidated EBITDA shall include (without duplication) (i) any net realized gain or loss from any Swap Contracts accounted for as cash flow hedges of intercompany royalties and (ii) any net realized gain or loss from any Swap Contracts that are designated by the Issuer as Consolidated EBITDA hedges, except to the extent any such Swap Contracts are terminated by such Person prior to their scheduled maturity. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, Consolidated EBITDA for such fiscal quarters shall be $458,000,000, $454,000,000, $465,000,000 and $447,000,000, respectively, in each case, as may be subject to addbacks and adjustments (without duplication) pursuant to clauses (vii) above, clause (a) of the definition of “Consolidated Net Income” and Section 1.08(c) for the applicable Test Period.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08.

“Consolidated First Lien Net Debt” means, as of any date of determination, Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary but excluding (a) any such Indebtedness of a Non-Loan Party (other than a Loan Party) secured only by the assets of a Non-Loan Party and (b) any such Indebtedness in which the applicable Liens are subordinated to the Liens securing the Obligations, minus an aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet (excluding the notes thereto) of the Parent Borrower and its Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet; provided that for purposes of determining the Senior Secured First Lien Net Leverage Ratio for purposes of Sections 2.14, 7.01(gg) and 7.03(r) only, the cash proceeds of any Incremental Loan, Incremental Equivalent Debt and/or other Indebtedness incurred under such Sections at the time of such determination shall not be deemed to be included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of obligations under Swap Contracts or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Swap Contracts with respect to Indebtedness, and excluding (A) any prepayment premium or penalty, (B) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or document, (C) costs associated with Swap Contracts and breakage costs in respect of Swap Contracts related to interest rates, (D) any expense resulting from the discounting of any indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition (or purchase of assets), (E) penalties and interest relating to taxes, (F) any

“additional interest” or “liquidated damages” with respect to any of the Senior Notes or other securities, (G) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and any other fees related to the Transactions or any acquisitions (or purchases of assets) after the Effective Date, (H) any amortization or expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions (or purchases of assets) after the Original Closing Date, (I) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing and (J) any accretion of accrued interest on discounted liabilities (other than Indebtedness except to the extent arising from the application of purchase accounting)); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Debt” means, as of any date of determination, Consolidated Total Debt outstanding on such date, minus an aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet (excluding the notes thereto) of the Parent Borrower and its Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet; provided that for purposes of determining the Total Net Leverage Ratio for purposes of Sections 7.01(gg) and 7.03(r) only, the cash proceeds of any Incremental Equivalent Debt and/or other Indebtedness incurred under such Sections at the time of such determination shall not be deemed to be included on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, restructuring costs and reserves, duplicative running costs, relocation costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, Public Company Costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention or completion bonuses, executive recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with non-ordinary course product and intellectual property development, costs incurred in connection with acquisitions (or purchases of assets) prior to or after the Original Closing Date (including integration costs), other business optimization expenses (including costs and expenses relating to business optimization programs, and new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves, operating expenses attributable to the implementation of cost-savings initiatives, consulting fees and curtailments and modifications to pension and post-retirement employee benefit plans shall be excluded;

(b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

(c) any net after-tax effect of gains or losses on disposal, abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Parent Borrower, shall be excluded;

(e) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under Section 7.06(a)(iii)(A) and the calculation of Excess Cash Flow, the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of a Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(f) solely for the purpose of determining the amount available for Restricted Payments under Section 7.06(a)(iii)(A) and the calculation of Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor or Swiss Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions that have been waived or otherwise released); provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash), or the amount that could have been paid in cash without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(g) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(h) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Swap Contracts or (c) other derivative instruments shall be excluded;

(i) any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(j) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(k) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition or other transfer, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of any of the Senior Notes and the syndication and incurrence of any securities or credit facilities), issuance of Equity Interests, recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any of the Senior Notes and other securities and any credit facilities) and including, in each case, any such transaction whether consummated on, after or prior to the Fourth Restatement Effective Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(l) accruals and reserves that are established or adjusted within twelve months after the Fourth Restatement Effective Date that are so required to be established or adjusted as a result of the Transactions (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(m) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(n) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees, shall be excluded; and

(o) the following items shall be excluded:

(i) research and development expenses and charges to the extent expensed; and

(ii) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

Notwithstanding the foregoing, for the purpose of Section 7.06 only (other than Section 7.06(a)(iii)(D)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by such Person and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from such Person and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by such Person or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 7.06(a)(iii)(D).

“Consolidated Senior Secured Net Debt” means, as of any date of determination, Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary but excluding any such Indebtedness of a Non-Loan Party (other than a Loan Party) secured only by the assets of a Non-Loan Party, minus an aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet (excluding the notes thereto) of the Parent Borrower and its Restricted Subsidiaries as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a consolidated balance sheet (excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions, any Permitted Acquisition, Investment or any other acquisition permitted hereunder), consisting only of Indebtedness for borrowed money, obligations in respect of Capitalized Leases or other purchase money indebtedness, and debt obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments and guarantees of Indebtedness of such type by a third Person, plus, without duplication, in connection with the incurrence of Designated Commitments on such date of determination, if applicable, other than for purposes of determining compliance with Section 7.13 (including pro forma compliance with Section 7.13), the aggregate undrawn amount of Designated Commitments in effect on such date; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) any letter of credit, except to the extent of obligations in respect of drawn standby letters of credit (which have not been reimbursed within two (2) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted)) and (iii) obligations under Swap Contracts, except any unpaid termination payments thereunder.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b) to advance or supply funds

(1) for the purchase or payment of any such primary obligation, or

(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Sponsor, which directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person and is organized by such Person (or any Person Controlling such Person) primarily for making direct or indirect equity or debt investments in the Parent Borrower and/or other companies.

“Corrective Extension Amendment” has the meaning specified in Section 2.16(g).

“CPP” means CPP Investment Board Private Holdings Inc. and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt, their portfolio companies or other operating companies affiliated with CPP Investment Board Private Holdings Inc.).

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest, premiums (including tender premium), fees and penalties thereon plus reasonable upfront fees, expenses and OID on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other fees, expenses and costs in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension, (ii) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are either (x) substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt (taken as a whole) being refinanced (except for (A) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and (B) any Previously Absent Financial Maintenance Covenant, provided the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified on or prior to the date of the incurrence (it being understood the consent of the Required Lenders shall not be required for such modification) of such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (I) both the applicable Refinanced Debt and the applicable exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness include a revolving credit facility and/or a term A loan facility (whether or not the documentation therefor includes any other facilities) and (II) the applicable Previously Absent Financial Maintenance Covenant is a financial maintenance covenant solely for the benefit of the revolving credit facility and/or term A loan facility thereunder, the Previously Absent Financial Maintenance Covenant shall not be required to be included in this Agreement for the benefit of any Term B Facility hereunder), it being understood that upon the amendment of this Agreement to include any such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to this Agreement as it pertains to such Previously Absent Financial Maintenance Covenant shall only be permitted in the manner described in Section 10.01 (and, Section 10.01(h) solely to the extent such Previously Absent Financial Maintenance Covenant is not included for the benefit of any Term B Facility hereunder) or (y) with respect to Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt and Permitted Unsecured Refinancing Debt, reflect market terms and conditions at the time of issuance or incurrence (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, (x) on or prior to the date that is three (3) Business Days after receipt of any Net Cash Proceeds of Credit Agreement Refinancing Indebtedness that refinances existing Loans or Commitments hereunder and (y) on or prior to the date that is two (2) Business Days after receipt of any Net Cash Proceeds of Credit Agreement Refinancing Indebtedness that refinances any then-existing Credit Agreement Refinancing Indebtedness.

“Credit Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (d) the U.S. Guaranty, (e) Swiss Guaranty, (f) the Collateral Documents, (g) the Swiss Reaffirmation, (h) each Letter of Credit Application, and (i) each amendment and joinder to this Agreement that is referred to as a Credit Document by its terms.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04(a).

“Cure Expiration Date” has the meaning specified in Section 8.04(a).

“Debt Fund Affiliate” means any Affiliate of a Sponsor that is a bona fide diversified debt fund that is not (a) a natural person or (b) Holdings, the Parent Borrower or a Subsidiary of the Parent Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to the amount of any principal of any Loan not paid when due, the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum or (b) with respect to all other overdue amounts (including overdue interest), the Base Rate, plus the Applicable Rate applicable to Revolving Credit Loans which are Base Rate Loans, plus 2.0% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as reasonably determined by the Administrative Agent (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Commitments” means any commitments to make loans or extend credit on a revolving basis to the Parent Borrower or any of its Restricted Subsidiaries by any Person other than the Parent Borrower or any of its Restricted Subsidiaries that have been designated pursuant to a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent as “Designated Commitments.”

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents within one hundred eighty (180) days following the consummation of the applicable Disposition).

“Designated Preferred Stock” means Preferred Stock of the Parent Borrower or any direct or indirect parent company thereof (in each case other than Disqualified Equity Interests) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent Borrower or any of its Subsidiaries) and is designated as Designated Preferred Stock pursuant to a certificate of a Responsible Officer of the Parent Borrower on or promptly after the issue date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 7.06(a)(iii).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning specified in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Parent Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.05(a)(v)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, whether in a single transaction or a series of related transactions; provided, that “Disposition” and “Dispose” shall: (i) be deemed to exclude any issuance by the Parent Borrower of any of its Equity Interests to another Person and (ii) exclude any transaction or series of related transactions unless the fair market value of such transaction or series of transactions exceeds $10,000,000.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in the case of each of clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided, that if such Equity Interests are issued to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower or its Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members), such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be directly or indirectly repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided, further, that any Equity Interests held by any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower, any of its Restricted Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Parent Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Equity Interests solely because it may be required to be directly or indirectly repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Disqualified Institutions” means (a) those Persons that have been specified in writing by the Parent Borrower or any Sponsor to the Administrative Agent prior to February 11, 2014 and (b) those Persons that are competitors that are operating companies and their Affiliates that have been subsequently identified in writing by the Parent Borrower to the Administrative Agent (other than any Affiliate that is (i) a financial investor in such competitor and is not an operating company or an Affiliate of an operating company (other than such competitor) and (ii) a bona fide diversified debt fund).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or L/C Issuer as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia. For the avoidance of doubt, for purposes of the Credit Documents, the Japanese Subsidiary Borrower shall not be considered a Domestic Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 17, 2014.

“Eligible Assignee” has the meaning specified in Section 10.07(a).

“Eligible Japanese Investor” means:

(a) (i) any Person receiving, under any of the Credit Documents, interest, all of which is not subject to withholding of Japanese income tax (gensen shotokuzei) under the Laws of Japan, excluding Japanese Tax Treaties, (ii) a Japanese permanent establishment of a non-Japanese Person receiving, under any of the Credit Documents, interest, all of which becomes exempt from withholding of Japanese income tax (gensen shotokuzei) under the Laws of Japan, excluding Japanese Tax Treaties, by presenting a withholding tax exemption certificate (gensenchoushuu no menjo shoumeisho) (“Japanese PE”), or (iii) any Person receiving, under any of the Credit Documents, interest, all which may not be taxed by Japan by virtue of the provisions of an applicable Japanese Tax Treaty (“Japanese Treaty Person”); and

(b) in case of an assignment of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments, (i) any Japanese Person who (x) has a banking license under the Japanese Banking Act (ginko-ho, Act

No. 59 of 1981, as amended) (the “Licensed Japanese Bank”), (y) is registered as money lender under the Japanese Money Lending Business Act (kashikin gyo ho, Act No. 32 of 1983) or (z) is qualified to lend money in Japan under other Japanese laws, or (ii) any non-Japanese Person (x) acting through its Japanese branch which has a license for a foreign bank under the Japanese Banking Act (the “Licensed Japanese Branch”) or is registered as money lender under the Japanese Money Lending Business Act, or (y) acting through its non-Japanese branch (including its head office, the “Principal Foreign Bank”) for which its Licensed Japanese Branch or affiliated Licensed Japanese Bank is authorized to engage in the foreign bank agency services (gaikoku ginko dairi gyomu) on behalf of the Principal Foreign Bank under the Banking Act.

“Eligible Swiss Bank” means any Lender who carries out genuine banking activities with its own infrastructure and staff as its principal business purpose and qualifies as a bank and has a banking license in full force and effect in the jurisdiction of incorporation, or if acting through a branch, of the office where its Loans, Notes or Commitments or any participating interests therein are booked, as set forth in the Guidelines.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings with respect to any Environmental Liability, including (i) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); but excluding from the foregoing any debt securities convertible into Equity Interests, whether or not such debt securities include any right of participation with Equity Interests.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Parent Borrower or any of its direct or indirect parent companies (excluding Disqualified Equity Interests), other than:

(1)	public offerings with respect to the Parent Borrower’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8; and

(2)	issuances to any Subsidiary of the Parent Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code, Section 4001 of ERISA or, solely for purposes of Section 302 of ERISA or Section 412 of the Code, Section 414(m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard applicable to such Pension Plan under Section 412 of the Code and Section 302 of ERISA, whether or not waived, which could result in liability to any Loan Party or any of their respective ERISA Affiliates; (c) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates imposing Withdrawal Liability or written notification of a determination that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (e) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition by the PBGC of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (g) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party; or (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro Unit” means the currency unit of the Euro.

“Eurocurrency Rate” means:

(a) means with respect to any Eurocurrency Rate Loan, the rate per annum equal to the offered rate administered by the ICE Benchmark Administration Limited or such other rate per annum as is widely recognized as the successor thereto if the ICE Benchmark Administration Limited is no longer making a London Interbank Offer Rate available (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to: LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that (i) the Eurocurrency Rate with respect to the Term B Loans that bear interest at a rate based on clause (a) of this definition will be deemed to be not less than ~~1.00~~0.75% per annum, (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement and (iii) to the extent the Eurocurrency Rate set forth in clause (a) or (b) above is not available, the Eurocurrency Rate shall be a comparable or successor rate reasonably determined by the Administrative Agent in consultation with the Parent Borrower.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Parent Borrower for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period;

(iii) decreases in Consolidated Working Capital for such period; provided that (x) any such decreases arising from dispositions by the Parent Borrower and its Restricted Subsidiaries completed during such period and the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities shall be excluded and (y) there shall be included with respect to any acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period;

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v) the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period;

(vi) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; and

(vii) expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow, in an amount equal to such expense, was made in such period pursuant to clause (b)(xi) below, over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, expenses and losses excluded by virtue of clauses (a) through (o) of the definition of “Consolidated Net Income;”

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period, in each case except to the extent financed with the proceeds of long-term Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(iii) the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07 and mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than prepayments referred to in clause (B) above)), (X) all prepayments of Revolving Credit Loans and Swing Line Loans, (Y) all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any Subordinated Indebtedness (except to the extent permitted to be paid pursuant to Section 7.06) made during such period, in each case of clauses (A) and (B) above, except to the extent financed with the proceeds of other long term Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving Indebtedness));

(iv) an amount equal to the aggregate net non-cash gain on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in Consolidated Working Capital for such period; provided that (x) any such increases arising from dispositions by the Parent Borrower and its Restricted Subsidiaries completed during such period and the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities shall be excluded and (y) there shall be included with respect to any acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period;

(vi) cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(vii) without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior fiscal years, the amount of Investments made pursuant to clauses (c), (e), (g), (h), (m), (o), (p), (r) (with respect to any joint venture), (s), (t) and (x) of the definition of “Permitted Investment” and Section 7.06(a)(iii), (b)(x) and (b)(xvii) and acquisitions made during such period, in each case except to the extent financed with the proceeds of long-term Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving Indebtedness);

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(a)(iii), (b)(i), (b)(iv), (b)(v), (b)(vi), (b)(viii), (b)(x), (b)(xi), (b)(xii), (b)(xiii), (b)(xiv), (b)(xvi) and (b)(xviii) in each case to the extent such Restricted Payments were financed with internally generated cash flow of the Parent Borrower and its Restricted Subsidiaries;

(ix) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries from internally generated cash flow of the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted (or were excluded) in calculating Consolidated Net Income;

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Parent Borrower and its Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income;

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods and, at the option of the Parent Borrower, the aggregate consideration required to be paid in cash by the Parent

Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or other Investments, Capital Expenditures, Capitalized Software Expenditures, acquisitions of intellectual property or non-ordinary course acquisitions of other assets to be consummated or made during the fiscal year following such period; provided that the Parent Borrower may make a good faith estimate of such amount to the extent such amount is unable to be definitively determined at the date of determination of Excess Cash Flow for the applicable period; provided, further, that, to the extent the aggregate amount of cash flow (except to the extent financed with the proceeds of long-term Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving Indebtedness)) actually utilized to finance such Permitted Acquisitions, other Investments, Capital Expenditures, Capitalized Software Expenditures, acquisitions of intellectual property or non-ordinary course acquisitions of other assets during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income; and

(xiv) the amount of any increases (but not decreases) in advances from customers accounted for as unearned income in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Term B ~~Dollar Lender” means a Person with a Term B Dollar Commitment to exchange Tranche B-1 Dollar Term Loans into Exchange Term B Dollar Loans of the Parent Borrower on the Effective Date, which for the avoidance of doubt may be an existing Term Lender.~~-1 Dollar Commitment” means, as to each Exchange Term B-1 Dollar Lender, its agreement to exchange the principal amount of its Term B Dollar Loans set forth on the signature page to such Term B-1 Dollar Lender’s Lender Addendum (as defined in Amendment No. 1) for an equal principal amount of the Term B-1 Dollar Loans on the Amendment No. 1 Effective Date.

“Exchange Term B ~~Dollar Loan” means a Loan that was deemed made pursuant to Section 2.01(b)(i) of the Third Amended and Restated Credit Agreement.~~

~~“Exchange Term B Euro Lender” means a Person with a Term B Euro Commitment to exchange Tranche B-1 Euro Term Loans into Exchange Term B Euro Loans of the Parent Borrower on the Effective Date, which for the avoidance of doubt may be an existing Term Lender.~~

~~“Exchange Term B Euro Loan” means a Loan that was deemed made pursuant to Section 2.01(b)(ii) of the Third Amended and Restated Credit Agreement.~~

~~“Exchanged Tranche B-1 Dollar Loan” means each Tranche B-1 Dollar Term Loan outstanding immediately prior to the Effective Date (or portion thereof) which the Exchange Term B Dollar Lender thereof has consented to exchange into an Exchange Term B Dollar Loan and the Lead Arrangers have allocated into an Exchange Term B Dollar Loan.~~-1 Dollar Lender” means a Person that exchanges Term B Dollar Loans into Term B-1 Dollar Loans of the Parent Borrower on the Amendment No. 1 Effective Date.

“Exchange Term B-1 Euro Commitment” means, as to each Exchange Term B-1 Euro Lender, its agreement to exchange the principal amount of its Term B Euro Loans set forth on the signature page to such Term B-1 Euro Lender’s Lender Addendum (as defined in Amendment No. 1) for an equal principal amount of the Term B-1 Euro Loans on the Amendment No. 1 Effective Date.

“~~Exchanged Tranche B-1 Euro Loan” means each Tranche B-1 Euro Term Loan outstanding immediately prior to the Effective Date (or portion thereof) which the Exchange Term B Euro Lender thereof has consented to exchange into an Exchange Term B Euro Loan and the Lead Arrangers have allocated into an Exchange Term B Euro Loan.~~Exchange Term B-1 Euro Lender” means a Person that exchanges Term B Euro Loans into Term B-1 Euro Loans of the Parent Borrower on the Amendment No. 1 Effective Date.

“Excluded Accounts” means any deposit account or securities account used exclusively as (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, fiduciary or trust accounts, (d) zero balance accounts and (e) the funds or other property held in or maintained in any such account identified in clauses (a) through (d).

“Excluded Assets” means (i) any fee-owned real property (other than Material Real Property) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters), (ii) motor vehicles, aircraft and other assets subject to certificates of title, (iii) letter of credit rights, except (A) to the extent constituting support obligations for other Collateral as to which perfection of the security interest granted by the Loan Parties in such other Collateral is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps other than the execution of the applicable Foreign Collateral Documents (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction), (iv) commercial tort claims where the amount of damages claimed by the applicable Grantor does not exceed $15,000,000, (v) any governmental or regulatory licenses, federal, state or local franchises, certificates, charters, consents and authorizations, in each case, to the extent that the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or would require governmental consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), other than to the extent such prohibition, limitation or restriction is ineffective under the applicable anti-assignment provisions of the UCC or other applicable Law, (vi) any particular asset or right under contract if the pledge thereof or the security interest therein (A) is prohibited or restricted by applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party), other than to the extent such prohibition is rendered ineffective by the applicable anti-assignment provisions of the UCC or other applicable Law or (B) to the extent and for as long as it would violate the terms of any written agreement, license, lease or similar arrangement with respect to such asset or would require consent, approval, license or authorization (other than such consent, approval, license or authorization of a Loan Party or which has been obtained) (in each case, after giving effect to the relevant anti-assignment provisions of the UCC or other applicable Law) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the applicable anti-assignment provisions UCC or other applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (vii) (1) Margin Stock, (2) Equity Interests in any Person other than any wholly owned Material Subsidiary directly owned by a Loan Party, but only to the extent (x) the Organization Documents or other agreement with respect to the Equity Interests of such Person with other equity holders (other than any such agreement where all of the equity holders party thereto are Loan Parties) do not permit or restrict the pledge of such Equity Interests or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Person, (3) Equity Interests in any wholly owned Material Foreign Subsidiary that is directly owned by the Parent Borrower or any Guarantor in excess of 66% of such Material Foreign Subsidiary’s issued and outstanding Equity Interests, (4) any Equity Interests of any Subsidiary of a Foreign Subsidiary (other than a Swiss Subsidiary of the Swiss Subsidiary Borrower), (5) Equity Interests of any Unrestricted Subsidiary, any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, any Captive Insurance Subsidiary, any not-for-profit Subsidiary, and (6) Equity Interests in IMS Government Solutions, Inc., (viii) any contract, lease, instrument, license or other document or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such contract, lease, instrument, license or other document or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party), after giving effect to the applicable anti-assignment provisions of the UCC, or violate any applicable Law (or would require governmental approval, consent or authorization (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other equivalent Law)), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws notwithstanding such prohibition, (ix) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings, the Parent Borrower or any of its Subsidiaries, as reasonably determined by the Parent Borrower in consultation with the Administrative Agent, (x) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Law, (xi) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent in consultation with the Parent Borrower, the cost, burden or consequences (including adverse tax consequences) of creating or perfecting such pledges or security interest in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom, (xii) cash and Cash Equivalents (other than (A) proceeds of Collateral as to which perfection of the security interest granted in such proceeds by the Loan Parties is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps other than the execution of the applicable Foreign Collateral Documents), deposit and other bank and securities accounts (including securities entitlements and related assets) (in each case, other than (A) proceeds of Collateral held in such accounts as to which perfection of the security interest granted by the Loan Parties in such proceeds is accomplished solely by the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction or (B) to the extent not requiring any perfection steps other than the execution of the applicable Foreign Collateral Documents) and (xiii) Excluded Accounts; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (i) through (xiii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xiii)).

“Excluded Contribution” means the amount of capital contributions to the Parent Borrower or Net Cash Proceeds from the sale or issuance of Qualified Equity Interests (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than any Designated Preferred Stock or any amount to the extent used in the Cure Amount) and designated by the Parent Borrower to the Administrative Agent as an Excluded Contribution on or promptly after the date such capital contributions are made or such Equity Interests are sold or issued.

“Excluded Information” has the meaning specified in the definition of “Big Boy Letter.”

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Restricted Subsidiary, (b) with respect to the U.S. Guaranty, (i) any Foreign Subsidiary, (ii) any Subsidiary that is treated as a disregarded entity for United States federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto, and (iii) any Domestic Subsidiary that is a Subsidiary of (A) a Foreign Subsidiary that is a CFC or (B) a Subsidiary that is treated as a disregarded entity for United States federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs and any other assets incidental thereto, (c) with respect to the Swiss Guaranty, any Subsidiary of the Swiss Subsidiary Borrower that is not a Material Swiss Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or Contractual Obligation existing on the Effective Date (or in the case of any future acquisition, of the acquired company and as in effect as of the closing date of such acquisition) from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization to grant such Guaranty or third party consent to grant such Guaranty, (e) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (f) any Captive Insurance Subsidiary, (f) any not-for-profit Subsidiary, (g) any Broker-Dealer Subsidiary, (h) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Parent Borrower, the burden or cost (including any adverse tax consequences) of providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom and (i) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the U.S. Guaranty of such Guarantor of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Swap Obligation (or any U.S. Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder

(determined after giving effect to Section 2.11 of the U.S. Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Guarantors) at the time the U.S. Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such U.S. Guaranty or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” has the meaning specified in Section 3.01(b).

“Existing Revolver Tranche” has the meaning specified in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning specified in Section 2.16(a).

“Expiring Credit Commitment” has the meaning specified in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.16(b).

“Extended Term Loan Commitment” means a Commitment to provide an Extended Term Loan.

“Extended Term Loans” has the meaning specified in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.16(c).

“Extending Term Lender” has the meaning specified in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.16(d).

“Extension Election” has the meaning specified in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means any Term A Facility, any Term B Facility, the U.S. Revolving Credit Facility, the Japanese Revolving Credit Facility, the Swiss/Multicurrency Revolving Credit Facility, a given Extension Series of Extended Revolving Credit Commitments, a given Refinancing Series of Other Term Loans, a given Extension Series of Extended Term Loans, a given Class of Incremental Term Loans, a given Class of Replacement Term Loan Commitments, a given Class of Incremental Revolving Credit Commitments, or any given Class of Other Revolving Credit Loans (or Commitments) as the context may require.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Parent Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Effective Date or any successor provision that is substantively the equivalent thereof and not materially more onerous to comply with (and, in each case, any regulations promulgated thereunder or official interpretations thereof).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Covenants” has the meaning specified in Section 7.13.

“Financial Officer” means the chief financial officer, the treasurer or other financial officer, as appropriate, of the Parent Borrower.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit T (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“First Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of the Parent Borrower or any other Loan Parties in connection with the First Restatement Transactions.

“First Restatement Transactions” means, collectively, (a) the amendment and restatement of the Original Credit Agreement, including the execution and delivery of such amendment and any Credit Documents contemplated thereby, including (i) borrowing of the Term Loans under the Amended and Restated Credit Agreement, (ii) the refinancing, repayment or replacement of the term loans under the Original Credit Agreement, and (iii) the amendment and extension of the revolving credit commitments under the Original Credit Agreement, and (b) all other transactions contemplated by such amendment or in connection with any of the foregoing.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (1) Consolidated EBITDA for such Test Period to (2) the Fixed Charges for such Test Period, in each case for the Parent Borrower and its Restricted Subsidiaries.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(a) Consolidated Interest Expense of such Person for such period;

(b) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(c) all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Foreign Collateral Documents” means each of the documents set forth on Schedule 1.1A and including all amendments, supplements or joinders thereto and each other Collateral Document governed by the laws of any non-U.S. jurisdiction executed and delivered pursuant to Section 6.11.

“Foreign Currency” means (a) Euros, (b) Swiss Francs, (c) Yen and (d) each other currency that is approved in accordance with Section 1.09(c).

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent or L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“Foreign Currency Loan” means any Loan denominated in a Foreign Currency.

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Plan” means any material employee benefit plan maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Parent Borrower that is not a Domestic Subsidiary.

“Fourth Restatement Effective Date” means October 3, 2016.

“Fourth Restatement Transactions” means, collectively, (a) the amendment and restatement of the Third Amended and Restated Credit Agreement, including the execution and delivery of Amendment No. 3 and any Credit Documents contemplated hereby, (b) the borrowing of Loans on the Fourth Restatement Effective Date, (c) the prepayment of certain Indebtedness outstanding under the Third Amended and Restated Credit Agreement, (d) the IMS-Quintiles Transactions, and (e) all other transactions contemplated by Amendment No. 3 or in connection with any of the foregoing.

“Fourth Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of the Parent Borrower or any other Loan Parties in connection with the Fourth Restatement Transactions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Parent Borrower and the Restricted Subsidiaries for borrowed money that matures more than one (1) year from the date of its creation or matures within one (1) year from such date that is renewable or extendable, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Intercompany Note” means a promissory note substantially in the form of Exhibit I-1.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Grantor” has the meaning specified in the Security Agreement.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Fourth Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means the U.S. Guaranty or the Swiss Guaranty, or both of them, as the context may require.

“Guidelines” means, together, (i) Guideline S-02.123 in relation to interbank loans of September 22, 1986 (Circulaire relative à l’impôt anticipé sur les intérêts des avoirs en banque dont les créanciers sont des banques – avoirs interbancaires –, du 22 septembre 1986), (ii) Guideline S-02.122.1 in relation to bonds of April 1999 (Circulaire sur les obligations, d’avril 1999), (iii) Guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Circulaire sur le traitement fiscal des prêts consortiaux, reconnaissances de dette, effets de change et sous-participations, de janvier 2000), and (iv) Circular letter No 34 of 26 July 2011 in relation to deposits, in each case as issued, amended or substituted from time to time by the Swiss Federal Tax Administration.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all chemicals, wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person party to a Secured Hedge Agreement that is an Agent or a Lender or an Affiliate of any Agent or Lender, or was an Agent or Lender or an Affiliate of an Agent or Lender on the Original Closing Date or at the time it enters into such Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.

“Holdco Notes” means $750,000,000 in aggregate principal amount of the 7.375%/8.125% senior PIK toggle notes due 2018 issued by Healthcare Technology Intermediate, Inc.

“Holdings” means: (a) prior to the IMS-Quintiles Merger, Healthcare Technology Intermediate Holdings, LLC, a Delaware limited liability company and (b) after giving effect to the IMS-Quintiles Merger, Quintiles IMS Holdings, Inc., a Delaware corporation.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(3).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“IMS Health Holdings” shall mean IMS Health Holdings, Inc., a Delaware corporation.

“IMS-Quintiles Merger” shall mean, collectively, the merger of IMS Health Holdings with and into Quintiles Holdings, the merger of Holdings with and into Quintiles Holdings immediately thereafter, and the merger of Quintiles Corp with and into the Parent Borrower.

“IMS-Quintiles Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of May 3, 2016, among IMS Health Holdings and Quintiles Holdings.

“IMS-Quintiles Transactions” shall mean, collectively, (i) the IMS-Quintiles Merger, (ii) the termination of that certain Credit Agreement, dated as of May 12, 2015, by and among Quintiles Corp, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, swing line lender and L/C issuer, Morgan Stanley Senior Funding, Inc., as swing line lender and L/C issuer and Barclays Bank PLC, as L/C issuer and the termination of the liens in respect thereof (the “Quintiles Refinancing”) and (iii) the other transactions contemplated thereby.

“Incremental Amendment” has the meaning specified in Section 2.14(f).

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(r).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(d).

“Incremental Lenders” has the meaning specified in Section 2.14(c).

“Incremental Loan” has the meaning specified in Section 2.14(b).

“Incremental Loan Request” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning specified in Section 2.14(c).

“Incremental Revolving Loan” has the meaning specified in Section 2.14(b).

“Incremental Term A Commitments” has the meaning specified in Section 2.14(a).

~~“Incremental Term A-1 Dollar Commitment” means, as to each Incremental Term A-1 Dollar Lender party to Amendment No. 1, the obligation of such Person to make an Incremental Term A-1 Dollar Loan to the Parent Borrower on the Amendment No. 1 Effective Date in the aggregate principal amount set forth opposite such Person’s name on Annex I to Amendment No. 1. The aggregate principal amount of the Incremental Term A-1 Dollar Commitments of all Incremental Term A-1 Dollar Lenders on the Amendment No. 1 Effective Date was $200,000,000.~~

~~“Incremental Term A-2 Dollar Commitment” means, as to each Incremental Term A-2 Dollar Lender party to Amendment No. 2, the obligation of such Person to make an Incremental Term A-2 Dollar Loan to the Parent Borrower on the Amendment No. 2 Effective Date in the aggregate principal amount set forth opposite such Person’s name on Annex I to Amendment No. 2. The aggregate principal amount of the Incremental Term A-2 Dollar Commitments of all Incremental Term A-2 Dollar Lenders on the Amendment No. 2 Effective Date was $300,000,000.~~

~~“Incremental Term A-1 Dollar Lender” means a Person with an Incremental Term A-1 Dollar Commitment to make Incremental Term A-1 Dollar Loans to the Parent Borrower on the Amendment No. 1 Effective Date.~~

~~“Incremental Term A-2 Dollar Lender” means a Person with an Incremental Term A-2 Dollar Commitment to make Incremental Term A-2 Dollar Loans to the Parent Borrower on the Amendment No. 2 Effective Date.~~

~~“Incremental Term A-1 Dollar Loan” means the Loans made by the Incremental Term A-1 Dollar Lenders pursuant to their respective Incremental Term A-1 Dollar Commitments.~~

~~“Incremental Term A-2 Dollar Loan” means the Loans made by the Incremental Term A-2 Dollar Lenders pursuant to their respective Incremental Term A-2 Dollar Commitments.~~

“Incremental Term A Loans” means the Loans made by an Incremental Lender pursuant to its Incremental Term A Commitments.

“Incremental Term B Commitments” has the meaning specified in Section 2.14(a).

“Incremental Term B Loans” means the Loans made by an Incremental Lender pursuant to its Incremental Term B Commitments.

“Incremental Term B-1 Euro Commitment” means, with respect to an Incremental Term B-1 Euro Lender, the commitment of such Incremental Term B-1 Euro Lender to have made an Incremental Term B-1 Euro Loan on the Amendment No. 1 Effective Date, in the amount set forth opposite its name on Schedule I to the Lender Addendum (as defined in Amendment No. 1).

“Incremental Term B-1 Euro Lender” means a Person with an Incremental Term B-1 Euro Commitment to make Incremental Term B-1 Euro Loans to the Parent Borrower on the Amendment No. 1 Effective Date, which for the avoidance of doubt may be an existing Term Lender.

“Incremental Term B-1 Euro Loan” means a Loan that was made pursuant to Section 2.01(b)(iv) of the this Agreement.

“Incremental Term Commitments” has the meaning specified in Section 2.14(a).

“Incremental Term Lender” has the meaning specified in Section 2.14(c).

“Incremental Term Loan” has the meaning specified in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include (A) the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Restricted Subsidiaries that are not Loan Parties, exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby. For the avoidance of doubt, Indebtedness shall not include royalty payments.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” has the meaning specified in Section 3.01(a).

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Assets or Operations” means, with respect to any direct or indirect parent of the Parent Borrower, that such parent’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Parent Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent, is more than 3.0% of such parent’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged and that is independent of the Parent Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Parent Borrower for such Test Period to (b) Consolidated Interest Expense of the Parent Borrower paid or payable in cash during such Test Period.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or less than one month thereafter, as selected by the Parent Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers and consultants, in each case made in the ordinary course of business) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenants described under Sections 6.14 and 7.06:

(a) “Investments” shall include the portion (proportionate to the Parent Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Parent Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i) the Parent Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(ii) the portion (proportionate to the Parent Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Parent Borrower or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Parent Borrower.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or debt instruments constituting loans or advances among the Parent Borrower and its Subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“IP Rights” has the meaning specified in Section 5.15.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Parent Borrower (or any of its Subsidiaries) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Japanese Intercompany Note” means a promissory note or loan agreement substantially in the form of Exhibit I-2.

“Japanese LOB Tax Treaty” means the Convention between Japan and the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income signed on November 6, 2003 or any other Japanese Tax Treaty with a limitation of benefits clause similar to Article 22 of said Convention.

“Japanese Obligations” means all Obligations of Japanese Subsidiary Borrower.

“Japanese PE” has the meaning specified in the definition of “Eligible Japanese Investor.”

“Japanese Revolving Credit Borrowing” means a borrowing consisting of simultaneous Japanese Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Japanese Revolving Credit Lenders pursuant to Section 2.01(c)(ii).

“Japanese Revolving Credit Commitment” means the commitment of a Lender to make or otherwise fund any Japanese Revolving Credit Loan and “Japanese Revolving Credit Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Japanese Revolving Credit Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate Dollar Equivalent of the Japanese Revolving Credit Commitments as of the Fourth Restatement Effective Date is $150,000,000.

“Japanese Revolving Credit Facility” means, at any time, the aggregate amount of the Japanese Revolving Credit Commitments at such time.

“Japanese Revolving Credit Lender” means each Lender with a Japanese Revolving Credit Commitment.

“Japanese Revolving Credit Loan” has the meaning specified in Section 2.01(c)(ii).

“Japanese Revolving Credit Note” means a promissory note in the form of Exhibit C-3 (with such modifications thereto as may be necessary to reflect different Classes of Revolving Credit Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Japanese Secured Parties” means the Administrative Agent and each Japanese Revolving Credit Lender.

“Japanese Subsidiary Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Japanese Tax Treaty” means any bilateral convention for the avoidance of double taxation to which the Government of Japan is a party.

“Japanese Treaty Person” has the meaning specified in the definition of “Eligible Japanese Investor.”

“Joinder” has the meaning specified in the Amendment.

“Junior Financing” means any Subordinated Indebtedness.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“L/C Advance” means, with respect to each U.S. Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America, and/or (as the context requires) any other Lender that becomes an L/C Issuer in accordance with Section 2.03(l) in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan Commitment, any Other Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” shall have the meaning specified in Section 1.08(f).

“LCT Test Date” shall mean the date specified in the LCT Election; provided, that (a) with respect to any prepayment of Indebtedness, such date shall be the date of the irrevocable prepayment notice and (b) with respect to all other Limited Condition Transactions, such date shall be the date of the definitive agreements for such Limited Condition Transaction.

“Lead Arrangers” means (a) with respect to the Third Amended and Restated Credit Agreement, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger under the Third Amended and Restated Credit Agreement ~~and~~, (b) with respect to this Agreement, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. (or its designated affiliate), Bank of America, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC each in its capacity as a joint lead arranger under this Agreement and (c) with respect to Amendment No. 1, the Amendment No. 1 Lead Arrangers (as defined in Amendment No. 1).

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes any L/C Issuer, the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” For avoidance of doubt, each Additional Lender and Additional Refinancing Lender shall be deemed a “Lender” for purposes of this Agreement and each other Credit Document, to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment in respect of Replacement Term Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment in respect of Replacement Term Loans shall have become effective in accordance with the terms hereof and thereof.

“Lender Addendum” has the meaning specified in Amendment No. 3.

“Lending Office” means, as to any Lender, such office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) days prior to the scheduled Maturity Date then in effect for the U.S. Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the U.S. Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Commitments.

“Leverage Covenant” has the meaning specified in Section 7.13(a).

“LGP” means Leonard Green & Partners, L.P. and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt, their portfolio companies or other operating companies affiliated with Leonard Green & Partners, L.P.).

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”

“Licensed Japanese Bank” has the meaning specified in the definition of “Eligible Japanese Investor.”

“Licensed Japanese Branch” has the meaning specified in the definition of “Eligible Japanese Investor.”

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Condition Transaction” means any (a) Permitted Acquisition or other investment permitted hereunder by the Parent Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Loan” means an extension of credit under Article II by a Lender (x) in the form of a Term Loan, and (y) in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Parties” means, collectively, (a) Holdings, (b) each Borrower, (c) each other Guarantor and (d) each Swiss Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Stockholders” means the members of management of Holdings, the Parent Borrower or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or operations of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Credit Document or (c) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform any of their payment obligations under any Credit Document to which the Parent Borrower or any of the other Loan Parties is a party.

“Material Domestic Subsidiary” means, at any date of determination, each of the Parent Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Effective Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds specified in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Parent Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such Test Period, then the Parent Borrower shall, not later than forty-five (45) days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 applicable to such designated Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Parent Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any fee-owned real property located in the United States that is owned by the Parent Borrower or any Guarantor or located in Japan that is owned by the Japanese Subsidiary Borrower, in each case, with a fair market value in excess of $35,000,000 (at the Effective Date or, with respect to fee-owned real property located in the United States that is acquired after the Effective Date, at the time of acquisition).

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Material Swiss Subsidiary” means (a) each Swiss Subsidiary that is listed on Schedule II hereto and (b) any Material Foreign Subsidiary that is organized under the Laws of Switzerland and is directly, wholly owned by the Swiss Subsidiary Borrower.

“Maturity Date” means (a) with respect to the Term B Loans, the seventh anniversary of the Amendment No. 1 Effective Date; (b) with respect to the Revolving Credit Facilities, the fifth anniversary of the Fourth Restatement Effective Date; (c) with respect to the Term A Loans, the fifth anniversary of the Fourth Restatement Effective Date, (d) with respect to any tranche of Extended Term Loans and Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (e) with respect to any Other Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment, (f) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment and (g) with respect to any Replacement Term Loans, the final maturity date as specified in the applicable amendment to this Agreement; provided that (i) in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day and (ii) in the case of clauses (b) and (c), such date shall automatically become September 17, 2020 if on September 17, 2020 more than $250,000,000 in aggregate principal amount of Term B Loans shall have a maturity date earlier than 91 days after the fifth anniversary of the Fourth Restatement Effective Date.

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” means each Material Real Property requiring delivery of a Mortgage pursuant to Sections 6.11 and 6.13(b).

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in a form reasonably satisfactory to the Administrative Agent, in each case with such provisions as shall be necessary to conform such document to applicable local law, executed and delivered pursuant to Sections 6.11 and 6.13(b), in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“National Currency Unit” means a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset (including issuance or Disposition of Equity Interests by or of Subsidiaries) by the Parent Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment of principal pursuant to, or by monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Borrower or any of its Restricted Subsidiaries) less (ii) the sum of (A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Credit Documents and Credit Agreement Refinancing Indebtedness), (B) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes, or distributions made pursuant to Section 7.06(b)(xiv)(b), in each case paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $25,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary or any sale or issuance of Qualified Equity Interests by the Parent Borrower or any direct or indirect parent of the Parent Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance less (B) all taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, underwriting fees and discounts), commissions, costs and other expenses, in each case incurred by the Parent Borrower or such Restricted Subsidiary in connection with such sale, incurrence or issuance (and with respect to any sale or issuance of Qualified Equity Interests by any direct or indirect parent of the Parent Borrower, the amount of cash from such sale or issuance of Qualified Equity Interests contributed to the capital of the Parent Borrower).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Debt Fund Affiliate” means any Affiliate of any Sponsor other than (a) Holdings, the Parent Borrower or any Subsidiary of the Parent Borrower, (b) any Debt Fund Affiliate and (c) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Eligible Swiss Bank” or “Non-Eligible Swiss Banks” means any Person who does not qualify as an Eligible Swiss Bank.

“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(g).

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Harmful Subparticipation” means an arrangement of a Lender with another Person under which such Lender substantially transfers its exposure under this Agreement to that other Person, unless under such arrangement throughout the life of such arrangement (x) the relationship between the Lender and that other Person is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender) and (y) the other Person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement and (z) the other Person will under no circumstances be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement and have otherwise any contractual relationship with, or rights against, the Swiss Subsidiary Borrower under or in relation to this Agreement.

“Non-Loan Party” means any Restricted Subsidiary of the Parent Borrower that is not a Subsidiary Guarantor.

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).

“Note” means a Term Note, U.S. Revolving Credit Note, Japanese Revolving Credit Note, Swiss/Multicurrency Revolving Credit Note or Swing Line Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 8.04(a).

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement (and all obligations of any Loan Party under any Credit Document with respect thereto, including pursuant to any Guaranty) other than Excluded Swap Obligations and (c) obligations of any Loan Party arising under any Secured Cash Management Agreements (and all obligations of any Loan Party under any Credit Document with respect thereto, including pursuant to any Guaranty). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Credit Documents include the obligation (including guarantee obligations) to pay principal, interest, fees (including Letter of Credit fees), reimbursement obligations, charges, expenses, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Credit Document. Notwithstanding the foregoing or any other Credit Document, the obligations of Holdings, any Borrower or any Subsidiary of any Borrower under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and any Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed.

“OFAC” has the meaning specified in Section 5.18(c).

“Offered Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation or organization and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means February 26, 2010.

“Original Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Original Lenders” has the meaning specified in the preliminary statements hereto.

“Original Transaction Costs” means the fees, costs and expenses payable by Holdings, the Parent Borrower or any of the Parent Borrower’s Subsidiaries on or before the date that is 24 months after the Original Closing Date in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Original Transactions” means the incurrence of the Indebtedness under the Original Credit Agreement on the Original Closing Date and the issuance of the Senior Notes (as defined in the Original Credit Agreement), the Equity Contribution (as defined in the Original Credit Agreement), the Acquisition and the refinancing of the Parent Borrower’s existing debt (other than Indebtedness set forth in Schedule 6.1 to the Original Credit Agreement) and other transactions contemplated thereby.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii).

“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise, property or similar taxes, similar charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document (and any interest or penalties related thereto).

“Other Term Loan Commitments” means one or more Classes of term loan commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Class) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the outstanding principal amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overall Net Income Tax” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise and similar taxes imposed on it (in lieu of net income taxes), (b) any Taxes imposed by a jurisdiction as a result of any connection between the recipient and such jurisdiction other than any connections arising from executing, delivering, being a party to, receiving or perfecting a security interest under, engaging in any transactions pursuant to, performing its obligations under, or enforcing, any Credit Document, (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the applicable Borrower is located and (d) any United States federal withholding Tax imposed pursuant to FATCA.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100% of the total voting power of the Equity Interests of the Parent Borrower (except during the Parent Company Restructuring), and at the time such Person acquired such voting power, no Person and no “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) of the Exchange Act ) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 and 13(d)-5(b)(1) of the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person.

“Parent Company Restructuring” means the internal restructuring transactions of Holdings, the Parent Borrower and IMS Software Services, Ltd. (or any successor thereto) by which Holdings will acquire its Equity Interests owned by, its indirect, wholly owned Restricted Subsidiary, IMS Software Services, Ltd. (or any successor thereto).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(a)(v)(C)(2).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Permitted Acquisitions” means any Investment permitted under clause (c) of the definition of “Permitted Investments” and any Investment or other acquisition constituting an acquisition of assets constituting a business unit, line of business or division of, another Person (including the long-term exclusive license of rights to a product line), including, for the avoidance of doubt, the IMS-Quintiles Merger.

“Permitted Foreign Subsidiary Restructuring” means one or more internal restructuring transactions among the Parent Borrower and/or any of its directly or indirectly wholly owned Restricted Subsidiaries in which (i) any assets of, or Equity Interests in, a directly or indirectly wholly owned Foreign Subsidiary (other than a Borrower) are sold, contributed or otherwise transferred to the Parent Borrower or to a directly or indirectly wholly owned Restricted Subsidiary, (ii) no Loan Party makes an Investment in connection with such transactions other than (x) a sale, contribution or other transfer of Equity Interests in a Foreign Subsidiary as described in clause (i) or (y) as otherwise permitted by Section 7.06 and (iii) the applicable requirements of Sections 6.11 and 6.13 shall be complied with in respect of any Equity Interests or other assets acquired by a Loan Party.

“Permitted Holder” means any of the Sponsors and the Management Stockholders.

“Permitted Investments” means:

(a) any Investment in the Parent Borrower or any of its Restricted Subsidiaries; provided, that any Investment by the Parent Borrower or any Subsidiary Guarantor in Non-Loan Parties (other than any Investment constituting a Permitted Foreign Subsidiary Restructuring) after the Fourth Restatement Effective Date, together with, but without duplication of, Investments made by the Parent Borrower or any Subsidiary Guarantor in Non-Loan Parties pursuant to clause (c) below, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $600,000,000 and (y) 3.00% of Total Assets;

(b) any Investment in assets that were Cash Equivalents or Investment Grade Securities when such Investment was made;

(c) any Investment by the Parent Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a business permitted pursuant to Section 7.07 if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary; provided, that the aggregate amount of Investments made by the Parent Borrower or any Subsidiary Guarantor in Persons that do not become Loan Parties after the Fourth Restatement Effective Date, together with, but without duplication of, Investments by the Parent Borrower or any Subsidiary Guarantor in Non-Loan Parties pursuant to clause (a) above, shall not exceed an aggregate amount outstanding from time to time equal to the greater of (x) $600,000,000 and (y) 3.00% of Total Assets;

and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(d) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to the provisions described under Section 7.05 or any other disposition of assets not constituting a Disposition;

(e) any Investment existing on the Fourth Restatement Effective Date or made pursuant to binding commitments in effect on the Fourth Restatement Effective Date, in each case set forth on Schedule 1.1B, or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any such Investment or binding commitment existing on the Fourth Restatement Effective Date; provided, that the amount of any such Investment or binding commitment may be increased (a) as required by the terms of such Investment or binding commitment as in existence on the Fourth Restatement Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), (b) as a result of any change in the Dollar equivalent of any Investment denominated in a foreign currency or (c) as otherwise permitted hereunder;

(f) any Investment acquired by the Parent Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Parent Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(ii) in satisfaction of judgments against other Persons;

(iii) as a result of a foreclosure by the Parent Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates.

(g) Swap Contracts permitted under Section 7.03(f);

(h) any Investment in a business permitted pursuant to Section 7.07 taken together with all other Investments made pursuant to this clause (h) that are at that time outstanding, not to exceed the greater of (a) $200,000,000 and (b) 2.5% of Total Assets;

(i) Investments the payment for which consists of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.06(a)(iii);

(j) guarantees of Indebtedness permitted under Section 7.03, performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of liens on the assets of the Parent Borrower or any Restricted Subsidiary in compliance with Section 7.01;

(k) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.08 (except transactions described in clauses (j), (l), (o), (r) and (v) of such Section);

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material, services, or intellectual property, or equipment or the licensing or contribution of intellectual property pursuant to any distribution, service, joint marketing, co-branding, co-distribution or other similar arrangements with other Persons, however denominated;

(m) Investments taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities), not to exceed the greater of (x) $225,000,000 and (y) 3.0% of Total Assets;

(n) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect or maintain any Qualified Securitization Financing or any repurchase obligation in connection therewith;

(o) loans and advances to, or guarantees of Indebtedness of officers, directors, employees, consultants and members of management not in excess of $25,000,000 outstanding at any one time, in the aggregate

(p) loans and advances to employees, directors, officers, members of management and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to future, present and former employees, directors, officers, members of management and consultants (and their Controlled Investment Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of the Parent Borrower or any direct or indirect parent company thereof;

(q) advances, loans or extensions of trade credit in the ordinary course of business by the Parent Borrower or any of its Restricted Subsidiaries;

(r) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(s) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(t) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(u) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(v) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(w) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Parent Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(x) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent that such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted by this Agreement; and

(y) Guarantees by the Parent Borrower or any of its Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Parent Borrower, then Holdings, the Parent Borrower, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Non-Eligible Swiss Bank” means any lender that is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, that is (A) not an Eligible Swiss Bank and (B) by virtue of being a Lender as of the date hereof, by its accession to this Agreement pursuant to Section 10.07 as an additional Lender or through the receipt of a participation or sub-participation under Section 10.07 or otherwise does not increase the number of Persons that are not Eligible Swiss Banks with respect to Loans to the Swiss Subsidiary Borrower under this Agreement to a number that is greater than ten (10).

“Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale, event of loss or change of control provisions that provide for the prior repayment in full of the Loans and the other Obligations and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Class of Indebtedness being refinanced, (ii) is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors or Swiss Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness (taken as a whole) are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are customary to reflect different priorities or as are reasonably satisfactory to the Administrative Agent).

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors or Swiss Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the Maturity Date of the Class of Indebtedness being refinanced, (iv) the security agreements relating to such Indebtedness (taken as a whole) are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are customary to reflect different priorities or as are reasonably satisfactory to the Administrative Agent) and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Parent Borrower, then the Parent Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Ratio Debt” means Indebtedness (including Acquired Indebtedness) incurred or shares of Disqualified Equity Interests issued by the Parent Borrower and any Restricted Subsidiary or shares of Preferred Stock issued by any Restricted Subsidiary, if the Fixed Charge Coverage Ratio of the Parent Borrower for the Parent Borrower’s most recently ended Test Period preceding the date on which such Indebtedness is incurred or such Disqualified Equity Interests or Preferred Stock is issued (or, in the case of Indebtedness under Designated Commitments, on the date such Designated Commitments are established after giving Pro Forma Effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Commitments may thereafter be borrowed (and, with respect to Designated Commitments consisting of commitments to make loans or extend credit on a revolving basis, reborrowed), in whole or in part, from time to time, without further compliance with Section 7.03) would have been at least 2.00 to 1.00, determined on a Pro Forma Basis; provided, that Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness or issue Disqualified Equity Interests or Preferred Stock pursuant to this definition if, after giving Pro Forma Effect to such incurrence or issuance, the aggregate amount of Indebtedness, Disqualified Equity Interests and Preferred Stock in each case of Non-Loan Parties incurred or issued pursuant to this paragraph then outstanding would exceed the greater of (x) $500,000,000 and (y) 2.5% of Total Assets at such time.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity Interests” has the meaning specified in the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Previously Absent Financial Maintenance Covenant” means, at any time, any financial maintenance covenant that is not included in the Credit Documents at such time.

“Principal Foreign Bank” has the meaning specified in the definition of “Eligible Japanese Investor.”

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Proceeding” has the meaning specified in Section 10.05.

“Proceeds” has the meaning specified in the Security Agreement.

“Projections” shall have the meaning specified in Section 6.01(c).

“Public Company Costs” shall mean costs relating to, or in anticipation of, or preparation for, compliance with the Sarbanes-Oxley Act of 2002 and other costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees in each case to the extent arising solely by virtue of the initial listing of IMS Health Holdings’ or Holdings’ equity securities on a national securities exchange.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings, (B) that at the time of incurrence does not have a maturity date earlier than the latest Maturity Date with respect to the Term B Loans then in effect, (C) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is four (4) years from the date of the issuance or incurrence thereof and (2) the date that is ninety-one (91) days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (taken as a whole) (except in a manner customary for holding company debt securities, including senior discount notes); provided that the Parent Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default shall have occurred and be continuing.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Borrower and the Securitization Subsidiary and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (it being understood that, for the avoidance of doubt, the Quintiles Receivables Facility is deemed to be a Qualified Securitization Financing). The grant of a security interest in any Securitization Assets of the Parent Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualifying Lender” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Parent Borrower for the most recent fiscal quarters after the date of the Annual Financial Statements (other than the fourth fiscal quarter of the Parent Borrower’s fiscal year) and ended at least forty-five (45) days prior to the Effective Date.

“Quintiles Corp” shall mean Quintiles Transnational Corp., a North Carolina corporation.

“Quintiles Holdings” shall mean Quintiles IMS Holdings, Inc., a North Carolina corporation.

“Quintiles Receivables Facility” means the receivables facility pursuant to (a) that certain Receivables Financing Agreement, dated December 5, 2014, among Quintiles Funding LLC, as borrower, Quintiles, Inc., as initial servicer, PNC Bank, N.A., as administrative agent and lender, and the additional persons from time to time party thereto as lenders, as amended by that certain First Amendment to the Receivables Financing Agreement, dated on or around September 29, 2016, among Quintiles Funding LLC, as borrower, Quintiles Inc., as initial servicer and PNC Bank, N.A., as administrative agent and lender, and (b) that certain Purchase and Sale Agreement, dated December 5, 2014, as amended, among Quintiles, Inc., as originator and initial servicer, Quintiles Commercial US, Inc., as originator, and Quintiles Funding LLC, as buyer, in each case, as amended, modified or supplemented from time to time so long as such amendments, modifications and supplements are either, taken as a whole, not materially adverse to the interests of the Lenders as determined in good faith by the Parent Borrower or consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed), and any extension thereof to receivables of the Parent Borrower and any of its Subsidiaries.

“Quintiles Refinancing” has the meaning specified in the definition of “IMS-Quintiles Transactions.”

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Parent Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Indebtedness” means (x) Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary, (y) Disqualified Equity Interests issued by the Parent Borrower or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary, which, in each case, serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Equity Interests or Preferred Stock, so long as

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Equity Interests does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness, the amount of, plus any accrued and unpaid dividends on, the Preferred Stock, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Equity Interests, being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness or Disqualified Equity Interests or Preferred Stock, the “Applicable Refinanced Debt”), plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Applicable Refinanced Debt and any defeasance costs and any fees, expenses (including original issue discount, upfront fees or similar fees) and other costs incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Equity Interests or the extension, replacement, refunding, refinancing, renewal or defeasance of such Applicable Refinanced Debt;

(b) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Equity Interests or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased;

(c) such Refinancing Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness, Preferred Stock or Disqualified Equity Interests being so extended, replaced, refunded, refinanced, renewed or defeased (or, if earlier, the date that is 91 days after the Latest Maturity Date);

(d) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Subordinated Indebtedness (other than Subordinated Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof) such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Equity Interests or Preferred Stock, such Refinancing Indebtedness must be Disqualified Equity Interests or Preferred Stock, respectively; and

(e) Refinancing Indebtedness shall not include:

(i) Indebtedness, Disqualified Equity Interests or Preferred Stock of a Subsidiary of the Parent Borrower that is not a Guarantor or a Swiss Guarantor that refinances Indebtedness or Disqualified Equity Interests of the Parent Borrower;

(ii) Indebtedness, Disqualified Equity Interests or Preferred Stock of a Subsidiary of the Parent Borrower that is not a Guarantor or a Swiss Guarantor that refinances Indebtedness, Disqualified Equity Interests or Preferred Stock of a Guarantor or a Swiss Guarantor; or

(iii) Indebtedness or Disqualified Equity Interests of the Parent Borrower or Indebtedness, Disqualified Equity Interests or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Equity Interests or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that clauses (b) and (c) of this definition will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness other than Indebtedness incurred under Section 7.03(b) or (s).

“Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and amortization schedule.

“Refunding Capital Stock” has the meaning specified in Section 7.06(b)(ii).

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the Environment.

“Replacement Term Loan Commitment” means, as to each Lender (including an Additional Refinancing Lender), its commitment to make Replacement Term Loans pursuant to Section 10.01.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events specified in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” shall mean (i) the prepayment, refinancing, substitution or replacement of all or a portion of the Term B Loans with the incurrence by the Parent Borrower or any Subsidiary of any debt financing, the primary purpose of which is to reduce the All-In Yield of such debt financing relative to the Term B Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Term B Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that (i) the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders, (ii) to the same extent specified in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders and (iii) with respect to amendments, waivers or modifications to Section 7.13 or the defined terms used solely for purposes of Section 7.13, including waivers of any Default resulting from a breach of Section 7.13, Required Facility Lenders shall include the Revolving Credit Lenders and Term A Lenders, if any, voting together as one Facility.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that any unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the extent set forth in Section 10.07(i) and 10.07(k) with respect to determination of Required Lenders, the Loans of any Affiliated Lender or Debt Fund Affiliate, as applicable, shall in each case be excluded for purposes of making a determination of Required Lenders as set forth in Section 10.07(i) and 10.07(k).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief operating officer, chief administrative officer, treasurer or assistant treasurer, secretary or assistant secretary or other similar officer or Person performing similar functions of a Loan Party or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Parent Borrower.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 7.06(a).

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of a Eurocurrency Rate Loan denominated in a Foreign Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in a Foreign Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in a Foreign Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in a Foreign Currency, and (iv) such additional dates as the Administrative Agent or an L/C Issuer shall reasonably determine or the Required Lenders shall require.

“Revolver Extension Requests” has the meaning provided in Section 2.16(b).

“Revolver Extension Series” has the meaning provided in Section 2.16(b).

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means a U.S. Revolving Credit Borrowing, Japanese Revolving Credit Borrowing, Swiss/Multicurrency Revolving Credit Borrowing, or any of them, as the context may require.

“Revolving Credit Commitments” means a U.S. Revolving Credit Commitment, Japanese Revolving Credit Commitment or Swiss/Multicurrency Revolving Credit Commitment, or any of them, as the context may require. The aggregate Dollar Equivalent of the Revolving Credit Commitments as of the Fourth Restatement Effective Date is $1,000,000,000.

“Revolving Credit Facilities” means the U.S. Revolving Credit Facility, Japanese Revolving Credit Facility or Swiss/Multicurrency Revolving Credit Facility, or any of them, as the context may require.

“Revolving Credit Lenders” means each U.S. Revolving Credit Lender, Japanese Revolving Credit Lender or Swiss/Multicurrency Revolving Credit Lender, or any of them, as the context may require.

“Revolving Credit Loans” means the U.S. Revolving Credit Loans, Japanese Revolving Credit Loans or Swiss/Multicurrency Revolving Credit Loans, or any of them, as the context may require.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by Administrative Agent or an L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning specified set forth in the preliminary statements hereto.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit S (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.

“Second Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of the Parent Borrower or any other Loan Parties in connection with the Second Restatement Transactions.

“Second Restatement Transactions” means, collectively, (a) the amendment and restatement of the Amended and Restated Credit Agreement, including the execution and delivery of such amendment and any Credit Documents contemplated thereby, and upon effectiveness thereof, borrowing of the Term Loans pursuant to Section 2.01(a)(i) of the Second Amended and Restated Credit Agreement, (b) the issuance of the New Senior Notes (as defined in the Second Amended and Restated Credit Agreement), (c) the Consent Solicitation and Exchange Offer (as defined in the Second Amended and Restated Credit Agreement) and the exchange of all or a portion of the Senior Notes (as defined in the Second Amended and Restated Credit Agreement) for the Senior Exchange Notes pursuant thereto, (d) the making of Restricted Payments pursuant to Section 6.4(l) of the Second Amended and Restated Credit Agreement on or about the Second Restatement Effective Date (as defined in the Second Amended and Restated Credit Agreement) and (e) all other transactions contemplated by such amendment or in connection with any of the foregoing.

“Secured Cash Management Agreement” means any agreement for the provision of Cash Management Services that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank; and in the case of such agreements with any Non-Loan Party, designated in writing by the Cash Management Bank to the Administrative Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank; and in the case of such agreements with any Non-Loan Party, designated in writing by the Hedge Bank to the Administrative Agent as a “Secured Hedge Agreement.”

“Secured Parties” has the meaning specified in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any of its Subsidiaries pursuant to which the Parent Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Parent Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Parent Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Parent Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent Borrower or any Subsidiary of the Parent Borrower makes an investment and to which the Parent Borrower or any Subsidiary of the Parent Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and Limited Originator Recourse, (b) with which none of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Parent Borrower reasonably believes to be no less favorable to Holdings, the Parent Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Borrower and (c) to which none of Holdings, the Parent Borrower or any other Subsidiary of the Parent Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Amended and Restated Pledge and Security Agreement executed by the Parent Borrower and the Guarantors, substantially in the form of Exhibit G, together with each other Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Exchange Notes” means $999,570,000 in aggregate principal amount of the Parent Borrower’s 12.50% senior unsecured exchange notes due 2018 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Exchange Notes Indenture in exchange for the initial unregistered senior unsecured exchange notes.

“Senior Exchange Notes Indenture” means the indenture dated as of October 24, 2012, by and among the Parent Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee relating to the issuance of Senior Exchange Notes, as the same may be amended, supplemented or modified.

“Senior Non-Exchanged Notes” means $430,000 in aggregate principal amount of the Parent Borrower’s 12.50% senior unsecured notes due 2018 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior Non-Exchanged Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior Non-Exchanged Notes Indenture” means the indenture dated as of February 26, 2010, by and among the Parent Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee relating to the issuance of Senior Non-Exchanged Notes, as the same may be amended, supplemented or modified.

“Senior Notes” means the Senior 5.0% Notes, the Senior 3.5% Notes, the Senior 4.125% Notes, the Senior 4.875% Notes, the Senior 6% Notes, the Senior Exchange Notes and the Senior Non-Exchanged Notes.

“Senior Notes Indentures” means the Senior 5.0% Notes/Senior 3.5% Notes Indenture,the Senior 4.125% Notes Indenture, the Senior 4.875% Senior Notes Indenture, the Senior 6% Notes Indenture, the Senior Exchange Notes Indenture and the Senior Non-Exchanged Notes Indenture.

“Senior 5.0% Notes means $1,050,000,000 in aggregate principal amount of the Parent Borrower’s senior unsecured notes due 2026 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 5.0% Notes/Senior 3.5% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 3.5% Notes” means €625,000,000 in aggregate principal amount of the Parent Borrower’s senior unsecured notes due 2024, and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 5.0% Notes/Senior 3.5% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 4.125% Notes” means €275,000,000 in aggregate principal amount of the Parent Borrower’s senior unsecured notes due 2023 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 4.125% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 4.875% Notes” means $800,000,000 in aggregate principal amount of the senior unsecured notes due 2023 of the Parent Borrower (as successor by merger with Quintiles Corp) and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 4.875% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 6% Notes” means $500,000,000 in aggregate principal amount of the Parent Borrower’s senior unsecured notes due 2020 and any Registered Equivalent Notes having substantially identical terms and issued pursuant to the Senior 6% Notes Indenture in exchange for the initial unregistered senior unsecured notes.

“Senior 5.0% Notes/Senior 3.5% Notes Indenture” means the indenture dated as of September 28, 2016, by and among the Parent Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee relating to the issuance of the Senior 5.0% Notes and the Senior 3.5% Notes, as the same may be amended, supplemented or modified.

“Senior 4.125% Notes Indenture” means the indenture dated as of March 30, 2015, by and among the Parent Borrower, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee, Duetsche Bank AG, London Branch, as paying agent and Deutsche Bank Luxembourg S.A., as registrar and transfer agent relating to the issuance of the Senior 4.125% Notes, as the same may be amended, supplemented or modified.

“Senior 4.875% Notes Indenture” means the indenture dated as of May 12, 2015, among the Parent Borrower (as successor by merger with Quintiles Corp), the subsidiary guarantors party thereto and U.S. Bank National Association as trustee, as the same may be amended, supplemented or modified.

“Senior 6% Notes Indenture” means the indenture dated as of October 24, 2012, by and among the Parent Borrower, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee relating to the issuance of the Senior 6% Notes, as the same may be amended, supplemented or modified.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower for such Test Period.

“Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower for such Test Period.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Parent Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to the Parent Borrower on any date of determination, that on such date (a) the fair value of the assets of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Special Notice Currency” means at any time a Foreign Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Discount” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit O.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit Q, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(v)(B)(3).

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) either (i) arising from, or related to, facts and circumstances existing on or prior to the Effective Date or (ii) arising out of or related to antitrust, Federal Trade Commission or Department of Justice proceedings or securities law.

“Specified Representations” shall mean those representations and warranties made by the Parent Borrower in Sections 5.01(a) (with respect to organizational existence only of the Loan Parties), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.02(b)(iii), 5.04, 5.13, 5.16, 5.18(a) and 5.19.

“Specified Transaction” means (a) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an Equity Offering, to the Parent Borrower and its Restricted Subsidiaries, (b) any designation of operations or assets of the Parent Borrower or a Restricted Subsidiary as discontinued operations (as defined under GAAP) (excluding held for sale discontinued operations until actually disposed of), (c) any Investment that results in a Person becoming a Restricted Subsidiary, (d) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (e) any Permitted Acquisition, (f) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower or any Disposition of a business unit, line of business or division or product line of the Parent Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, (g) or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes), issuance of Preferred Stock or Restricted Payment that by the terms of this Agreement requires such test to be calculated on a Pro Forma Basis or after giving Pro Forma Effect.

“Sponsors” means each of (a) TPG Group, (b) CPP, (c) LGP, (d) Bain Capital Investors LLC, (e) 3i Corporation and (f) Dr. Dennis B. Gillings and his Immediate Family Members, the Gillings Family Limited Partnership, the GFEF Limited Partnership, GF Management Company, LLC and the Gillings Family Foundation and their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, including for the avoidance of doubt, any co-investment vehicle controlled by any of the foregoing, but not including, however, any portfolio company of any of the foregoing.

“Sponsor Management Agreement” means the management agreement, dated as of the Original Closing Date, among one or more of the Sponsors or their advisors, if applicable, and Holdings, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, but only to the extent that any such amendment, restatement, supplement or other modification does not, directly or indirectly, increase the obligations of Holdings, the Parent Borrower or any of its Restricted Subsidiaries to make any payments thereunder.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary of the Parent Borrower that are customary in a Securitization Financing.

“Sterling” means the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(a)(v)(C)(1).

“Subordinated Financing Documentation” means any documentation governing any Subordinated Indebtedness.

“Subordinated Indebtedness” means, with respect to the Obligations,

(a)	any Indebtedness of the Borrowers which is by its terms subordinated in right of payment to the Obligations, and

(b)	any Indebtedness of any Guarantor or Swiss Guarantor which is by its terms subordinated in right of payment to the U.S. Guaranty or Swiss Guaranty, as applicable, of such entity of the Obligations.

“Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which: (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Successor Parent Borrower” has the meaning specified in Section 7.04(d).

“Successor Subsidiary Borrower” has the meaning specified in Section 7.04(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B, or such other form as may be approved by the Administrative Agent and the Parent Borrower (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Parent Borrower), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Swing Line Note” means a promissory note of the Parent Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-5, evidencing the aggregate Indebtedness of the Parent Borrower to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the U.S. Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Commitments.

“Swiss Federal Tax Administration” means the Swiss federal tax authorities referred to in Article 34 of the Swiss Withholding Tax Act.

“Swiss Franc” means the lawful money of the Swiss Confederation and the Principality of Liechtenstein.

“Swiss Guarantor” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Swiss Guaranty” means the Guaranty Agreement to be executed by each Swiss Guarantor substantially in the form of Exhibit F-2.

“Swiss Intercompany Note” means a promissory note substantially in the form of Exhibit I-3.

“Swiss Loan Party” means the Swiss Subsidiary Borrower and each Swiss Guarantor.

“Swiss/Multicurrency Revolving Credit Borrowing” means a borrowing consisting of simultaneous Swiss/Multicurrency Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the Swiss/Multicurrency Revolving Credit Lenders pursuant to Section 2.01(c)(iii).

“Swiss/Multicurrency Revolving Credit Commitment” means the commitment of a Lender to make or otherwise fund any Swiss/Multicurrency Revolving Credit Loan and “Swiss/Multicurrency Revolving Credit Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Swiss/Multicurrency Revolving Credit Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate Dollar Equivalent of the Swiss/Multicurrency Revolving Credit Commitments as of the Fourth Restatement Effective Date is $400,000,000.

“Swiss/Multicurrency Revolving Credit Facility” means, at any time, the aggregate amount of the Swiss/Multicurrency Revolving Credit Commitments at such time.

“Swiss/Multicurrency Revolving Credit Lender” means each Lender with a Swiss/Multicurrency Revolving Credit Commitment.

“Swiss/Multicurrency Revolving Credit Loan” has the meaning specified in Section 2.02(c)(iii).

“Swiss/Multicurrency Revolving Credit Note” means a promissory note in the form of Exhibit C-4 (with such modifications thereto as may be necessary to reflect different Classes of Revolving Credit Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swiss Obligations” means all Obligations of the Swiss Loan Parties.

“Swiss Reaffirmation” means the reaffirmation made by the Swiss Guarantors dated as of the Fourth Restatement Effective Date.

“Swiss Secured Parties” means the Administrative Agent and each Swiss/Multicurrency Revolving Credit Lender.

“Swiss Subsidiary Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Swiss Tax Deduction” means a deduction or withholding for or on account of Swiss Withholding Tax from a payment under this Agreement.

“Swiss Withholding Tax” means the Taxes levied pursuant to the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss federal act on withholding tax, of October 13, 1965.

“Swiss Withholding Tax Rules” means, together, the Ten Non-Bank Rule and/or the Twenty Non-Bank Rule.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed (and any interest and penalties related thereto).

“Ten Non-Bank Rule” means the rule according to which the aggregate number of Lenders participants and/or sub-participants (except in the case of a Non-Harmful Subparticipation) under this Agreement (respectively under any Facility if the Swiss Federal Tax Administration has confirmed that each applicable Facility can be considered as a separate financing for Swiss Withholding Tax purposes) which are not Eligible Swiss Banks must not at any time exceed ten (10), in each case in accordance with the meaning of the Guidelines.

“Term A Commitment” means the Term A Dollar Commitments and the Term A Euro Commitments, or either of them, as the context may require.

“Term A Dollar Commitment” means, as to each Term A Dollar Lender, its obligation to make a Term A Dollar Loan to the Parent Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term A Dollar Loan to be made by such Term A Dollar Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term A Dollar Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term A Dollar Lender’s Term A Dollar Commitment as of the Fourth Restatement Effective Date is the sum of the amounts specified on Schedule I to the Lender Addendum under the caption “Incremental Term A-3 Dollar Commitment” and “Extended Maturity Term A Dollar Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term A Dollar Commitment, as the case may be. The aggregate amount of the Term A Dollar Commitments as of the Fourth Restatement Effective Date is $~~900,000,000.01.~~900,000,000.10.

“Term A Dollar Lender” means any Lender that has a Term A Dollar Commitment or a Term A Dollar Loan at such time.

“Term A Dollar Loans” means the Loans made by the Term A Dollar Lenders pursuant to their respective Term A Dollar Commitments.

“Term A Euro Commitment” means, as to each Term A Euro Lender, its obligation to make a Term A Euro Loan to the Parent Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term A Euro Loan to be made by such Term A Euro Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term A Euro Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term A Euro Lender’s Term A Euro Commitment as of the Fourth Restatement Effective Date is the sum of the amounts specified on Schedule I to the Lender Addendum under the caption “Incremental Term A-3 Euro Commitment” and “Extended Maturity Term A Euro Commitment” or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term A Euro Commitment, as the case may be. The aggregate amount of the Term A Euro Commitments as of the Fourth Restatement Effective Date is €403,298,082.08.

“Term A Euro Lender” means any Lender that has a Term A Euro Commitment or a Term A Euro Loan at such time.

“Term A Euro Loans” means the Loans made by the Term A Euro Lenders pursuant to their respective Term A Euro Commitments.

“Term A Facility” means any Facility consisting of Term A Dollar Loans, Term A Euro Loans, Term A Dollar Commitments, Term A Euro Commitments, or any of them, as the context may require.

“Term A Loan” means the Term A Dollar Loans and the Term A Euro Loans.

“Term A Loan Increase” has the meaning specified in Section 2.14(a).

“Term B Dollar ~~Commitment” means, as to each Term B Dollar Lender, its agreement to exchange the principal amount of its Tranche B-1 Dollar Term Loans set forth on the signature page to such Term B Dollar Lender’s Consent (or such lesser amount allocated to it by the Lead Arrangers) for an equal principal amount of the Term B Dollar Loans on the Effective Date~~Loan” means a Loan that was made pursuant to Section 2.01(b)(i), as in effect on the Amendment No. 1 Effective Date.

“Term B Euro Loan” means a Loan that was made pursuant to Section 2.01(b)(ii) or (iv), each as in effect on the Amendment No. 1 Effective Date.

“Term B-1 Dollar Commitment” means each Exchange Term B-1 Dollar Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-1 Dollar Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term B-1 Dollar Lender’s Term B-1 Dollar Commitment as of the Amendment No. 1 Effective Date is specified on the signature page to such Term B-1 Dollar Lender’s Consent or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term B-1 Dollar Commitment, as the case may be. The aggregate amount of the Term B-1 Dollar Commitments as of the Amendment No. 1 Effective Date ~~was $1,747,645,000.~~, after giving effect to the prepayment of Term B-1 Dollar Loans pursuant to Section 2(e) of Amendment No. 1, was $1,200,000,000.

“Term B-1 Dollar Lender” means any Lender that has a Term B ~~Dollar Commitment, Additional Term B~~-1 Dollar Commitment or a Term B-1 Dollar Loan at such time.

“Term B-1 Dollar Loans” means the Loans made by the Term B-1 Dollar Lenders pursuant to their respective Term B ~~Dollar Commitments or Additional Term B~~-1 Dollar Commitments.

“Term B-1 Euro Commitment” means~~, as to~~ each Incremental Term B ~~Euro Lender, its agreement to exchange the principal amount of its Tranche B-1 Euro Term Loans set forth on the signature page to such Term B Euro Lender’s Consent (or such lesser amount allocated to it by the Lead Arrangers) for an equal principal amount of the Term B Euro Loans on the Effective Date~~-1 Euro Commitment and Exchange Term B-1 Euro Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term B-1 Euro Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term B-1 Euro Lender’s Term B-1 Euro Commitment as of the Amendment No. 1 Effective Date is specified on the signature page to such Term B-1 Euro Lender’s Consent or, otherwise, in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to which such Lender shall have assumed its Term B-1 Euro Commitment, as the case may be. The aggregate amount of the Term B-1 Euro Commitments as of the Amendment No. 1 Effective Date was €~~746,908,500.~~1,200,000,000.

“Term B-1 Euro Lender” means any Lender that has a Term B ~~Euro Commitment, Additional Term B~~-1 Euro Commitment or a Term B-1 Euro Loan at such time.

“Term B-1 Euro Loans” means the Loans made by the Term B-1 Euro Lenders pursuant to their respective Term B ~~Euro Commitments or Additional Term B~~-1 Euro Commitments.

“Term B Facility” means any Facility consisting of Term B-1 Dollar Loans, Term B-1 Euro Loans, Term B-1 Dollar Commitments, ~~Additional~~ Term B ~~Dollar Commitments, Term B~~-1 Euro Commitments, ~~Additional~~Incremental Term B-1 Euro Commitments or any of them, as the context may require.

“Term B Loan” means the Term B-1 Dollar Loans and the Term B-1 Euro Loans.

“Term B Loan Increase” has the meaning specified in Section 2.14(a).

“Term Borrowing” means a Borrowing of any Term Loans.

“Term Commitment” means the Term A Dollar Commitments, the Term A Euro Commitments, the Term B-1 Dollar Commitments, the Term B-1 Euro Commitments, Incremental Term Commitments, Other Term Loan Commitments, ~~Additional Term B Dollar Commitments, Additional Term B Euro Commitments,~~ Replacement Term Loan Commitments or Extended Term Loan Commitments of a given Extension Series, or any of them, as the context may require.

“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Term A Loan, Term B Loan, Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning provided in Section 2.16(a).

“Term Loan Extension Series” has the meaning provided in Section 2.16(a).

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt and, in each case, any Refinancing Indebtedness in respect thereof.

“Term Note” means a promissory note of one or more of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1, evidencing the aggregate Indebtedness of such Borrowers to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Parent Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b) after the Fourth Restatement Effective Date, the Test Period in effect shall be the period of four consecutive fiscal quarters of the Parent Borrower ended September 30, 2016. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2016 Test Period” refers to the period of four consecutive fiscal quarters of the Parent Borrower ended September 30, 2016), and a Test Period shall be deemed to end on the last day thereof.

“Third Restatement Transactions” means, collectively, (a) the amendment and restatement of the Second Amended and Restated Credit Agreement, including the execution and delivery of the Amendment and any Credit Documents contemplated hereby and, upon the effectiveness thereof, the borrowing of the Term B Loans pursuant to Section 2.02 and (b) all other transactions contemplated by the Amendment or in connection with any of the foregoing.

“Third Restatement Transaction Costs” means all fees, expenses and other amounts incurred or paid by or on behalf of the Parent Borrower or any other Loan Parties in connection with the Third Restatement Transactions.

“Threshold Amount” means $100,000,000.

“Total Assets” means the total assets of the Parent Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent Borrower delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith) or, prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), initially, $21,546,000,000 (which such amount reflects the pro forma Total Assets as shown on the balance sheet of the pro forma surviving corporation as of June 30, 2016 pursuant to Amendment No. 3 to Form S-4 Registration Statement of Quintiles Holdings) and, after filing of Holdings’ Form 10-Q with the SEC with respect to the fiscal quarter ended September 30, 2016 until the delivery of any such statements pursuant to Section 6.01(a) or (b), the total assets of Holdings on a pro forma basis as of September 30, 2016 after giving effect to the IMS-Quintiles Transactions as specified in such Form 10-Q.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“TPG” means TPG Capital, L.P.

“TPG Group” means TPG and its Affiliates and all investment funds advised by any of the foregoing (excluding, for the avoidance of doubt their portfolio companies or other operating companies affiliated with TPG).

~~“Tranche B-1 Dollar Term Loans” has the meaning specified in the Second Amended and Restated Credit Agreement.~~

~~“Tranche B-1 Euro Term Loans” has the meaning specified in the Second Amended and Restated Credit Agreement.~~

~~“Tranche B-1 Term Loans” has the meaning specified in the Second Amended and Restated Credit Agreement.~~

“Transaction Expenses” means the Original Transaction Costs, the First Restatement Transaction Costs, the Second Restatement Transaction Costs, the Third Restatement Transaction Costs and the Fourth Restatement Transaction Costs.

“Transactions” means, collectively, the Original Transactions, First Restatement Transactions, the Second Restatement Transactions, the Third Restatement Transactions and the Fourth Restatement Transactions.

“Treasury Capital Stock” has the meaning specified in Section 7.06(b)(ii).

“Twenty Non-Bank Rule” means the rule according to which the aggregate number of creditors (including the Lenders), other than Eligible Swiss Banks, of the Swiss Subsidiary Borrower under all its outstanding debt instruments relevant for classification as debenture must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“U.S. Guaranty” means (a) the guaranty made by the Parent Borrower, Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b)(i) and (iii) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F-1 and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11(a)(i).

“U.S. Lender” has the meaning specified in Section 3.01(f).

“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(c)(i).

“U.S. Revolving Credit Commitment” means the commitment of a Lender to make or otherwise fund any U.S. Revolving Credit Loan and “U.S. Revolving Credit Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s U.S. Revolving Credit Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the U.S. Revolving Credit Commitments as of the Fourth Restatement Effective Date is $450,000,000.

“U.S. Revolving Credit Exposure” means, as to each U.S. Revolving Credit Lender, the sum of the amount of the Outstanding Amount of such U.S. Revolving Credit Lender’s U.S. Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the U.S. Revolving Credit Commitments at such time.

“U.S. Revolving Credit Lenders” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time or, if the U.S. Revolving Credit Commitments have terminated, the U.S. Revolving Credit Exposure.

“U.S. Revolving Credit Loans” has the meaning specified in Section 2.01(c)(i).

“U.S. Revolving Credit Note” means a promissory note in the form of Exhibit C-2 (with such modifications thereto as may be necessary to reflect different Classes of Revolving Credit Loans), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Securitization Subsidiary, (ii) any Subsidiary of the Parent Borrower designated by the Board of Directors as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Effective Date, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Parent Borrower in accordance with Section 6.14 or ceases to be a Subsidiary of the Parent Borrower and (iii) any existing Subsidiary set forth on Schedule 6.14. No Subsidiary shall be designated an Unrestricted Subsidiary if it owns Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Parent Borrower or any other Restricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Equity Interests or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing: (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Equity Interests or Preferred Stock multiplied by the amount of such payment; by (b) the sum of all such payments; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Exemption Document” has the meaning specified in Section 3.01(h).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” means the lawful currency of Japan.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The word “or” is not exclusive.

(f) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(h) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(i) For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses as determined by the Parent Borrower in its sole discretion at such time.

SECTION 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) references to any Person shall include the successors and permitted assigns of such Person.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.

SECTION 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Interest Coverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total

Net Leverage Ratio, the Fixed Charge Coverage Ratio and the determination of any basket or covenant based on Total Assets shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.08, when calculating the Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio and the Total Net Leverage Ratio, each as applicable, for purposes of (i) the definition of “Applicable Rate”, (ii) the definition of “Applicable ECF Percentage” and (iii) Section 7.13 (other than for the purpose of determining pro forma compliance with Section 7.13), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test or determination of Total Assets is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test or determination of Total Assets shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Parent Borrower are available (as determined in good faith by the Parent Borrower) (it being understood that for purposes of determining pro forma compliance with Section 7.13, if no Test Period with an applicable level cited in Section 7.13 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.13 with an indicated level). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating the Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio or the Total Net Leverage Ratio, each as applicable, for purposes of (i) the definition of “Applicable Rate”, (ii) the definition of “Applicable ECF Percentage” and (iii) Section 7.13 (other than for the purpose of determining pro forma compliance with Section 7.13), each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

(b) For purposes of calculating any financial ratio or test (or Total Assets), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.08) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test (or Total Assets) is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.08, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies resulting from or relating to any Specified Transaction (including the Transactions) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Parent Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Parent Borrower) (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Parent Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than ~~eighteen~~twenty-four (~~18~~24) months after the date of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) the aggregate amount of cost savings, synergies and operating expense reductions added pursuant to this clause (c) and clause (a)(vii) of the definition of “Consolidated EBITDA” in any Test Period shall not exceed an amount equal to

20% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to this Section 1.08(c) and clause (a)(vii) of the definition of “Consolidated EBITDA”); provided that such 20% cap shall not apply to, and shall be determined after giving effect to, any such adjustments resulting from actions taken or with respect to which substantial steps have been taken or were committed to be taken prior to the Fourth Restatement Effective Date (notwithstanding that such actions may actually be taken after the Fourth Restatement Effective Date) to the extent relating to items identified to the Lead Arrangers prior to the Fourth Restatement Effective Date or cost savings assumed in any forecasts, projections or model delivered to the Lead Arrangers prior to the Fourth Restatement Effective Date.

(d) In the event that (w) the Parent Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) the Parent Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Equity Interests, (y) any Restricted Subsidiary issues, repurchases or redeems Preferred Stock or (z) the Parent Borrower or any Restricted Subsidiary establishes (or designates) any Designated Commitments, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or Preferred Stock or such establishment of Designated Commitments, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio or the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Equity Interests or Preferred Stock will be given effect, as if the same had occurred on the first day of the applicable Test Period) and, with respect to the calculation of compliance with any covenant determined by reference to a financial ratio or test on the date of determination (other than compliance with Section 7.13) in connection with the incurrence of any Designated Commitments, such covenant shall be calculated giving pro forma effect to the full amount of such Designated Commitments as if such full amount of Indebtedness thereunder had been incurred thereunder throughout such period.

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of the computation above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed on the average daily balances of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency Rate interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent Borrower or Restricted Subsidiary may designate.

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio, Consolidated Net Income or Consolidated EBITDA in connection with the incurrence of Indebtedness, the issuance of Disqualified Equity Interests or Preferred Stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Equity Interests or Preferred Stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be the LCT Test Date, and, if after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date (or, in the case of any incurrence or repayment of Indebtedness (except in the case of the Interest Coverage Ratio (or similar ratio)), as if incurred (or repaid, as applicable) on the last day of the applicable Test Period), the Parent Borrower could have consummated such Limited Condition Transaction on the relevant LCT Test Date in compliance with such ratio or other provision, such ratio or other provision shall be deemed to have been complied with. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio) or other provision at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been failed to have been satisfied or exceeded, respectively, as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions are permitted hereunder and (ii) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction, unless (x) on such date an Event of Default pursuant to Section 8.01(a) or, solely with respect to the Borrowers, Section 8.01(f) shall be continuing or (y) the Parent Borrower subsequently elects, in its sole discretion, to test such ratios and baskets on the date such Limited Condition Transaction and related transactions are consummated. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or other provision (other than testing actual compliance with the Financial Covenants) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or other provision shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expired.

SECTION 1.09. Currency Generally.

(a) Exchange Rates; Currency Equivalents.

(i) The Administrative Agent or L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating any incurrence or financial covenant hereunder (including baskets related thereto) or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or L/C Issuer, as applicable.

(ii) Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant L/C Issuer, as the case may be.

(iii) Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.03, 7.05 and 7.06 and the definition of “Permitted Investments” with respect to any amount of Indebtedness, Investment, Restricted Payment, Lien or Disposition in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness, Investment, Restricted Payment, Lien or Disposition is incurred or made; provided, that, for the avoidance of doubt, the foregoing provisions of this Section 1.09(a) shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Investment, Restricted Payment, Lien or Disposition may be incurred or made at any time under such Sections.

(iv) For purposes of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Senior Secured First Lien Net Leverage Ratio, the Dollar equivalent of any Indebtedness denominated in a currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (after giving effect to the currency translation effects, determined in accordance with GAAP, of Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the applicable amount of such Indebtedness); provided, however, that the Dollar-equivalent principal amount of all Term Loans and Revolving Credit Loans denominated in a Foreign Currency, including for the avoidance of doubt, any such Term Loans incurred prior to the Fourth Restatement Effective Date and any Revolving Credit Loans incurred under Revolving Credit Commitments provided prior to the Fourth Restatement Effective Date, shall be calculated based on the relevant currency exchange rate in effect on the Fourth Restatement Effective Date.

(v) For the avoidance of doubt, in the case of a Loan denominated in a Foreign Currency, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Foreign Currency (without any translation into the Dollar Equivalent thereof).

(b) Redenomination of Certain Foreign Currencies and Computation of Dollar Equivalents.

(i) Each obligation of a Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the Original Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Credit Extension in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Credit Extension, at the end of the then current Interest Period.

(ii) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in consultation with the Parent Borrower to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(iii) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in consultation with the Parent Borrower to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

(c) Additional Foreign Currencies.

(i) The Parent Borrower may from time to time request that Swiss/Multicurrency Revolving Credit Loans that are Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Swiss/Multicurrency Revolving Credit Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(ii) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time), twenty Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Swiss/Multicurrency Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each Swiss/Multicurrency Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(iii) Any failure by a Lender or a L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Swiss/Multicurrency Revolving Credit Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any borrowings of Swiss/Multicurrency Revolving Credit Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent Borrower and such currency shall thereupon be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09(c), the Administrative Agent shall promptly so notify the Parent Borrower.

SECTION 1.10. Letters of Credit.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent amount of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.11. Effect of Fourth Restatement.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 5 of the Amendment, this Agreement shall be binding on the Borrowers, the Agents, the Lenders and the other parties hereto, and the Third Amended and Restated Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that (a) the Obligations (as defined in the Third Amended and Restated Credit Agreement) of the Borrowers and the other Loan Parties under the Third Amended and Restated Credit Agreement and the other Credit Documents (in each case, as further amended from time to time) that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Credit Documents, (b) all Letters of Credit existing immediately prior to the Fourth Restatement Effective Date shall continue as Letters of Credit under this Agreement, (c) the Collateral and the Credit Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations (as defined in the Third Amended and Restated Credit Agreement) and the Obligations of the Borrowers and the other Loan Parties under this Agreement and the other Credit Documents, in each case, as amended hereby, (d) all Swap Contracts entered into prior to the Fourth Restatement Effective Date that constitute Obligations (as defined in the Third Amended and Restated Credit Agreement) and remain outstanding as of the date of this Agreement shall continue to constitute Obligations hereunder, and (e) any Person entitled to the benefits of Sections 3.04, 3.05, 10.04 and 10.05 of the Third Amended and Restated Credit Agreement shall continue to be entitled to the benefits of the corresponding provisions of this Agreement. Upon the effectiveness of this Agreement, each Credit Document that was in effect immediately prior to the date of this Agreement shall continue to be effective and, unless the context otherwise requires, any reference to the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement or the Third Amended and Restated Credit Agreement contained therein shall be deemed to refer to this Agreement.

ARTICLE II.

The Commitments and Borrowings

SECTION 2.01. The Loans.

(a) Term A Borrowings.

(i) Subject to the terms and conditions set forth herein, on the Fourth Restatement Effective Date, each Term A Dollar Lender severally agrees to make to the Parent Borrower a Term A Dollar Loan in an aggregate amount equal to such Term Lender’s Term A Dollar Commitment. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Term A Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) Subject to the terms and conditions set forth herein, on the Fourth Restatement Effective Date, each Term A Euro Lender severally agrees to make to the Parent Borrower a Term A Euro Loan in an aggregate amount equal to such Term Lender’s Term A Euro Commitment. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Term A Euro Loans shall be Eurocurrency Rate Loans.

(b) Term B Borrowings. ~~(i)~~ Subject to the terms and conditions ~~set forth in the Third Amended and Restated Credit~~in this Agreement and set forth in ~~the~~ Amendment~~, each~~ No. 1:

(i) Each Exchange Term B-1 Dollar Lender having ~~a~~an Exchange Term B-1 Dollar Commitment on the Amendment No. 1 Effective Date exchanged its ~~Exchanged Tranche B-1~~Term B Dollar ~~Term~~ Loans on the Amendment No. 1 Effective Date for a ~~like~~ principal amount of Term B-1 Dollar Loans equal to the amount of such Term Lender’s Exchange Term B-1 Dollar Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed. Term B-1 Dollar Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) ~~Subject to the terms and conditions set forth in the Third Amended and Restated Credit Agreement and set forth in the Amendment, each~~Each Exchange Term B-1 Euro Lender having ~~a~~an Exchange Term B-1 Euro Commitment on the Amendment No. 1 Effective Date exchanged its ~~Exchanged Tranche B-1~~Term B Euro ~~Term~~ Loans on the Amendment No. 1 Effective Date for a ~~like~~ principal amount of Term B ~~Euro Loans~~-1 Euro Loans equal to the amount of such Term Lender’s Exchange Term B-1 Euro Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. Term B-1 Euro Loans shall be Eurocurrency Rate Loans.

(iii) ~~Subject to the terms and conditions set forth in the Third Amended and Restated Credit Agreement, each Additional Term B Dollar Lender made to the Parent Borrower a Term B Dollar Loan on the Effective Date in an aggregate amount equal to the amount of such Term Lender’s Additional Term B Dollar Commitment on the Effective Date. Amounts borrowed as described in this Section 2.01(b)(iii) and repaid or prepaid may not be reborrowed. Term B Dollar Loans made as described in this Section 2.01(b)(iii) may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.~~[Reserved].

(iv) ~~Subject to the terms and conditions set forth in the Third Amended and Restated Credit Agreement, each Additional~~Each Incremental Term B-1 Euro Lender made to the Parent Borrower a Term B-1 Euro Loan on the Amendment No. 1 Effective Date in an aggregate amount equal to the amount of such Term Lender’s ~~Additional~~Incremental Term B-1 Euro Commitment on the Amendment No. 1 Effective Date. Amounts borrowed as described in this Section 2.01(b)(iv) and repaid or prepaid may not be reborrowed. Term B-1 Euro Loans made as described in this Section 2.01(b)(iv) shall be Eurocurrency Rate Loans, as further provided herein.

(v) All Term B-1 Loans made on the Amendment No. 1 Effective Date had the Interest Periods specified in the Request for Credit Extension delivered in connection therewith (notwithstanding the required periods set forth in the definition of “Interest Period”). All accrued and unpaid interest on the ~~Exchanged Tranche B-1~~Term B Dollar ~~Term~~ Loans and the ~~Exchanged Tranche B-1~~Term B Euro ~~Term~~ Loans to, but not including the Effective Date, was payable on the Amendment No. 1 Effective Date, but no amounts were payable on the Amendment No. 1 Effective Date under Section ~~2.18(c) of the Second Amended and Restated Credit Agreement or Section~~ 3.05.

(c) The Revolving Credit Borrowings.

(i) Each U.S. Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “U.S. Revolving Credit Loan”) to the Parent Borrower from time to time, on any Business Day during the period from the Fourth Restatement Effective Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s U.S. Revolving Credit Commitment; provided that after giving effect to any U.S. Revolving Credit Borrowing, the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of (x) all L/C Obligations and (y) all Swing Line Loans, shall not exceed such Lender’s U.S. Revolving Credit Commitment;

(ii) Each Japanese Revolving Credit Lender severally agrees to make loans denominated in Dollars and/or Yen (each such loan, a “Japanese Revolving Credit Loan”) to the Parent Borrower and the Japanese Subsidiary Borrower from time to time, on any Business Day during the period from the Fourth Restatement Effective Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Japanese Revolving Credit Commitment; provided that after giving effect to any Japanese Revolving Credit Borrowing, the aggregate Outstanding Amount of the Japanese Revolving Credit Loans of any Lender shall not exceed such Lender’s Japanese Revolving Credit Commitment;

(iii) Each Swiss/Multicurrency Revolving Credit Lender severally agrees to make loans denominated in Dollars and/or Foreign Currencies (other than Yen) (each such loan, a “Swiss/Multicurrency Revolving Credit Loan”) to the Parent Borrower and the Swiss Subsidiary Borrower from time to time, on any Business Day during the period from the Fourth Restatement Effective Date until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Swiss/Multicurrency Revolving Credit Commitment; provided that after giving effect to any Swiss/Multicurrency Revolving Credit Borrowing, the aggregate Outstanding Amount of the Swiss/Multicurrency Revolving Credit Loans of any Lender shall not exceed such Lender’s Swiss/Multicurrency Revolving Credit Commitment; and

(iv) Within the limits of each Lender’s applicable Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). The Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Eurocurrency Rate Loans and the Revolving Credit Loans denominated in Foreign Currencies shall be Eurocurrency Rate Loans, in each case, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans of a given Class from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice or the Parent Borrower’s irrevocable notice, on behalf of the applicable Borrower, to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) three (3) Business Days (or at least four (4) Business Days in the case of a Foreign Currency Loan not denominated in a Special Notice Currency or at least five (5) Business Days in the case of a Foreign Currency Loan in a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, (2) on the requested date of any U.S. Revolving Credit Borrowing of Base Rate Loans and (3) one Business Day prior to the requested date of any Japanese Revolving Credit Borrowing or Swiss/Multicurrency Revolving Credit Borrowing of Base Rate Loans; provided that the notice referred to in subclause (1) above may be delivered no later than the Business Day immediately prior to the Fourth Restatement Effective Date in the case of the initial Credit Extensions of Term A Dollar Loans; provided, further, that no Foreign Currency Loan may be converted into a Base Rate Loan or into a Foreign Currency Loan of a different Foreign Currency. Each telephonic notice by the requesting Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Except as provided in Section 2.14, 2.15 or 2.16, each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum Dollar Equivalent amount of $1,000,000, or a whole Dollar Equivalent multiple of $100,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(b) or 2.14, 2.15 or 2.16, each Borrowing of or conversion to Base Rate Loans shall be in a minimum Dollar Equivalent amount of $500,000 or a whole Dollar Equivalent multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the requesting Borrower(s) are requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Class and Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, which Class of Revolving Credit Commitments is to be borrowed and (vii) wire instructions of the account(s) to which funds are to be disbursed. If the requesting Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then (x) the applicable Term B-1 Dollar Loans, Term A Dollar Loans or Revolving Credit Loans denominated in Dollars shall be made as, or converted to, Base Rate Loans and (y) the applicable Term A Euro Loans, Term B-1 Euro Loans or Revolving Credit Loans denominated in Foreign Currencies shall be made as, or converted to, Eurocurrency Rate Loans with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans or Eurocurrency Rate Loans with an Interest Period of one (1) month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the requesting Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower(s), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (x) 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice in the case of any Revolving Credit Loan denominated in Dollars and (y) the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan denominated in a Foreign Currency. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and if, such Borrowing is on the Fourth Restatement Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account(s) of the applicable Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the applicable Borrower or the Parent Borrower, on behalf of such Borrower, to (and reasonably acceptable to) the Administrative Agent; provided that if, on the date the Committed Loan Notice with respect to a Borrowing under the U.S. Revolving Credit Facility is given by the Parent Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing, second, to the payment in full of any such Swing Line Loans, and third, to the Parent Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith. During the occurrence and continuation of an Event of Default, the Administrative Agent or the Required Facility Lenders under the applicable Facility may require by notice to the

Parent Borrower that: (i) no Loans denominated in Dollars under the applicable Facility may be converted to or continued as Eurocurrency Rate Loans and (ii) any Loan denominated in a Foreign Currency under the applicable Facility shall be continued as a Eurocurrency Rate Loan with an Interest Period of one (1) month.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of demonstrable error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect unless otherwise agreed between the Parent Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment (including for Incremental Revolving Credit Commitments), Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of demonstrable error. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other U.S. Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars or in one or more Foreign Currencies for the account of the Parent Borrower or any of its Subsidiaries and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit and (B) the U.S. Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the U.S. Revolving Credit Exposure of any U.S. Revolving Credit Lender would exceed such Lender’s U.S. Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer;

(D) the issuance of such Letter of Credit would violate any policies of such L/C Issuer applicable to letters of credit generally;

(E) any U.S. Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Parent Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000; or

(G) the Letter of Credit is to be denominated in a currency other than Dollars or a Foreign Currency.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the currency and amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower (or its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such U.S. Revolving Credit Lender’s Pro Rata Share of the U.S. Revolving Credit Commitments or other applicable share provided for under this Agreement times the amount of such Letter of Credit.

(iii) If the Parent Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon by the L/C Issuer and the Parent Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Parent Borrower shall not be required to make a specific request to the relevant

L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the U.S. Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any U.S. Revolving Credit Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) If the Parent Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such L/C Issuer, the Parent Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the U.S. Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the relevant L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Facility Lenders under U.S. Revolving Credit Facility have elected not to permit such reinstatement or (B) from the Administrative Agent, any U.S. Revolving Credit Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as a Credit Extension for purposes of this clause) and, in each case, directing the relevant L/C Issuer not to permit such reinstatement.

(v) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Parent Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in a Foreign Currency, Parent Borrower shall reimburse the respective L/C Issuer in such Foreign Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Parent Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that Parent Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a Foreign Currency, the relevant L/C Issuer shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 p.m. on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit to be reimbursed in a Foreign Currency, in each case, with notice to the Parent Borrower (each such date, an “Honor Date”), the Parent Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the applicable currency; provided that if such reimbursement is not made on the date of drawing, the Borrowers shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Base Rate Loans for U.S. Revolving Credit Loans (without duplication of interest payable on L/C Borrowings). The applicable L/C

Issuer shall notify the Parent Borrower of the amount of the drawing promptly following the determination or revaluation thereof. If the Parent Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each U.S. Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in a Foreign Currency) (the “Unreimbursed Amount”), and the amount of such U.S. Revolving Credit Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Parent Borrower shall be deemed to have requested a U.S. Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the requirements for the amount of the unutilized portion of the U.S. Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each U.S. Revolving Credit Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a U.S. Revolving Credit Loan that is a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a U.S. Revolving Credit Borrowing of Base Rate Loans because the applicable conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Parent Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each U.S. Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each U.S. Revolving Credit Lender funds its U.S. Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Parent Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any U.S. Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any U.S. Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) or Section 2.03(c)(ii) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each U.S. Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Obligations of the U.S. Revolving Credit Lenders under this Section 2.03(d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Parent Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the U.S. Guaranty or any other guarantee, for all or any of the Obligations of the Parent Borrower or any Guarantor in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

(vii) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;

(viii) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; or

(ix) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Parent Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Parent Borrower to the extent permitted by applicable Law) suffered by the Parent Borrower that are caused by acts or omissions by such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(f) Role of L/C Issuers. Each Lender and the Parent Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders or the Required Facility Lenders with respect to the U.S. Revolving Credit Facility, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Parent Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Parent Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Parent Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Parent Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential damages suffered by the Parent Borrower which the Parent Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit in each case as determined by a final and non appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) (A) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit issued to the Parent Borrower may for any reason remain outstanding and partially or wholly undrawn or (B) if an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Parent Borrower shall Cash Collateralize the then Outstanding Amount of all of its relevant L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (A), (1) the Business Day that the Parent Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m. or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Parent Borrower receives such notice and (y) in the case of the immediately preceding clause (B) the Business Day on which as Event of Default set forth under Section 8.01(f) occurs, or, if such day is not a Business Day, the Business Day immediately following such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, an L/C Issuer or the Swing Line Lender, the Parent Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the U.S. Revolving Credit Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the U.S. Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Parent Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the U.S. Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Parent Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such relevant L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Parent Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Parent Borrower.

(ii) In addition, if Administrative Agent notifies the Parent Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect (unless such excess arises solely in connection with the change in the Dollar Equivalent of L/C Obligations denominated in Foreign Currencies on any Revaluation Date specified in clause (b)(iv) of the definition thereof), within two Business Days after receipt of such notice, Parent Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(iii) Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral pursuant to this Section 2.03(g), request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(h) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Parent Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Parent Borrower shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Rate Loans times the daily maximum Dollar Equivalent amount then available to be drawn under such Letter of Credit (regardless of whether the conditions for drawing could then be met and whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other lower amount as may be mutually agreed by the Parent Borrower and the applicable L/C Issuer) of the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such L/C Issuer. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the first Business Day after the end of each of March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Parent Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued for the account of the Parent Borrower the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Addition of an L/C Issuer. A U.S. Revolving Credit Lender reasonably acceptable to the Parent Borrower and the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Parent Borrower, the Administrative Agent and such U.S. Revolving Credit Lender. The Administrative Agent shall notify the U.S. Revolving Credit Lenders of any such additional L/C Issuer.

(m) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche or Class of U.S. Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by such L/C Issuer which issued such Letter of Credit, if one or more other tranches or Classes of U.S. Revolving Credit Commitments under which Letters of Credit are issued in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the U.S. Revolving Credit Lenders to purchase participations therein and to make U.S. Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by U.S. Revolving Credit Lenders pursuant to) the U.S. Revolving Credit Commitments in respect of such non-terminating tranches or Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized U.S. Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Parent Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Parent Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Parent Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any tranche or Class of U.S. Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with such L/C Issuer.

(n) Letter of Credit Reports. For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit R, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a subsidiary, the Parent Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such subsidiaries.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, Bank of America, in its capacity as Swing Line Lender agrees to make loans in Dollars to the Parent Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Effective Date and until the Maturity Date of the U.S. Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of U.S. Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s U.S. Revolving Credit Commitments; provided that, after giving effect to any Swing Line Loan, (i) the U.S. Revolving Credit Exposure shall not exceed the aggregate U.S. Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s U.S. Revolving Credit Commitments then in effect; provided, further, that the Parent Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Parent Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $50,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Promptly after receipt by the Swing Line Lender of any telephonic notice or Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any U.S. Revolving Credit Lender) prior to 2:00

p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Parent Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a U.S. Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Parent Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Parent Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each U.S. Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans of the Parent Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but not in excess of the unutilized portion of the aggregate U.S. Revolving Credit Commitments and subject to the applicable conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each U.S. Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a U.S. Revolving Credit Loan that is a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a U.S. Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the U.S. Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each U.S. Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such U.S. Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s U.S. Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Parent Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the applicable conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Parent Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any U.S. Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each U.S. Revolving Credit Lender shall pay to such Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the U.S. Revolving Credit Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Parent Borrower for interest on the Swing Line Loans. Until each U.S. Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of any Swing Line Loan, interest in respect of such Pro Rata Share or other applicable share provided for under this Agreement shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Parent Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of U.S. Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of U.S. Revolving Credit Commitments is or are in effect with a longer Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of U.S. Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(m)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Parent Borrower shall still be obligated to pay Swing Line Loans allocated to the U.S. Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Commencing with the Maturity Date of any tranche or Class of U.S. Revolving Credit Commitments, the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.

SECTION 2.05. Prepayments.

(a) Optional.

(i) Any Borrower may, upon notice to the Administrative Agent by such Borrower or the Parent Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and Revolving Credit Loans of any Class or Classes in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four (4) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in a Foreign Currency other than a Special Notice Currency, (C) five (5) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in a Special Notice Currency and (D) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum Dollar Equivalent amount of $1,000,000, or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a minimum Dollar Equivalent amount of $500,000 or a whole Dollar Equivalent multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid (and, for the avoidance of doubt, may indicate the prepayments by more than one Borrower on such date in such amounts so specified, which, individually may be below any minimum or multiple but which in aggregate amount on any given date shall satisfy such minimum and multiple requirements). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Parent Borrower, the applicable Borrower(s) shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the prepaying Borrower or the Parent Borrower on its behalf may in its sole discretion select the Class or Classes of the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(ii) The Parent Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $10,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, the Parent Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the applicable Borrower or the Parent Borrower on its behalf may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Sections 2.07(a) and (b) in a manner determined at the discretion of the Parent Borrower and specified in the notice of prepayment and the Parent Borrower may elect to apply voluntary prepayments of Term Loans to one or more Class or Classes of Term Loans selected by the Parent Borrower. In the event that the Parent Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Parent Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among the Classes of Term Loans.

(v) Notwithstanding anything in any Credit Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing and (y) purchases or payments of the Term Loans pursuant to this Section 2.05(a)(v) are not funded with the proceeds of Revolving Credit Loans or Swing Line Loans, any Company Party may (1) purchase outstanding Term Loans on a non-pro rata basis through open market purchases or (2) prepay the outstanding Term Loans (which shall, in each case, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Company Parties and in the case of this clause (2) only, which shall be prepaid) on the following basis (provided that no Lender shall be obligated to participate in any voluntary prepayment pursuant to this Section 2.05(a)(v) and each Lender’s decision to participate shall be made in its sole discretion):

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any tranche of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate Dollar Equivalent amount not less than $5,000,000 and whole Dollar Equivalent increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent demonstrable error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any tranche of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate Dollar Equivalent amount not less than $5,000,000 and whole Dollar Equivalent increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent demonstrable error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x)

each Term Lender and/or (y) each Lender with respect to any tranche of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Company Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate Dollar Equivalent amount not less than $5,000,000 and whole Dollar Equivalent increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent demonstrable error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (K) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with subsections (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in Same Day Funds not later than 2:00 p.m. (or, in the case of Term Loans denominated in Foreign Currencies, not later than the Applicable Time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share provided for under this Agreement. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G) In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall make a customary representation to the assigning Term Lenders, as applicable, that it does not possess material non-public information (or material information of the type that would not be public if a Borrower or any Parent Company were a public reporting company) with respect to Holdings and its Subsidiaries or the securities of any of them that either (1) has not been disclosed to the Term Lenders generally (other than Term Lenders who have elected not to receive such information) or (2) if not disclosed to the Term Lenders, would reasonably be expected to have a material effect on, or otherwise be material to (A) a Term Lender’s decision to participate in such Discounted Term Loan Prepayment or (B) the market price of such Term Loans (for the avoidance of doubt, no such representation will be required in the case of open market purchases by Company Parties, which may possess such material non-public information), or shall make a statement that such representation cannot be made and shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Repayment.

(H) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Company Party.

(I) Notwithstanding anything in any Credit Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(J) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(K) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(vi) Notwithstanding the foregoing, in the event that, on or prior to the date which is six (6) months after the Amendment No. 1 Effective Date, any Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans made on the Amendment No. 1 Effective Date pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Parent Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment that is subject to such Repricing Transaction. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(b) Mandatory.

(i) Within the later of five (5) Business Days after the financial statements have been delivered pursuant to Section 6.01(a) for each fiscal year and ninety (90) days after the end of such fiscal year (commencing with the fiscal year ending December 31, 2017), the Borrowers shall, subject to clauses (b)(vi) and (b)(vii) of this Section 2.05, cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) all voluntary prepayments of Term Loans pursuant to Section 2.05(a)(v), in an amount equal to the discounted amount actually paid in respect of the principal amount of such Term Loans, during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, (2) all other voluntary prepayments of Term Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due and (3) all voluntary prepayments of Revolving Credit Loans and loans under any other revolving credit facility secured by the Collateral in whole or in part on a pari passu basis (but without regard to control of remedies) with the Revolving Credit Facilities during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, to the extent the Revolving Credit Commitments or such other revolving commitments, as applicable, are permanently reduced by the amount of such payments and, in the case of each of the immediately preceding clauses (1), (2) and (3), to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness); provided, however, that a prepayment of Term Loans pursuant to this Section 2.05(b)(i) shall only be required in the amount (if any) by which the ECF Payment Amount for such fiscal year exceeds $30,000,000.

(ii) (A) If (1) the Parent Borrower or any of its Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Sections 7.05(a), (b), (c), (d), (e), (g), (h), (i), (k), (l), (m), (n), (o), (p), (q), (r) and (s)) or (2) any Casualty Event occurs, which results in the realization or receipt by the Parent Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrowers shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Parent Borrower or such Restricted Subsidiary of such Net Cash Proceeds, subject to clauses (b)(vi) and (b)(vii) of this Section 2.05, an aggregate principal amount of Term Loans in an amount equal to the Applicable Disposition Percentage of such Net Cash Proceeds received; provided that if at the time that any such prepayment would be required, the Borrowers (or any Restricted Subsidiary) are required to offer to repurchase any Indebtedness secured on a pari passu basis (but without regard to control of remedies) with the Obligations (other than any Indebtedness of the type described in clause (a)(ii)(A) of the definition of “Net Cash Proceeds” that was required to be prepaid or repaid and that resulted in a reduction in the applicable Net Cash Proceeds) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrowers (or any Restricted Subsidiary) may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrowers (or such Restricted Subsidiary) shall have reinvested (or entered into a binding commitment to reinvest) in accordance with Section 2.05(b)(ii)(B); and

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Parent Borrower, the Parent Borrower (or any Restricted Subsidiary) may use all or any portion of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Parent Borrower or its Restricted Subsidiaries or to make Permitted Acquisitions or any acquisition or

Investments in a business permitted under Section 7.07, in each case, (x) within twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Parent Borrower (or any of its Restricted Subsidiaries) enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within eighteen (18) months following receipt thereof; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after a reinvestment election, and subject to clauses (vi) and (vii) of this Section 2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Parent Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Parent Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Effective Date (A) not permitted to be incurred or issued pursuant to Section 7.03 or (B) that constitutes Credit Agreement Refinancing Indebtedness in respect of which the Refinanced Debt consists of Term Loans, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Parent Borrower or such Restricted Subsidiary of such Net Cash Proceeds.

(iv) If for any reason the aggregate Outstanding Amount of U.S. Revolving Credit Loans, Swing Line Loans and L/C Obligations at any time exceeds 105% of the aggregate U.S. Revolving Credit Commitments then in effect, the Parent Borrower shall promptly prepay U.S. Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Parent Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the U.S. Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds 105% of the aggregate U.S. Revolving Credit Commitments then in effect. If for any reason the aggregate Outstanding Amount of Japanese Revolving Credit Loans at any time exceeds 105% of the aggregate Japanese Revolving Credit Commitments then in effect, the applicable Borrowers shall promptly prepay Japanese Revolving Credit Loans in an aggregate amount equal to such excess. If for any reason the aggregate Outstanding Amount of Swiss/Multicurrency Revolving Credit Loans exceeds 105% of the aggregate Swiss/Multicurrency Revolving Credit Commitments then in effect, the applicable Borrowers shall promptly prepay Swiss/Multicurrency Revolving Credit Loans in an aggregate amount equal to such excess.

(v) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, or any Incremental Amendment, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt as directed by the Parent Borrower, and (ii) any Class of Incremental Term Loans, Extended Term Loans, Other Term Loans and Replacement Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans, Extended Term Loans, Other Term Loans and Replacement Term Loans); (B) with respect to each Class of Term Loans prepaid pursuant to clauses (i) through (iii) of this Section 2.05(b), such prepayment shall be applied to the scheduled installments of principal thereof (following the date of prepayment) pursuant to Sections 2.07(a) and (b) in a manner determined at the discretion of the Parent Borrower and specified to the Administrative Agent and, if not specified, in direct order of maturity; (C) considering each Class of Term Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurocurrency Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Parent Borrower pursuant to Section 3.05 and (D) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment, subject to clauses (vi) and (vii) of this Section 2.05(b).

(vi) The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii)(A) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrowers. Such notice may also further specify a portion of such prepayment to come from more than one Borrower so long as, in the aggregate, all such separate amounts together equal the full amount of such required prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Parent Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Term Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i), (ii) and (iii)(A) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Parent Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers.

(vii) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Parent Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrowers for all purposes under this Agreement.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Parent Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate Dollar Equivalent amount of $1,000,000, or any whole Dollar Equivalent multiple of $100,000 in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments under the U.S. Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the U.S. Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Parent Borrower. Notwithstanding the foregoing, the Parent Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed. For the avoidance of doubt, any Borrower or the Parent Borrower on its behalf shall be permitted, at its selection, to permanently repay and terminate commitments of any Class of Revolving Credit Facility on a greater than a pro rata basis as compared to any other Class with a later maturity date than such Class.

(b) Mandatory.

(i) The Revolving Credit Commitments of the applicable Revolving Credit Lenders in respect of a Revolving Credit Facility shall automatically and permanently terminate on the Maturity Date for such Revolving Credit Facility.

(ii) The Term A Commitments of the Term A Lenders shall be automatically and permanently reduced to $0 upon the funding of the Term A Loans on the Fourth Restatement Effective Date.

(iii) The Term B-1 Dollar Commitment of each Exchange Term B-1 Dollar Lender was automatically and permanently reduced to $0 upon the exchange of the ~~Tranche~~Term B~~-1~~ Dollar ~~Term~~ Loans held by such Exchange Term B-1 Dollar Lender into ~~Exchange~~ Term B-1 Dollar Loans pursuant to Section 2.01(b)(i) ~~of the Third Amended and Restated Credit Agreement~~. The Term B-1 Euro Commitment of each Exchange Term B-1 Euro Lender was automatically and permanently reduced to $0 upon the exchange of the ~~Tranche~~Term B~~-1~~ Euro ~~Term~~ Loans held by such Exchange Term B-1 Euro Lender into Exchange Term B-1 Euro Loans pursuant to Section 2.01(b)(ii) ~~of the Third Amended and Restated Credit Agreement~~.

(iv) The ~~Additional~~Incremental Term B ~~Dollar~~-1 Euro Commitment of each ~~Additional~~Incremental Term B ~~Dollar~~-1 Euro Lender was automatically and permanently reduced to $0 upon the funding of such ~~Additional Term B Dollar Loan made by it on the Effective Date pursuant to Section 2.01(b)(iii) of the Third Amended and Restated Credit Agreement. The Additional Term B Euro Commitment of each Additional Term B Euro Lender was automatically and permanently reduced to $0 upon the funding of such Additional Term B Euro Loan made by it on the~~Incremental Term B-1 Euro Loan made by it on the Amendment No. 1 Effective Date pursuant to Section 2.01(b)(iv) ~~of the Third Amended and Restated Credit Agreement.~~

~~(v) The Incremental Term A-1 Dollar Commitments of the Incremental Term A-1 Dollar Lenders were automatically and permanently reduced to $0 upon the funding of the Incremental Term A-1 Dollar Loans on the Amendment No. 1 Effective Date.(vi) The Incremental Term A-2 Dollar Commitments of the Incremental Term A-2 Dollar Lenders were automatically and permanently reduced to $0 upon the funding of the Incremental Term A-2 Dollar Loans on the Amendment No. 2 Effective Date~~.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of any of the Revolving Credit Commitments of a Class or the Term A Commitments of a Class, as applicable, shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term A Loans. The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing December 31, 2016, an aggregate principal amount equal to 1.25% of the Term A Loans outstanding on the Fourth Restatement Effective Date and (B) on the Maturity Date for the Term A Loans, the aggregate principal amount of all Term A Loans outstanding on such date.

(b) Term B Loans. The Parent Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (A) on the last Business Day of each March, June, September and December commencing with June 30, 2014, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term B Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the Maturity Date for the Term B Loans, the aggregate principal amount of all Term B Loans outstanding on such date.

(c) Revolving Credit Loans. The applicable Borrowers shall, jointly and severally, repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the applicable Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans under such Facility outstanding on such date.

(d) Swing Line Loans. The Parent Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the U.S. Revolving Credit Facility.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate, for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for U.S. Revolving Credit Loans.

(b) During the continuance of a Default under Section 8.01(a), each Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) The parties agree that, pursuant to the provisions of the Swiss Withholding Tax Act and the current practice of the Swiss tax authorities (and based on the representations set forth in Section 6.17 and Section 9.13), notably of the Swiss Federal Tax Administration, no Swiss Withholding Tax applies to interest payments made by the Swiss Subsidiary Borrower provided that the Swiss Withholding Tax Rules are complied with. Therefore, the Swiss Subsidiary Borrower acknowledges and agrees that the interest rates which are set out in and are calculated in accordance with this Section 2.08 shall constitute a “minimum interest rate” and that, notwithstanding the foregoing, if

Swiss Tax Deduction is required by law in respect of any interest payable under this Agreement by the Swiss Subsidiary Borrower and should it be unlawful for such Swiss Subsidiary Borrower to comply with Section 3.01 below for any reason:

(i) then the applicable interest rate in relation to that interest payment to the relevant Lender shall be (i) the interest rate which would have applied to that interest payment as provided for in this Section 2.08 divided by (ii) one (1) minus the rate at which the relevant Swiss Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties; and

(ii) the Swiss Subsidiary Borrower shall (without duplication) (i) calculate the relevant interest with respect to the relevant Lender at the adjusted rate in accordance with paragraph (i) above, (ii) make the Swiss Tax Deduction on the interest so recalculated and (iii) all references to a rate of interest under this Agreement with respect to Loans to the Swiss Subsidiary Borrower shall be construed with respect to the relevant Lender accordingly.

(e) The parties acknowledge that the provisions of the Swiss Withholding Tax Act and the current practice of the Swiss tax authorities, notably of the Swiss Federal Tax Administration, may change in future and agree that it is in the best interest of all parties hereto that no Swiss Withholding Tax will be payable on the interest payments made with respect to the Swiss Subsidiary Borrower under this Agreement. In the event that the Swiss Withholding Tax Act and the practice of the Swiss tax authorities, notably of the Swiss Federal Tax Administration, are modified in a manner that would require the payment of such Swiss Withholding Tax, the Loan Parties and each relevant Lender agree to use commercially reasonable efforts to amend this Agreement to ensure that no Swiss Withholding Tax applies to payments in respect of such interest payments. Notwithstanding anything to the contrary in Section 10.01, any such amendments necessary or desirable to limit Swiss Withholding Tax (i) shall be effective with the consent of the Parent Borrower, the Swiss Subsidiary Borrower and each relevant Lender and (ii) shall not be construed to obligate any Loan Party to assume additional or different payment, guaranty or other economic burdens then as currently set forth herein. If, for any reason, this Agreement is not or cannot be amended to limit Swiss Withholding Tax, the parties further agree that to the extent that interest payable by the Swiss Subsidiary Borrower under this Agreement becomes subject to Swiss Withholding Tax, each relevant Lender and the Swiss Subsidiary Borrower shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for the Swiss Subsidiary Borrower to obtain authorization (i) to make interest payments without them being subject to Swiss Withholding Tax or (ii) to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties. Notwithstanding the foregoing, if Swiss Withholding Tax is required in respect of any interest payable by the Swiss Subsidiary Borrower, then the applicable interest rate shall be adjusted as set forth in Section 2.08(d), subject to the conditions set forth herein.

(f) Notwithstanding Sections 2.08(d) and 2.08(e) above, the Swiss Subsidiary Borrower shall not be required to comply with the increased interest rule such as set out under Section 2.08(d) above in respect of a specific Lender or participant if it has breached the Swiss Withholding Tax Rules as a direct result of (x) the failure by such specific Lender to satisfy the Ten Non-Bank Rule as of the Original Closing Date or (y) such specific Lender or participant breaching:

(i) its representation as to its status pursuant to Section 9.13 of this Agreement or Section 9.10 of the Original Credit Agreement on the later of the date of the relevant agreement or the date it became a party thereto (as relevant); or

(ii) the requirements and limitations for assignments, transfers, participations and sub-participations (and other obligations) under Section 10.07 of this Agreement or Section 10.6 of the Original Credit Agreement.

For the avoidance of doubt, the Swiss Subsidiary Borrower shall be required to comply with the increased interest rule such as set out under Section 2.08(d) above in respect of all Lenders or participants that have complied with their obligations under all provisions referred to under this Section 2.08(f).

For the avoidance of doubt, the Swiss Subsidiary Borrower shall be required to comply with the increased interest rule such as set out under Section 2.08(d) above in respect of any Lender if it has otherwise breached the Swiss Withholding Tax Rules or if it does not comply with the covenant provided for by Section 6.17.

The principles of Section 3.01 shall apply with respect to refunds or credits received on account of additional interest paid under this Section 2.08.

SECTION 2.09. Fees. In addition to certain fees described in Section 2.03(i):

(a) Commitment Fee.

(i) The Parent Borrower agrees to pay to the Administrative Agent, for the account of the U.S. Revolving Credit Lenders in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, commitment fees equal to (1) the daily difference between (a) the U.S. Revolving Credit Commitments and (b) (x) the aggregate principal amount of all outstanding U.S. Revolving Credit Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (y) the L/C Obligations, times (2) the Applicable Rate.

(ii) The Parent Borrower and the Japanese Subsidiary Borrower, jointly and severally, agree to pay to the Administrative Agent, for the account of the Japanese Revolving Credit Lenders in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, commitment fees equal to (1) the daily difference between (a) the Japanese Revolving Credit Commitments and (b) the aggregate Dollar Equivalent principal amount of all outstanding Japanese Revolving Credit Loans times (2) the Applicable Rate.

(iii) The Parent Borrower and the Swiss Subsidiary Borrower, jointly and severally, agree to pay to the Administrative Agent for the account of the Swiss/Multicurrency Revolving Credit Lenders in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, commitment fees equal to (1) the daily difference between (a) the Swiss/Multicurrency Revolving Credit Commitments and (b) the aggregate Dollar Equivalent principal amount of all outstanding Swiss/Multicurrency Revolving Credit Loans times (2) the Applicable Rate.

(iv) Notwithstanding anything to the contrary in this Section 2.09(a), any commitment fee which accrued with respect to any Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent Borrower, the Swiss Subsidiary Borrower or the Japanese Subsidiary Borrower, as the case may be, so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Parent Borrower, the Swiss Subsidiary Borrower or the Japanese Subsidiary Borrower, as the case may be, prior to such time; and provided, further, that no such commitment fee shall accrue on any Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(v) The commitment fee on each Revolving Credit Facility shall accrue at all times from the Fourth Restatement Effective Date until the Maturity Date for such Facility, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of December 2016, and on the Maturity Date for such Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Parent Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Parent Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed; provided that in the case of interest in respect of a Eurocurrency Rate Loan denominated in a Foreign Currency as to which market practice differs from the foregoing, computation of fees and interest shall be made in accordance with market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent demonstrable error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent, as set forth in the Register, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower(s) shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each U.S. Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Credit Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Credit Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. (or, in the case of Obligations in a Foreign Currency, not later than the Applicable Time) on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 2:00 p.m.(or, in the case of Obligations in a Foreign Currency, after the Applicable Time) shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) [Reserved]

(c) Unless the applicable Borrower or the Parent Borrower on its behalf or any Lender has notified the Administrative Agent, prior to the date, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, any payment is required to be made by it to the Administrative Agent hereunder (in the case of the Borrowers, for the account of any Lender or an L/C Issuer hereunder or, in the case of the Lenders, for the account of any Swing Line Lender, L/C Issuer or Borrower hereunder), that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrowers failed to make such payment, each Lender or L/C Issuer shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or L/C Issuer in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Parent Borrower, and the Parent Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Parent Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Credit Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Credit Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Credit Documents under circumstances for which the Credit Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or, if such Lender is a U.S. Revolving Credit Lender, such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Borrowings.

(a) Incremental Commitments. The Parent Borrower (on its own behalf or, with respect to Incremental Revolving Credit Commitments, on behalf of any Borrower or with respect to Incremental Term Commitments, in an aggregate Dollar Equivalent amount of up to $400,000,000, on behalf of the Swiss Subsidiary Borrower) may at any time or from time to time after the Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term A Loans (a “Term A Loan Increase”) or a new Class of term A loans (collectively with any Term A Loan Increase, the “Incremental Term A Commitments”), (B) one or more new commitments which may be of the same Class as any outstanding Term B Loans (a “Term B Loan Increase” and, together with any Term A Loan Increase, a “Term Loan Increase”) or a new Class of term B loans (collectively with any Term B Loan Increase, the “Incremental Term B Commitments” and, together with any Incremental Term A Commitments, the “Incremental Term Commitments”), and/or (C) one or more increases in the amount of the Revolving Credit Commitments of any Class

(a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Parent Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the applicable Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Parent Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment and any Lender that fails to respond to a request for an Incremental Commitment will be deemed to have declined to make an Incremental Commitment, nor will the Parent Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lenders (any such other bank, other financial institution or other institutional lenders being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent, the Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(h) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) no Default or Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Incremental Amendment the primary purpose of which is to finance an acquisition permitted by this Agreement, the requirement pursuant to this clause (d)(i) shall be that no Event of Default under Section 8.01(a) or (f) shall exist after giving effect to such Incremental Commitments;

(ii) the representations and warranties of each Loan Party set forth in Article V and in each other Credit Document shall be true and correct in all material respects on and as of the Incremental Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided further that, with respect to any Incremental Amendment the primary purpose of which is to finance an acquisition permitted by this Agreement, only the Specified Representations (and not any other representations or warranties in Article V or any of the Credit Documents or otherwise) shall be required to be true and correct in all material respects on and as of the Incremental Facility Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(iii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than the Dollar Equivalent of $10,000,000 and shall be in a Dollar Equivalent increment of $1,000,000 (provided that such amount may be less than the Dollar Equivalent of $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than the Dollar Equivalent of $10,000,000 and shall be in a Dollar Equivalent increment of $1,000,000 (provided that such amount may be less than the Dollar Equivalent of $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence); and

(iv) the aggregate amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed (A) the Dollar Equivalent of $300,000,000 in the aggregate pursuant to this clause (A) or (B) at the option of the Parent Borrower, up to an amount of Incremental Term Loans or Incremental Revolving Credit Commitments so long as the Senior Secured First Lien Net Leverage Ratio is no more than 4.00 to 1.00 as of the last day of the Test Period most recently ended, after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any Incremental Revolving Credit Commitment proposed to be incurred at such time, assuming a borrowing of the maximum amount of Loans available thereunder (it being understood that: (x) any Incremental Facility may be incurred under clause (B) regardless of whether there is capacity under clause (A) and (y) if such Incremental Facility may be incurred under both clauses (A) and (B) and the Parent Borrower does not make an election, the Parent Borrower shall be deemed to have incurred such Incremental Facility under clause (B)); provided, however, that for the avoidance of doubt, to the extent the proceeds of any Indebtedness are intended to be applied to finance a Limited Condition Transaction for which a LCT Election has been made, the Senior Secured First Lien Net Leverage Ratio shall be tested in accordance with Section 1.08(f).

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Parent Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term A Loans, Term B Loans or any Class of Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to the Administrative Agent; provided that in the case of a Term A Loan Increase, a Term B Loan Increase or a Revolving Commitment Increase of any Class of Revolving Credit Commitments, the terms, provisions and documentation of such Term A Loan Increase, Term B Loan Increase or Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees) to the applicable Term A Loans, Term B Loans or Class of Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:

(i) the Incremental Term Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(B) (i) with respect to Incremental Term A Loans, shall not mature earlier than the Maturity Date with respect to the Term A Loans made on the Fourth Restatement Effective Date (prior to giving effect to any extensions thereof) and (ii) with respect to Incremental Term B Loans, shall not mature earlier than the Maturity Date with respect to the Term B Loans made on the Effective Date (prior to giving effect to any extensions thereof),

(C) (i) with respect to Incremental Term A Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term A Loans on the date of incurrence of such Incremental Term A Loans (except by virtue of amortization or prepayment of the Term A Loans prior to the time of such incurrence) and (ii) with respect to Incremental Term B Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term B Loans on the date of incurrence of such Incremental Term B Loans (except by virtue of amortization or prepayment of the Term B Loans prior to the time of such incurrence),

(D) shall have an Applicable Rate and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Parent Borrower and the applicable Incremental Term Lenders, and

(E) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis, except as expressly provided herein) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(B) shall not mature earlier than the Maturity Date with respect to the Revolving Credit Facilities established on the Fourth Restatement Effective Date (prior to giving effect to any extensions thereof),

(C) [Reserved],

(D) shall be subject to the provisions of Sections 2.03(m) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exists Incremental Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the U.S. Revolving Credit Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(E) shall provide that the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date, except that the Parent Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(F) shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the Incremental Facility Closing Date,

(G) shall provide that any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments under a Revolving Credit Facility hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than nine (9) different Maturity Dates unless otherwise agreed to by the Administrative Agent; and

(H) shall have an Applicable Rate determined by the Parent Borrower and the applicable Incremental Revolving Credit Lenders.

(iii) the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Parent Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Loans made under Incremental Term B Commitments, the All-In Yield applicable to such Incremental Term B Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Term B Loans established on the Effective Date plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Term B Loans established on the Effective Date is increased so as to cause the then applicable All-In Yield under this Agreement on such Term B Loans to equal the All-In Yield then applicable to the Incremental Term B Loans minus 50 basis points; provided that any increase in All-In Yield to such Term B Loan due to the application of a Eurocurrency Rate or Base Rate floor on any Incremental Term B Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency Rate or Base Rate floor applicable to such Term B Loan.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Commitment to be provided by an existing Lender, an increase in such Lender’s applicable Class of Commitments), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the applicable Borrowers, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents, to the extent (but only to the extent) necessary, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.14. The Borrowers will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments unless it so agrees.

(g) Reallocation of Revolving Credit Loans. Upon any Incremental Facility Closing Date on which a Revolving Commitment Increase is effected pursuant to this Section 2.14, each of the Revolving Credit Lenders in respect of the Class of Revolving Credit Commitments that is being increased (the “Applicable Revolving Credit Lenders”) shall assign to each of the Incremental Revolving Credit Lenders and each of the Incremental Revolving Credit Lenders shall purchase from each of the Applicable Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans of the applicable Class outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by the Applicable Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments for such Class after giving effect to the Revolving Commitment Increase, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan, and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Sections 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of Section 2.14 may be amended with the consent of the Required Lenders.

SECTION 2.15. Refinancing Amendments.

(a) On one or more occasions after the Effective Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class or Classes of Term Loans and Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans, Incremental Term Loans Extended Term Loans, Replacement Term Loans, Incremental Revolving Loans, Incremental Revolving Credit Commitments, Other Revolving Credit Loans, Other Revolving Credit Commitments and Extended Revolving Credit Commitments of a given Extension Series), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that Lenders shall not be obligated to provide such Credit Agreement Refinancing Indebtedness; provided further that notwithstanding anything to the contrary in this Section 2.15 or otherwise, with respect to Revolving Credit Commitments and Other Revolving Credit Commitments available to the same Borrowers and in the same currencies, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of such Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to such Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with the Revolving Credit Commitments available to the same Borrowers and in the same currencies as such Other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(m) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the U.S. Revolving Credit Commitments (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a greater than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Fourth Restatement Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Credit Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate Dollar Equivalent amount that is not less than $25,000,000.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.15 shall supersede any provisions in Sections 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of Section 2.15 may be amended with the consent of the Required Lenders.

SECTION 2.16. Extensions of Loans.

(a) Extension of Term Loans. The Parent Borrower may, on behalf of the Borrowers, at any time and from time to time request that all or a portion of the Term Loans of a given Class or Classes (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates payable) and offered pro rata to each Lender under such Existing Term Loan Tranche (provided that any Lender that fails to respond to a Term Loan Extension Request will be deemed to have declined to make an Extended Term Loan) and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Parent Borrower and the Lenders thereof; provided, however, that (A) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (C) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis, except as expressly provided for herein) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.16 shall be in an aggregate Dollar Equivalent amount that is not less than $25,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).

(b) Extension of Revolving Credit Commitments. The Parent Borrower may, on behalf of the Borrowers, at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments under any Revolving Credit Facility hereunder (including Extended Revolving Credit Commitments) which have more than nine (9) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each request for a Revolver Extension Series of Extended Revolving Credit Commitments proposed to be incurred under this Section 2.16 shall be in an aggregate Dollar Equivalent amount that is not less than $25,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).

(c) Extension Request. The Parent Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the applicable Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Fourth Restatement Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Credit Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Tranche and/or Existing Revolver Tranche is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraphs (a) and (b) of this Section 2.16, in the case of the existing Term Loans or Revolving Credit Commitments, as applicable, of each Extending Term Lender or Extending Revolving Credit Lender, as applicable, the aggregate principal amount of such existing Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans and/or Extended Revolving Credit Commitments, respectively, so converted or exchanged by such Lender on such date, and the Extended Term Loans and/or Extended Revolving Credit Commitments shall be established as a separate Class of Loans (together with, in the case of Extended Term Loans, any other Extended Term Loans or, in the case of Extended Revolving Credit Commitments, any other Extended Revolving Credit Commitments, in each case, so established on such date), except as otherwise provided under Sections 2.16(a) and (b). Subject to the provisions of Sections 2.03(m) and 2.04(g) in connection with Letters of Credit and Swing Line Loans, respectively, which mature or expire after a Maturity Date at any time any Extended Revolving Credit Commitments (in respect of U.S. Revolving Credit Commitments) with a later Maturity Date are outstanding, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by each Lender with a U.S. Revolving Credit Commitment in accordance with its percentage of the U.S. Revolving Credit Commitments existing on the date of the Extension of such Extended Revolving Credit Commitments (and except as provided in Section 2.03(m) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit and Swing Line Loans theretofore incurred or issued).

(g) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans and/or Extended Revolving Credit Commitments of a given Extension Series to a given Lender was incorrectly determined as a result of demonstrable administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Parent Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 10 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Tranche, or of Revolving Credit Commitments under the Existing Revolver Tranche, in either case, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Credit Commitments, as applicable, of the applicable Extension Series into which such other Term Loans or Revolving Credit Commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Parent Borrower and such Lender may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the final sentence of Section 2.16(d).

(h) This Section 2.16 shall supersede any provisions in Section 2.12, 2.13 or 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.16 may be amended with the consent of the Required Lenders.

SECTION 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer or the Swing Line Lender, as applicable, hereunder; third, if so determined by the Administrative Agent or requested by an L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Parent Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, an L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Parent Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Parent Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(i).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender.

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender (in its capacity as a Revolving Credit Lender) should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral to the extent permitted by applicable Law, if any), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Parent Borrower while that Lender was a Defaulting Lender; and provided, further, that, subject to Section 10.24, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Loan Party hereunder and under the other Credit Documents shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than an Overall Net Income Tax, an Excluded Tax or a Tax excluded from Section 3.01 by the last sentence of Section 3.01(f) or 3.01(h)) imposed, levied, collected, withheld or assessed by any Governmental Authority (such Taxes being referred to as “Indemnified Taxes”).

(b) Withholding of Taxes. If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Loan Party to the Administrative Agent or any Lender under any of the Credit Documents: (i) the applicable Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as practicable after the applicable Borrower becomes aware of it; (ii) the applicable Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender; (iii) in the case of any Indemnified Tax, the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including deductions, withholdings or payments on additional amounts payable under this section), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent), as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after any Loan Party has paid any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Indemnified Tax which any Loan Party is required by clause (ii) above to pay, the Parent Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority (or if such evidence is not available within thirty days, as soon as practicable thereafter); provided, (i) that the Swiss Subsidiary Borrower shall not be required to comply with the gross up obligation provided for in this Section 3.01 with respect to Swiss Withholding Taxes and in respect of a specific Lender or participant caused by it breaching the Swiss Withholding Tax Rules as a direct result of (x) the failure by such specific Lender to satisfy the Ten Non-Bank Rule as of the Original Closing Date or (y) such specific Lender breaching its representation as to its status pursuant to Section 9.10 of the Original Credit Agreement or Section 9.13 or the failure by such specific Lender or participant to comply with the requirements and limitations for assignments, transfers, and sub-participations (and other obligations) under Section 10.6 of the Original Credit Agreement or Section 10.07 (for the avoidance of doubt, the Swiss Subsidiary Borrower shall be required to comply with the gross-up obligation provided for in this Section 3.01 in respect of all Lenders or participants that have complied with their obligations under all provisions referred to under the foregoing parts of this Section 3.01(b)), and (ii) with respect to Loans to the Parent Borrower or the Japanese Subsidiary Borrower, no additional amount shall be required to be paid under this Section 3.01 with respect to U.S. federal withholding or other U.S. federal income taxes or Japanese withholding or other Japanese national income taxes (with respect to Loans to the Japanese Subsidiary Borrower only) to any Lender (other than a Lender that becomes a Lender pursuant to Section 3.07 of this Agreement or Section 2.22 of the Original Credit Agreement) except to the extent that any change after the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or after the effective date of the Assignment and Assumption or the Amendment (as applicable) pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment in respect of U.S. federal withholding or other U.S. federal income taxes or Japanese withholding or other Japanese national income taxes shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Original Closing Date or at the date of such Assignment and Assumption or the Amendment, as the case may be, in respect of payments to such Lender; provided further that additional amounts with respect to U.S. federal withholding or other U.S. federal income taxes shall be payable to a Lender to the extent such Lender’s assignor was entitled to receive such additional amounts immediately prior to the assignment or such Lender was entitled to receive additional amounts immediately prior to a change in lending office (any U.S. federal income or withholding taxes or Japanese national income or withholding taxes excluded pursuant to the foregoing provisos being “Excluded Taxes”).

(c) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (b) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(d) Tax Indemnification. Each Borrower agrees to indemnify and hold harmless, without duplication, each Lender and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes, including any such Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 3.01, payable by any Lender or the Administrative Agent and any liability (including expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 20 days after the date such Lender or the Administrative Agent makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders; Tax Documentation. Each Lender (including, for the avoidance of doubt, an Eligible Assignee to which a Lender assigns its interest in accordance with Section 10.07) shall deliver to the Parent Borrower (on behalf, as appropriate, of Japanese Subsidiary Borrower and Swiss Subsidiary Borrower) and to the

Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions and (D) whether withholding is required under FATCA and the appropriate amount thereof. Each Lender shall also promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption from, or reduction of, applicable Taxes. Each of the Borrowers shall promptly (i) deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction and (ii) provide the Administrative Agent from time to time, upon the reasonable request of the Administrative Agent, with information needed to determine whether any payments to be made pursuant to any Credit Document will be subject to any applicable withholding tax, including information needed to determine the source of any payment for applicable withholding tax purposes.

(f) Evidence of Exemption from U.S. Withholding Tax. Without limiting the generality of the foregoing, to the extent legally able to do so, each Lender (including, for the avoidance of doubt, an Eligible Assignee to which a Lender assigns its interest in accordance with Section 10.07) to the Parent Borrower or to the Japanese Subsidiary Borrower) that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes shall deliver to the Administrative Agent and the Parent Borrower, on or prior to the Fourth Restatement Effective Date (in the case of each Lender as of the Fourth Restatement Effective Date to the extent that such Lender has not already delivered such forms) or on or prior to the date on which such Lender becomes a party to this Agreement (in the case of each other Lender), and at such other times as may be necessary in the determination of the Parent Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (including any required attachments) (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Parent Borrower or the Administrative Agent to establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) in the case of a Lender that is not a “bank” or other Person described in Section 881(c)(3) of the Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (including any required attachments) (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Parent Borrower or the Administrative Agent to establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to any payments to such Lender under any of the Credit Documents; provided, however, if payment to a Lender is made to an “agent” of such Lender that is a “U.S. person” and a “financial institution” (each within the meaning of Section 1.1441-1(b)(2)(ii) of the Treasury regulations), such agent may deliver two properly completed and duly executed copies of Internal Revenue Service Form W-9 (or successor form) instead of the delivery of the specified forms and certificates by the Lender to the Parent Borrower and the Administrative Agent (unless the Administrative Agent has reason to believe that such agent will not comply with its obligations to withhold). To the extent legally able to do so and to the extent it has not already done so, each Lender to the Parent Borrower or to the Japanese Subsidiary Borrower that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code) (a “U.S. Lender”) shall deliver to the Administrative Agent and the Parent Borrower on or prior to the Fourth Restatement Effective Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 3.01(f) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, a change in circumstances or operation of law renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent and the Parent Borrower two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (including any required attachments) (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (including any required attachments)(or, in each case, any successor forms), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Parent Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to deduction or withholding (or is subject to reduced deduction or withholding) of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the Parent Borrower of its inability to deliver any such forms, certificates or other evidence. No Borrower shall be required to pay any additional amount or make any indemnity payments to any Lender under this Section 3.01 to the extent such additional amounts or indemnity payments relate to U.S. federal withholding taxes resulting from such Lender’s failure to deliver the forms, certificates or other evidence referred to in the first sentence of this Section 3.01(f); provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 3.01(f) on the Original Closing Date or on the date of the Assignment and Assumption or the Amendment pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 3.01(f) (if applicable) shall relieve a Borrower of its obligation to pay any additional amounts pursuant this Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein; and provided, further, that if a Lender is not legally entitled to deliver a form, certificate or other evidence referred to in the first sentence of this Section 3.01(f) at the time such Lender becomes a party to this Agreement or changes its applicable lending office, such Lender shall nevertheless be entitled to additional amounts and indemnity payments in respect of any applicable U.S. federal withholding tax to the extent such Lender’s assignor was entitled to receive additional amounts or indemnity payments immediately prior to the assignment or such Lender was entitled to receive additional amounts or indemnity payments immediately prior to the change in lending office.

(g) If any Lender or the Administrative Agent determines, in its sole discretion, that it has received a refund (including a refund credited towards other tax liability) in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it pursuant to this Section 3.01, it shall promptly remit such refund or credit to the payor, net of all out-of-pocket expenses of the Lender or Agent (including any Taxes imposed with respect to such refund to the extent such Taxes are out-of-pocket expenses), as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by the Administrative Agent or Lender on such interest); provided that the recipient, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Parent Borrower or any other Person and nothing contained herein shall interfere with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit, nor oblige any Lender or the Administrative Agent to claim any Tax refund or do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(h) Documentation Requirement for Exemption from or Reduction of Japanese Withholding Tax. Without limiting the generality of the foregoing and to the extent legally able to do so, each Lender to the Japanese Subsidiary Borrower that is a Japanese PE or Japanese Treaty Person shall, on or prior to the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or on or prior to the date of any Assignment and Assumption or the Amendment (as applicable) pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times upon the request of Japanese Subsidiary Borrower or the Administrative Agent as may be necessary in the reasonable determination of Japanese Subsidiary Borrower or the Administrative Agent either (i) in the case of a Japanese PE, present to the Administrative Agent and Japanese Subsidiary Borrower the original withholding tax exemption certificate (gensenchoushuu no menjyo shoumeisho) for the Japanese PE issued by the Japanese tax authority and deliver a copy thereof to the Administrative Agent and Japanese Subsidiary Borrower or (ii) in the case of a Japanese Treaty Person, deliver to the Administrative Agent and Japanese Subsidiary Borrower two original copies of any required applicable Application Form for Income

Tax Convention (Sozeijyouyaku ni Kansuru Todokedesho) properly completed and duly executed by such Lender, any required residency certificate for such Lender issued by the tax authority of the jurisdiction in which such Lender is a resident, and such other documentation, all as may be required under the Laws of Japan to establish that Japanese withholding tax on any interest payable by Japanese Subsidiary Borrower under any of the Credit Documents is exempted or reduced by Japan by virtue of the provisions of an applicable Japanese Tax Treaty, and reasonably requested by Japanese Subsidiary Borrower or the Administrative Agent (such withholding tax exemption certificate in (i) herein, and such applicable form, residency certificate, and such other documentation in (ii) herein, collectively, “Withholding Exemption Document”). For purposes of this paragraph (h), in the case of a Lender that is a Japanese Treaty Person by virtue of the provisions of a Japanese LOB Tax Treaty, two original copies of the applicable Application Form for Income Tax Convention (Sozeijyouyaku ni Kansuru Todokedesho) and other necessary forms and documents properly completed and duly executed by such Lender and residency certificate for such Lender issued by the tax authority of the jurisdiction in which such Lender is a resident are deemed to have been reasonably requested by Japanese Subsidiary Borrower prior to the Original Closing Date (in the case of each Lender listed on the signature pages to the Original Credit Agreement on the Original Closing Date) or the date of any Assignment and Assumption or the Amendment (as applicable) pursuant to which it becomes a Lender (in the case of each other Lender). No Borrower shall be required to pay any additional amount or make any indemnity payments to any Lender under this Section 3.01 to the extent such additional amounts or indemnity payments relate to withholding of Japanese income tax (gensen shotokuzei) on interest payable by Japanese Subsidiary Borrower resulting from such Lender’s failure to comply with this Section 3.01(h); provided, however, that if such Lender shall have complied with this Section 3.01(h) on the Original Closing Date or on the date of the Assignment and Assumption or the Amendment pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 3.01(h) shall relieve a Borrower of its obligation to pay any additional amounts pursuant to this Section 3.01 in the event that, as a result of any change in any applicable Law, including a treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, (i) payments to such Lender of interest payable by Japanese Subsidiary Borrower under any of the Credit Documents are no longer entitled to an exemption from or reduction of withholding of Japanese income tax (gensen shotokuzei) upon presentation and/or delivery, as applicable, of the Withholding Exemption Documents as described in this Section 3.01(h) or (ii) such Lender is no longer properly entitled to deliver the Withholding Exemption Documents (including, for the avoidance of doubt, the documents described in the foregoing sentence).

(i) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender.

SECTION 3.02. Illegality or Impracticability of Eurocurrency Rate Loans.

In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Parent Borrower and the Administrative Agent) that (1) the making, maintaining or continuation of its Eurocurrency Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market or (2) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it unlawful or impossible for such Lender to make Loans denominated in any Foreign Currency to the applicable Borrower, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by e-mail or by telephone confirmed in writing) to the Parent Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (1)(i) or (2) of the preceding sentence or (y) a notice from Lenders constituting Required Lenders pursuant to clause (1)(ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurocurrency Rate Loans (or, in the case of any notice pursuant to clause (2) of the preceding sentence, Foreign Currency Loans) shall be suspended until such notice shall be withdrawn by each Affected Lender (which each Affected Lender agrees to do promptly upon the circumstances in clause (1) or (2) of the preceding sentence ceasing to exist), (2) to the extent such determination by the Affected Lender relates to a Eurocurrency Rate Loan or Foreign Currency Loan then being requested by a Borrower pursuant to a Committed Loan Notice, the Lenders (or in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan or a non-Foreign Currency Loan, as applicable, (3) the Lenders’ (or in the case of any notice pursuant to clause (1)(i) or (2) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurocurrency Rate Loans or Foreign Currency Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by Law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination (or, in the case of any notice pursuant to clause (2) of the preceding sentence, at the sole option of the applicable Borrower, the Affected Loans shall either be repaid or converted into Dollars as Base Rate Loans on the date of such termination). Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurocurrency Rate Loan or Foreign Currency Loan then being requested by a Borrower pursuant to a Committed Loan Notice, such Borrower shall have the option to rescind such Committed Loan Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender), and, for the avoidance of doubt, no amount shall be payable by such Borrower under Section 3.05 in connection with such rescission. If it becomes illegal for any Lender to hold or benefit from a Lien over real estate assets pursuant to any applicable law, such Lender may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality, but such illegality shall not invalidate or render unenforceable such Lien for the benefit of each of the other Lenders.

SECTION 3.03. Inability to Determine Rates. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Quotation Date with respect to any Eurocurrency Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of “Eurocurrency Rate,” the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to each Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurocurrency Rate Loans until such time as the Administrative Agent notifies the Parent Borrower and Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent agrees to give promptly upon such change in circumstances), (ii) any Foreign Currency Loans shall be converted to or continued, at the sole option of the applicable Borrower, in Dollars as Base Rate Loans and (iii) any Committed Loan Notice given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower (for the avoidance of doubt, without any amount being payable by such Borrower pursuant to Section 3.05).

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. In the event that any Change in Law: (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than Indemnified Taxes or Other Taxes covered by Section 3.01, any Excluded Taxes, any Taxes in clauses (a) or (c) or (d) of the definition of “Overall Net Income Taxes” and any Taxes excluded from Section 3.01 by the last sentence of Section 3.01(f) or Section 3.01(h)) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurocurrency Rate Loans pursuant to Section 3.04(c)) or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Parent Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Parent Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.04(a), which statement shall be conclusive and binding upon all parties hereto absent demonstrable error. For purposes of this Section 3.04(a), the term “Lender” shall include any L/C Issuer and any Swing Line Lender.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include L/C Issuer for purposes of this Section 3.04(b)) shall have reasonably determined that any Change in Law has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Credit Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the Parent Borrower from such Lender of the statement referred to in the next sentence, the Parent Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Parent Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 3.04(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Reserves. The Parent Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan, or participations in or issuance of Letters of Credit by such Lender, equal to the actual costs of such reserves allocated to such Loan, Letter of Credit or participation therein by such Lender (as reasonably determined by such Lender), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of such Borrower, or participations in or issuance of Letters of Credit by such Lender, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan, Letter of Credit or participation therein by such Lender (as reasonably determined by such Lender) which in each case shall be due and payable on each date following notice by such Lender to the Parent Borrower, together with reasonably detailed backup documentation, on which interest is payable on such Loan, Letter of Credit or participation therein; provided that it is the applicable Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

(d) Notwithstanding the foregoing, the Parent Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Parent Borrower of the change giving rise to such increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Parent Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Parent Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Parent Borrower on the date or in the amount notified by the Parent Borrower; or

(c) any assignment of a Eurocurrency Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect. For purposes of this Section 3.06, the term “Lender” shall include any L/C Issuer and any Swing Line Lender.

(b) Suspension of Lender Obligations. If any Lender requests compensation by any Borrower under Section 3.04, the Parent Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) [Reserved].

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Sections 3.01, 3.02 or 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of Sections 3.01, 3.02 or 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Parent Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.07. Replacement of Lenders under Certain Circumstances. If (i) any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (iii) any Lender is a Non-Consenting Lender, (iv) any Lender becomes a Defaulting Lender, or (v) any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment) and the related Credit Documents to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that

(a) the Parent Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(ii)(B);

(b)    such Lender shall have received payment of an amount equal to the applicable outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower;

(c) such Lender being replaced pursuant to this Section 3.07 shall (1) execute and deliver an Assignment and Assumption with respect to all, or a portion as applicable, of such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (2) deliver any Notes evidencing such Loans to the Parent Borrower or the Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(f) such assignment does not conflict with applicable Laws;

(g) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit; and

(h) the Lender that acts as the Administrative Agent cannot be replaced in its capacity as the Administrative Agent other than in accordance with Section 9.06,

or (y) terminate the Commitment (if any) of such Lender or L/C Issuer, as the case may be, and (a) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (b) in the case of an L/C Issuer, repay all Obligations of the Parent Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Credit Documents and such termination shall, with respect to clause (iii) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

In the event that (i) the Parent Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Credit Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each affected Lender or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class or Classes (including to the extent such Classes constitute all outstanding Classes), the Required Facility Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

SECTION 3.08. Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV.

Conditions Precedent to Credit Extensions

SECTION 4.01. Fourth Restatement Effective Date. The conditions to effectiveness of this amendment and restatement of the Third Amended and Restated Credit Agreement in the form of this Agreement are set forth in Section 5 of Amendment No. 3.

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) Subject to Section 2.14(d)(ii) in the case of an Incremental Loan the primary purpose of which is to fund an acquisition, the representations and warranties of the Parent Borrower and each other Loan Party contained in Article V or any other Credit Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Subject to Section 2.14(d)(i) in the case of an Incremental Loan the primary purpose of which is to fund an acquisition, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans or an Incremental Loan subject to Section 2.14(d)) submitted by the Parent Borrower after the Fourth Restatement Effective Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

Representations and Warranties

The Parent Borrower represents and warrants to the Administrative Agent and the Lenders at the time of each Credit Extension (to the extent required to be true and correct for such Credit Extension pursuant to Section 4.02, or if applicable, Section 2.14(d)(ii)) that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary that is a Material Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite corporate power or other organizational power and authority to (i) own or lease assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Credit Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) except as set forth on Schedule 5.01, is in compliance with all applicable Laws, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Parent Borrower), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention.

(a) The execution, delivery and performance by each Loan Party of each Credit Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

(b) Neither the execution, delivery and performance by each Loan Party of each Credit Document to which such Loan Party is a party nor the consummation of the Transactions will (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (x) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (y) solely for purposes of Section 2.14, clause (i) shall be limited to a contravention arising out of the execution, delivery and performance of the Credit Documents, incurrence of Indebtedness hereunder and the granting of Liens on the Collateral.

SECTION 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Credit Document, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Credit Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Credit Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial position of the Parent Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.

(b) Since December 31, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets and statements of operations of the Parent Borrower and its Subsidiaries for each fiscal year ending after the Fourth Restatement Effective Date until the fifth anniversary of the Fourth Restatement Effective Date, copies of which have been furnished to the Administrative Agent prior to the Fourth Restatement Effective Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Parent Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Parent Borrower or its Restricted Subsidiaries pending or, to the knowledge of the Parent Borrower, overtly threatened and (b) none of the Parent Borrower or any of its Restricted Subsidiaries have been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except (i) as set forth on Schedule 5.08, (ii) Liens permitted by Section 7.01 or (iii) where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Loan Party and each of its Restricted Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Restricted Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Restricted Subsidiaries has become subject to any pending, or to the knowledge of the Parent Borrower, overtly threatened in writing, Environmental Claim or any other Environmental Liability.

(b) None of the Loan Parties or any of their respective Restricted Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Parent Borrower and each of its Restricted Subsidiaries have timely filed all federal and state and other tax returns and reports required to be filed, and have timely paid all federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently taken and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) none of the Loan Parties or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4243 of ERISA with respect to a Multiemployer Plan and (iii) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(e) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of an obligation, in each case, would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and (ii) neither Holdings nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

SECTION 5.12. Subsidiaries. As of the Fourth Restatement Effective Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.12, and all of the outstanding Equity Interests in the Parent Borrower and its Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and all Equity Interests owned by a Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Fourth Restatement Effective Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Parent Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Fourth Restatement Effective Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) Neither the Parent Borrower nor any Guarantor is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Credit Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.14, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.15. Intellectual Property; Licenses, Etc. The Parent Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how database rights, licenses and other intellectual property rights (collectively, “IP Rights”) that to the knowledge of the Parent Borrower are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Parent Borrower, the operation of the respective businesses of the Parent Borrower or any of its Restricted Subsidiaries as currently conducted does not infringe upon any rights held by any Person except for such infringements, either individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Parent Borrower, overtly threatened in writing against any Loan Party or Restricted Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Fourth Restatement Effective Date, after giving effect to the making of the Loans on the Fourth Restatement Effective Date and the application of the proceeds of such Loans, the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17. Subordination of Subordinated Financing. The Obligations are “Designated Senior Debt,” “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Subordinated Financing Documentation in respect of Indebtedness that is subordinated in right of payment to the Obligations.

SECTION 5.18. USA PATRIOT Act and OFAC.

(a) To the extent applicable, each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(c) (i) None of Holdings, the Parent Borrower and its Restricted Subsidiaries nor, to the knowledge of the Parent Borrower, any director, officer, agent, employee or controlled Affiliate of Holdings, the Parent Borrower or its Restricted Subsidiaries is the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and (ii) none of Holdings or any Restricted Subsidiaries will directly or indirectly knowingly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

SECTION 5.19. Collateral Documents.

Except as otherwise contemplated hereby or under any other Credit Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent of any Pledged Debt and any Pledged Equity Interests required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties (or the Swiss Secured Parties, as applicable), or in favor of the Secured Parties (or the Swiss Secured Parties, as applicable), except as otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding anything herein (including this Section 5.19) or in any other Credit Document to the contrary, neither the Parent Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, other than such pledges and security interests granted by Loan Parties pursuant to Foreign Collateral Documents, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or Sections 6.11 or 6.13 or (C) on the Effective Date and until delivered or required pursuant to Section 6.13 or Section 4 of the Amendment, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Effective Date pursuant to Section 4 of the Amendment.

ARTICLE VI.

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then, from and after the Fourth Restatement Effective Date, the Parent Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender each of the following and shall take the following actions:

(a) within ninety (90) days after the end of each fiscal year of the Parent Borrower (commencing with the fiscal year ending December 31, 2016), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (A) shall be prepared in accordance with generally accepted auditing standards and (B) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (but may contain a “going concern” statement that is due to (x) the impending maturity of any of the Facilities or any Incremental Equivalent Debt, (y) any prospective default of any Financial Covenant or (z) with respect to the Term B Loans, an actual default of any Financial Covenant);

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower (commencing with the fiscal quarter ending March 31, 2017), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

(c) within ninety (90) days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2018), a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Parent Borrower for its internal use comprised of a consolidated statement of projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) for any period for which the Unrestricted Subsidiaries, taken together, are reasonably anticipated to have had revenues or total assets in an amount that is equal to or greater than ~~5.0~~7.5% of the consolidated revenues or total assets, as applicable, of the Parent Borrower and its Restricted Subsidiaries, simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Parent Borrower or (B) the Parent Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Parent Borrower, if and for so long as such parent shall have Independent Assets or Operations, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Borrower (or such parent), on the one hand, and the information relating to the Parent Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards and (y) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (but may contain a “going concern” statement that is due to (1) the impending maturity of any of the Facilities or any Incremental Equivalent Debt, (2) any prospective default of any Financial Covenant or (3) with respect to the Term B Loans, an actual default of any Financial Covenant).

Any financial statements required to be delivered pursuant to Section 6.01(a) or (b) shall not be required to include purchase accounting adjustments relating to the Transactions to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) (i) within the later of five (5) days after delivery of the financial statements pursuant to Section 6.01(a) and ninety (90) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2016) and (ii) within the later of five (5) days after delivery of the financial statements pursuant to Section 6.01(b) and forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2017), a duly completed Compliance Certificate signed by a Financial Officer;

(b) promptly after the same are publicly available, copies of all regular and periodic reports, and registration statements which the Parent Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) [Reserved];

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), in the case of annual Compliance Certificates only, a report setting forth the information required by the Collateral Questionnaire (or confirming that there has been no change in such information since the Effective Date or the date of the last such report); and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Credit Documents, as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower (or any direct or indirect parent of the Parent Borrower) posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02 hereto; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that so long as the Parent Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 6.03. Notices. Promptly after a Responsible Officer of the Parent Borrower obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Parent Borrower or any of its Restricted Subsidiaries that, in each case, would reasonably be expected to result in a Material Adverse Effect; or

(c) the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Parent Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Taxes. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. Other than pursuant to any transaction permitted by Article VII, (a) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect its rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (a) (other than with respect to the preservation of the existence of the Parent Borrower) or (b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07. Maintenance of Insurance. Maintain with insurance companies that the Parent Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons and will furnish to the Administrative Agent annually, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall as appropriate, (i) in the case of any general liability insurance policy, name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee and/or mortgagee thereunder. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Parent Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Parent Borrower or its Restricted Subsidiaries, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Parent Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Parent Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Parent Borrower the opportunity to participate in any discussions with the Parent Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Parent Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Parent Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary by the Parent Borrower or any Subsidiary Guarantor or any Material Swiss Subsidiary (in each case, other than an Excluded Subsidiary), the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Unrestricted Subsidiary as a Restricted Subsidiary that is a Material Domestic Subsidiary wholly owned by the Parent Borrower or any Subsidiary Guarantor or a Material Swiss Subsidiary (in each case, other than an Excluded Subsidiary), any Subsidiary becoming a Material Domestic Subsidiary wholly owned by the Parent Borrower or any Subsidiary Guarantor or a Material Swiss Subsidiary (in each case, other than an Excluded Subsidiary) or any Material Domestic Subsidiary wholly owned by the Parent Borrower or any Subsidiary Guarantor or any Material Swiss Subsidiary ceasing to be an Excluded Subsidiary:

(i) within sixty (60) days (or such greater number of days specified below) after such formation, acquisition or designation of such Material Domestic Subsidiary or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 6.13(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent, Mortgages with respect to any Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), required hereby or by the Collateral Documents or as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Material Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes or a joinder to an existing intercompany note (to the extent certificated) that, in each case, are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(D) within sixty (60) days (or within ninety (90) days in the case of documents listed in Section 6.13(b)) after such formation, acquisition or designation, take and cause the applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (and the parent of each such Material Domestic Subsidiary that is a

Guarantor) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be required pursuant to the terms of the Collateral Documents or as necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected (to the extent required by the Collateral Documents) Liens to the extent required by the Collateral and Guarantee Requirement; and

(ii) within sixty (60) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion, cause each such Material Swiss Subsidiary that is required to become a Swiss Guarantor pursuant to the Collateral and Guarantee Requirement to become a Swiss Guarantor under the Swiss Guaranty and to duly execute and deliver to the Administrative Agent the applicable Foreign Collateral Documents (or analogous documents) (consistent with the Foreign Collateral Documents in effect on the Effective Date in all material respects with such changes as may be agreed to by the Administrative Agent and the Parent Borrower), in each case granting Liens required by the Collateral and Guarantee Requirement and, if requested by the Administrative Agent in its reasonable discretion, a signed copy of an opinion addressed to the Administrative Agent and the other Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent.

(b) After the Effective Date, within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) after acquisition of any Material Real Property by the Parent Borrower, any Subsidiary Guarantor or the Japanese Subsidiary Borrower, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Parent Borrower shall give notice thereof to the Administrative Agent and will, or cause the relevant Loan Party to, duly execute and deliver a Mortgage with respect to such Material Real Property, including the documents listed in Section 6.13(b).

(c) Notwithstanding anything to the contrary herein this Section 6.11 shall not apply to any real property owned by the Swiss Loan Parties, which shall not be pledged or otherwise constitute Collateral.

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property of the Parent Borrower, any Subsidiary Guarantor or the Japanese Subsidiary Borrower, provide the Administrative Agent with a Mortgage with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of, together with:

(i) evidence that counterparts of the Mortgage have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the

Administrative Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected first priority Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, or in favor of the Japanese Secured Parties, as applicable and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgage to be valid subsisting first priority Liens on the property described therein, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including such endorsements as shall be reasonably requested by the Administrative Agent and available at commercially reasonable rates) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request and is available in the applicable jurisdiction;

(iii) with respect to each Material Real Property such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) and evidence of payment by the Parent Borrower of all Mortgage Policy premiums, search and examination charges, escrow charges and related charges, as shall be required to induce the title company to issue the Mortgage Policies and endorsements contemplated above;

(iv) opinions reasonably acceptable to the Administrative Agent of local counsel for the Loan Parties in states in which the Material Real Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings and opinions reasonably acceptable to the Administrative Agent of local counsel for the Loan Parties with respect to due authorization, execution and delivery of the Mortgages;

(v) as promptly as practicable after the reasonable request therefor by the Administrative Agent, surveys and environmental assessment reports with respect to such Material Real Property; provided that the Administrative Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Administrative Agent; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Parent Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Parent Borrower to obtain such consent, such consent cannot be obtained; provided, further, that such existing survey is sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements of the type required by Section 6.13(b)(ii);

(vi) a completed life-of-loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto) and if any improvements on any Mortgaged Property are designated a “flood hazard area,” evidence of such flood insurance as may be required under the Flood Insurance Laws in form and substance reasonably acceptable to the Administrative Agent;

(vii) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, valid and subsisting perfected first priority Liens on the Material Real Property has been taken in favor of the Administrative Agent; and

(viii) in the case of Material Real Property of the Japanese Subsidiary Borrower, documentation analogous to the documentation described in clauses (b)(i) through (vii) above.

(c) Notwithstanding anything to the contrary herein this Section 6.13 shall not apply to any real property owned by the Swiss Loan Parties, which shall not be pledged or otherwise constitute Collateral.

SECTION 6.14. Designation of Subsidiaries. The Board of Directors may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Parent Borrower shall be in compliance with the Financial Covenants (calculated on a Pro Forma Basis), and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any of the Senior Notes or any Junior Financing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date, shall constitute an Investment by the Parent Borrower therein at the date of designation as set forth in the definition of “Investment.” The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the definition of “Investment.” Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 6.15. Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Parent Borrower, and (ii) a public rating (but not any specific rating) in respect of the Term B Loans established on the Effective Date from each of S&P and Moody’s.

SECTION 6.16. Use of Proceeds. Use the proceeds (a) of any Borrowing for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments, (b) with respect to ~~Term B Loans, to refinance the Tranche B-1 Term Loans and to pay fees and expenses in connection thereto, (c) with respect to Incremental Term A-1 Dollar Loans, to repurchase certain of IMS Health Holdings’ outstanding equity and (d) with respect to~~the Term A Loans borrowed on the Fourth Restatement Effective Date, to finance the Fourth Restatement Transactions~~.~~, (c) with respect to the Incremental Term B-1 Euro Loans borrowed on the Amendment No. 1 Effective Date, to repay (x) the Non-Extending Term B Euro Loans and the Non-Extending Term B Dollar Loans and (y) to repay a portion of the Term B-1 Dollar Loans in accordance with Section 2(e) of Amendment No. 1.

SECTION 6.17. Swiss Withholding Tax Rules. Swiss Subsidiary Borrower shall ensure that while it is a Borrower it shall comply with the Swiss Withholding Tax Rules, subject to the Lenders complying with their obligations under Section 10.07 and their representations and undertakings otherwise set forth herein. Swiss Subsidiary Borrower shall assume, for the purposes of determining the total number of creditors which are Non-Eligible Swiss Banks with respect to the Twenty Non-Bank Rule, that at all times, with respect to the Obligations of the Swiss Subsidiary Borrower hereunder, there are ten (10) Non-Eligible Swiss Banks.

ARTICLE VII.

Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), then from and after the Fourth Restatement Effective Date, the Parent Borrower shall not (and, with respect to Section 7.14 only, Holdings shall not), nor shall the Parent Borrower permit any Restricted Subsidiary to:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Credit Document;

(b) Liens existing on the Fourth Restatement Effective Date and set forth on Schedule 7.01;

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate actions for which adequate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and (i) secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or (ii) are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Parent Borrower or any of its Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts and governmental contracts (other than Indebtedness for borrowed money) and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or consistent with past practice or industry practice;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Restricted Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies issued in connection with the Mortgaged Properties;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses , covenants not to sue, releases, consents and other forms of license granted to others in the ordinary course of business (or other agreement under which the Parent Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Parent Borrower’s or any Restricted

Subsidiary’s products, technologies or services) which do not (x) interfere in any material respect with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole or (y) are permitted by Section 7.05; and the customary rights reserved or vested in any Person by the terms of such lease, sublease, license, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(k) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts (A) incurred in the ordinary course of business or (B) consisting of deposits posted with derivative clearing organizations with respect to Swap Contracts permitted under Section 7.03(f) and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition to be applied against the purchase price for such Investment or other acquisition or (ii) consisting of, or imposed under, an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, to the extent such Investment or other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness or other obligations of any Subsidiary that is not a Loan Party permitted under Section 7.03;

(o) Liens in favor of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Effective Date, which, if secured by Collateral, at the election of the Parent Borrower, may be secured on a pari passu or junior lien basis with the Liens securing the Obligations and shall be subject to the appropriate Intercreditor Agreement; provided that (i) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property of such acquired Restricted Subsidiary) and (ii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases) or subleases, licenses or sublicenses entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens (i) deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.06 or the definition of “Permitted Investments” and (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or any of its the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Subsidiaries are located;

(w) purported Liens (other than Liens securing Indebtedness for borrowed money) and evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(y) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(z) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower and its Subsidiaries, taken as a whole;

(aa) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (p) and (gg) of this Section 7.01; provided that (i) other than in the case of Liens permitted by clause (gg), the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(e), and (B) proceeds and products thereof and, in the case of Liens permitted by Section 7.01(p), after-acquired property of the applicable Restricted Subsidiary, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Refinancing Indebtedness in respect of any of the foregoing; provided that (x) any such Liens securing any Refinancing Indebtedness in respect of Permitted Pari Passu Secured Refinancing Debt are subject to the First Lien Intercreditor Agreement and (y) any such Liens securing any Refinancing Indebtedness in respect of Permitted Junior Secured Refinancing Debt are subject to a Second Lien Intercreditor Agreement;

(cc) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(r);

(dd) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ee) deposits of cash with the owner or lessor of premises leased and operated by the Parent Borrower or any of its Subsidiaries in the ordinary course of business of the Parent Borrower and such Subsidiary to secure the performance of the Parent Borrower’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(ff) Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed (determined as of the date any such Lien is incurred) the greater of $125,000,000 and 1.75% of Total Assets, which, if secured by Collateral, at the election of the Parent Borrower, may be secured on a pari passu or junior lien basis with the Liens securing the Obligations and shall be subject to the appropriate Intercreditor Agreement;

(gg) Liens securing obligations in respect of Indebtedness or other obligations; provided that (i) after giving Pro Forma Effect (or, in the case of Indebtedness under Designated Commitments, on the date such Designated Commitments are established after giving Pro Forma Effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Commitments may thereafter be borrowed (and, with respect to Designated Commitments to make loans or extend credit on a revolving basis, reborrowed), in whole or in part, from time to time, without further compliance with this clause (gg)) to the incurrence of such Indebtedness, the Parent Borrower’s Senior Secured First Lien Net Leverage Ratio shall be no greater than 4.00 to 1.00 (or, if such Indebtedness is secured by Liens on the Collateral on a junior priority basis to the Liens securing the Obligations, the Parent Borrower’s Total Net Leverage Ratio shall be no greater than 4.50 to 1.00), (ii) solely in respect of Liens on the Collateral securing obligations which are loans (and for the avoidance of doubt, not securities) issued by a Loan Party on a pari passu basis (but without regard to the control of remedies) with the Obligations prior to the date that is 18 months after the Effective Date that are secured by a Lien on all or substantially all of the Collateral owned by such Loan Party (other than with respect to purchase money and similar obligations) the All-In Yield applicable to such Indebtedness shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Term B Loans, plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Term B Loans is increased so as to cause the then applicable All-In Yield under this Agreement on the Term B Loans to equal the All-In Yield then applicable to such Indebtedness, minus 50 basis points; provided that any increase in All-In Yield to the Term B Loans due to the application of a Eurocurrency Rate or Base Rate floor on such Indebtedness shall be effected solely through an increase in the eurocurrency or base rate floor applicable to the Term B Loans; and (iii) such Liens (other than with respect to purchase money and similar obligations) are subject to (A) a First Lien Intercreditor Agreement if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, or (B) a Second Lien Intercreditor Agreement if such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations;

(hh) Liens deemed to exist by reason of any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture, shareholder or similar agreement;

(ii) any proxy agreement relating to IMS Government Solutions, Inc. and its Equity Interests entered into with the Defense Security Service;

(jj) Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness;

(kk) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(ll) Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; and

(mm) Liens described on a Title Policy delivered pursuant to Section 3.1(h) of the Original Credit Agreement.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

For purposes of determining compliance with this Section 7.01, (x) a Lien need not be incurred solely by reference to one category of Liens described in clauses (a) through (mm) above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens described in clauses (a) through (mm) above, the Parent Borrower shall, in its sole discretion, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this covenant.

SECTION 7.02. [Reserved].

SECTION 7.03. Indebtedness, Disqualified Equity Interests and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, or issue any Preferred Stock of a Restricted Subsidiary, other than:

(a) Indebtedness under the Credit Documents;

(b) (i) Indebtedness existing on the Fourth Restatement Effective Date on Schedule 7.03 and (ii) intercompany Indebtedness outstanding on or prior to the Fourth Restatement Effective Date; provided that all such Indebtedness for borrowed money of: (x) the Parent Borrower or any Guarantor owed to any Non-Loan Party shall be subject to a Global Intercompany Note, (y) the Japanese Subsidiary Borrower owed to Holdings, the Parent Borrower or any of the Restricted Subsidiaries shall be subject to a Japanese Intercompany Note and (z) the Swiss Loan Parties owed to Holdings, the Parent Borrower or any of the Restricted Subsidiaries (other than a Swiss Loan Party) shall be subject to a Swiss Intercompany Note;

(c) (i) Guarantees by the Parent Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of any obligation pursuant to a Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the applicable Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the applicable Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) any Guarantee by a Loan Party of Indebtedness of a Restricted Subsidiary that would have been permitted as an Investment by such Loan Party in such Restricted Subsidiary under clause (a) of the definition of “Permitted Investments;”

(d) Indebtedness of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any other Restricted Subsidiary to the extent constituting a Permitted Investment or an Investment permitted by Section 7.06; provided that all such Indebtedness for borrowed money of: (x) the Parent Borrower or any Guarantor owed to any Non-Loan Party shall be subject to a Global Intercompany Note, (y) the Japanese Subsidiary Borrower owed to Holdings, the Parent Borrower or any of the Restricted Subsidiaries shall be subject to a Japanese Intercompany Note and (z) the Swiss Loan Parties owed to Holdings, the Parent Borrower or any of the Restricted Subsidiaries (other than a Swiss Loan Party) shall be subject to a Swiss Intercompany Note;

(e) Indebtedness (including Capitalized Lease Obligations) and Disqualified Equity Interests incurred or issued by the Parent Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, replacement or improvement of property (real or personal), equipment or other assets, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Preferred Stock and/or Disqualified Equity Interests incurred or issued and outstanding under this clause (e) at such time, not to exceed the greater of (x) $150,000,000 and (y) 2.0% of Total Assets (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Equity Interests or Preferred Stock is incurred or issued at the date of such purchase, lease, replacement or improvement or within 270 days thereafter;

(f) Indebtedness in respect of Swap Contracts designed to hedge against Holdings’, the Parent Borrower’s or any of its Restricted Subsidiary’s exposure to interest rates, foreign currency or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness or Disqualified Equity Interests of the Parent Borrower or Indebtedness, Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition, Investment or other acquisition) incurred, issued or assumed in connection with any Permitted Acquisition, Investment or other acquisition; provided that after giving Pro Forma Effect to such Permitted Acquisition, Investment or other acquisition and the assumption, incurrence or issuance of such Indebtedness, Disqualified Equity Interests or Preferred Stock incurred pursuant to this clause (g), either:

(i) either (A) the Parent Borrower would be permitted to incur at least $1.00 of Permitted Ratio Debt, or (B) the Fixed Charge Coverage Ratio for the Parent Borrower is equal to or greater than immediately prior to such Investment or other acquisition, or

(ii) the Total Net Leverage Ratio is no greater than 4.50 to 1.00 as of the end of the Test Period most recently ended;

(h) Indebtedness representing deferred compensation to officers, directors, managers, consultants and employees of the Parent Borrower (and any direct or indirect parent thereof) and its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower (or any direct or indirect parent thereof) permitted by Section 7.06;

(j) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment or other acquisition permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Parent Borrower and its Restricted Subsidiaries under deferred compensation or other similar arrangements with officers, directors, managers, consultants and employees incurred by such Person in connection with the Transactions and Permitted Acquisitions, any other Investment or other acquisition permitted hereunder;

(l) obligations in respect of Cash Management Services and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(m) shares of Preferred Stock of a Restricted Subsidiary issued to the Parent Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Equity Interests or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Parent Borrower or another of its Restricted Subsidiaries or any pledge of such Equity Interests constituting a Lien permitted hereunder) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (m);

(n) (i) Indebtedness or Disqualified Equity Interests of the Parent Borrower and Indebtedness, Disqualified Equity Interests or Preferred Stock of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Parent Borrower since immediately after the Effective Date from the issue or sale of Equity Interests of the Parent Borrower or cash contributed to the capital of the Parent Borrower (in each case, other than proceeds of Disqualified Equity Interests, sales of Equity Interests to the Parent Borrower or any of its Subsidiaries or proceeds which have been designated as a Cure Amount) as determined in accordance with Section 7.06(a)(iii)(B) and (a)(iii)(C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 7.06(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a), (b) or (c) of the definition thereof) and (ii) Indebtedness or Disqualified Equity Interests of the Parent Borrower and Indebtedness, Disqualified Equity Interests or Preferred Stock of the Parent Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Equity Interests and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this Section 7.03(n)(ii), does not exceed the greater of (x) $300,000,000 and (y) 3.75% of Total Assets (in each case, determined at the date of incurrence) (it being understood that any Indebtedness or issued such Disqualified Equity Interests or Preferred Stock incurred or issued pursuant to this Section 7.03(n) shall cease to be deemed incurred, issued or outstanding for purposes of this Section 7.03(n) but shall be deemed incurred or issued for the purposes of this covenant from and after the first date on which the Parent Borrower or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Equity Interests or Preferred Stock under Section 7.03(v) without reliance on this Section 7.03(n)(ii));

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(p) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness of the Parent Borrower in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes, in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or secured or unsecured mezzanine Indebtedness that will be secured by the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of Incremental Revolving Credit Commitments and/or Incremental Term Commitments pursuant to an indenture or a note purchase agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 7.03(r) shall not, together with any Incremental Revolving Credit Commitments and/or Incremental Term Commitments, exceed (x) $300,000,000 in the aggregate pursuant to this clause (x) or (y) at the Parent Borrower’s option, up to an amount of Incremental Commitments and Incremental Equivalent Debt such that the Senior Secured First Lien Net Leverage Ratio shall be no greater than 4.00 to 1.00 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Equivalent Debt, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Parent Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (v) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vi) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Second Lien Intercreditor Agreement (but without respect to control of remedies), (vii) the documentation with respect to any Incremental Equivalent Debt contains no mandatory prepayment, repurchase or redemption provisions except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type, and (viii) provided that, notwithstanding clause (y) of clause (i) of this Section 7.03(r), any Incremental Equivalent Debt which is to be unsecured or secured on a junior basis to the Term Loans and Revolving Credit Loans shall not be required to comply with the test in such clause (y) but, rather shall not exceed an amount such that the Total Net Leverage Ratio shall be no greater than 4.50 to 1.00 as of the end of the Test Period most recently ended after giving Pro Forma Effect to such Incremental Equivalent Debt;

(s) Indebtedness in respect of the Senior Notes (including any guarantees thereof);

(t) Indebtedness incurred by or Disqualified Equity Interests issued by a Non-Loan Party which, when aggregated with the principal amount of all other Indebtedness incurred or Disqualified Equity Interests Issued pursuant to this clause (t) and then outstanding, does not exceed the greater of $100,000,000 and 1.25% of Total Assets (in each case determined at the date of incurrence or issuance, it being understood that any Indebtedness incurred or

Disqualified Equity Interests issued pursuant to this Section 7.03(t) shall cease to be deemed incurred, issued or outstanding for purposes of this Section 7.03(t) but shall be deemed incurred or issued for the purposes of this covenant from and after the first date on which the Parent Borrower or such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Equity Interests under Section 7.03(v) without reliance on this Section 7.03(t));

(u) Credit Agreement Refinancing Indebtedness;

(v) Permitted Ratio Debt;

(w) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the Parent Borrower or any of the Restricted Subsidiaries;

(x) the incurrence or issuance by the Parent Borrower of Indebtedness or Disqualified Equity Interests or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Equity Interests or Preferred Stock which serves to refund, refinance, extend, replace, renew or defease any Indebtedness (including any Designated Commitments) incurred or Disqualified Equity Interests or Preferred Stock issued as permitted under Sections 7.03(b), (e), (g), (n), (r), (s), (t), (u), (v), (w) and this clause (x) or any Indebtedness incurred or Disqualified Equity Interests or Preferred Stock issued to so refund, refinance, extend, replace, renew or defease such Indebtedness, Disqualified Equity Interests or Preferred Stock; provided, that any such Indebtedness, Disqualified Equity Interests or Preferred Stock constitutes Refinancing Indebtedness;

(y) Indebtedness arising in the ordinary course of business from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness (x) is extinguished within two Business Days of its incurrence or (y) arises in respect of one or more accounts of any Subsidiary that is a Foreign Subsidiary with any bank or other financial institution subject to a pooling or similar arrangement with one or more accounts of any other Subsidiaries that are Foreign Subsidiaries with such bank or other financial institution to the extent the net aggregate amount of funds in all such accounts subject to such pooling or similar arrangement with such bank or other financial institution is positive;

(z) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

For purposes of determining compliance with Section 7.03, in the event that an item of Indebtedness, Disqualified Equity Interests or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Equity Interests or Preferred Stock described in Section 7.03(a) through (aa) above, the Parent Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness, Disqualified Equity Interests or Preferred Stock (or any portion thereof) in any one or more of the types of Indebtedness, Disqualified Equity Interests or Preferred Stock described in Section 7.03(a) through (aa) and will only be required to include the amount and type of such Indebtedness, Disqualified Equity Interests or Preferred Stock in such of the above clauses as determined by the Parent Borrower at such time. The Parent Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (a) through (aa).

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Equity Interests, the Dollar-equivalent principal amount of Indebtedness or Disqualified Equity Interests denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred or Disqualified Equity Interests is issued, to refinance other Indebtedness or Disqualified

Equity Interests, as applicable, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness or Disqualified Equity Interests does not exceed (i) the principal amount of such Indebtedness or Disqualified Equity Interests, as applicable, being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Equity Interests or Preferred Stock, as the case may be, of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness, Disqualified Equity Interests or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity Interests or Preferred Stock for purposes of this Section 7.03. The principal amount of any Indebtedness incurred or Disqualified Equity Interests issued to refinance other Indebtedness, if incurred in a different currency from the Indebtedness or Disqualified Equity Interests, as applicable, being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Equity Interests is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Parent Borrower dated such date prepared in accordance with GAAP.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:

(a) any Restricted Subsidiary of the Parent Borrower may merge, amalgamate or consolidate with the Parent Borrower (including a merger, the purpose of which is to reorganize the Parent Borrower into a new jurisdiction); provided that (x) the Parent Borrower shall be the continuing or surviving Person, and (y) such merger or consolidation does not result in the Parent Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;

(b) (i) any Restricted Subsidiary that is a Non-Loan Party (other than a Borrower) may merge, amalgamate or consolidate with or into any other Restricted Subsidiary of the Parent Borrower that is a Non-Loan Party, (ii) any Restricted Subsidiary (other than a Borrower) may merge or consolidate with or into any other Restricted Subsidiary of the Parent Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States shall be permitted and (iv) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve or change its legal form if the Parent Borrower determines in good faith that such action is in the best interests of the Parent Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders; provided, in the case of clauses (ii) and (iii), no Event of Default would result therefrom;

(c) any Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a Restricted Payment permitted by Section 7.06 (other than Section 7.06(b)(xix)) or a Permitted Investment;

(d) so long as no Default has occurred and is continuing or would result therefrom, any Borrower may merge or consolidate with any other Person; provided that (i) in the case of a merger or consolidation involving the Parent Borrower, the Parent Borrower shall be the continuing or surviving corporation and in the case of a merger involving the Japanese Subsidiary Borrower or the Swiss Subsidiary Borrower, the Japanese Subsidiary Borrower or the Swiss Subsidiary Borrower shall be the continuing or surviving corporation or (ii) in the case of a merger involving the Parent Borrower, if the Person formed by or surviving any such merger or consolidation is not the Parent Borrower (any such Person, the “Successor Parent Borrower”) or in the case of a merger involving the Japanese Subsidiary

Borrower or the Swiss Subsidiary Borrower, if the Person formed by or surviving any such merger or consolidation is not such Borrower (any such Person, the “Successor Subsidiary Borrower” and each of the Successor Parent Borrower and the Successor Subsidiary Borrowers, the “Successor Borrower”), (A) in the case of a merger involving the Parent Borrower, the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and in the case of a merger involving the Japanese Subsidiary Borrower or the Swiss Subsidiary Borrower, the Successor Subsidiary Borrower shall be an entity organized or existing under the laws of: (x) in the case of the Japanese Subsidiary Borrower, Japan and (y) in the case of the Swiss Subsidiary Borrower, Switzerland, (B) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Credit Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) in the case of any such transaction involving Swiss Subsidiary Borrower, each Swiss Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Swiss Guaranty confirmed that its guarantee of the Swiss Obligations shall apply to the Successor Borrower’s obligations under this Agreement, and (D) such Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement;

(e) so long as no Default has occurred and is continuing or would result therefrom (in the case of a merger, amalgamation or consolidation involving a Loan Party), any Restricted Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.06 (other than Section 7.06(b)(xix)) or a Permitted Investment; provided that the continuing or surviving Person shall be the Parent Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 6.11 to the extent required under the Collateral and Guarantee Requirement; and

(f) so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, consolidation, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

SECTION 7.05. Dispositions. Make any Disposition (other than as part of or in connection with the Transactions), except:

(a) Dispositions of obsolete, damaged, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower or any of its Restricted Subsidiaries;

(b) Dispositions of inventory and goods held for sale in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Parent Borrower or any Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such Investment must be a Restricted Payment permitted by Section 7.06 (other than Section 7.06(b)(xix)) or a Permitted Investment;

(e) Dispositions that otherwise constitute a Permitted Investment, are permitted by Section 7.04 (other than Section 7.04(f)) or otherwise constitute a Restricted Payment permitted by Section 7.06 (other than Section 7.06(b)(xix)) and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f) Dispositions of property pursuant to sale-leaseback transactions;

(g) Dispositions of Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole; and (ii) Dispositions of intellectual property that do not materially interfere with the business of the Parent Borrower or any of its Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Default shall have occurred and is continuing or would result from such Disposition; and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $75,000,000, the Parent Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (l), (m), (s), (t), (u), (aa) (only to the extent such Liens are replacing Liens originally incurred under Section 7.01(gg) and the Obligations are secured by such cash and Cash Equivalents to the same extent), (bb) (only to the extent the Obligations are secured by such cash and Cash Equivalents to the same extent), (cc) (only to the extent the Obligations are secured by such cash and Cash Equivalents to the same extent) and (gg) (only to the extent the Obligations are secured by such cash and Cash Equivalents to the same extent)); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (i) are assumed by the transferee of any such assets or (ii) that are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Parent Borrower or its Restricted Subsidiaries) and, in each case, for which the Parent Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Parent Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Parent Borrower or its Restricted Subsidiaries), to the extent that the Parent Borrower and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition and (D) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of the greater of $175,000,000 and 2.25% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions or discounts of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Parent Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Swap Contract;

(p) any Disposition of Securitization Assets to a Securitization Subsidiary;

(q) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(r) any swap of assets (other than Cash Equivalents) in exchange for assets of the same type in the ordinary course of business of comparable or greater value or usefulness to the business of the Parent Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Parent Borrower;

(s) Dispositions of non-core assets acquired in connection with Permitted Acquisitions or any other acquisition or Investment permitted under this Agreement within twelve months thereof or, if the Parent Borrower (or any of its Restricted Subsidiaries) enters into a legally binding commitment to make such Disposition within twelve months thereof, within eighteen months of such acquisition or Investment; provided that the aggregate amount of such Dispositions shall not exceed 25% of the fair market value of the acquired entity or business; and

(t) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (m), (o), (p), (q) and (t) and except for Dispositions from the Parent Borrower or a Restricted Subsidiary to the Parent Borrower or a Restricted Subsidiary), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Credit Documents, and, if requested by the Administrative Agent, upon the certification by the Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments.

(a) On or after the Fourth Restatement Effective Date, directly or indirectly, (w) declare or pay any dividend or make any payment or distribution on account of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation other than (A) dividends or distributions by the Parent Borrower payable solely in Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Subsidiary, the Parent Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities, (x) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Borrower or any direct or indirect parent company of the Parent Borrower, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Parent Borrower or a Restricted Subsidiary, (y) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Junior Financing, other than (A) Indebtedness permitted under Sections 7.03(c), (d) and (m) or (B) the payment, redemption, defeasance, purchase, repurchase, acquisition or retirement for value of Junior Financing purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, defeasance, purchase, repurchase, acquisition or retirement, or (z) make any Restricted Investment (all such payments and other actions set forth in clauses (w) through (z) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(i) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) immediately after giving effect to such transaction on a Pro Forma Basis, the Parent Borrower could incur $1.00 of Permitted Ratio Debt; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the fair market value of any non-cash amount) made by the Parent Borrower and its Restricted Subsidiaries after the Fourth Restatement Effective Date (including Restricted Payments permitted by Section 7.06(b)(i), (vi)(c) and (viii), but excluding all other Restricted Payments permitted by Section 7.06(b) (and for the avoidance of doubt, all other Permitted Investments)), is less than $550,000,000 plus the sum of (without duplication):

(A) 50.0% of the Consolidated Net Income of the Parent Borrower for the period (taken as one accounting period) beginning the first day of the fiscal quarter containing the Fourth Restatement Effective Date to the end of the most recently ended Test Period preceding such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(B) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Parent Borrower since the Fourth Restatement Effective Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Equity Interests or Preferred Stock pursuant to Section 7.03(n)(i) or have been designated as a Cure Amount) from the issue or sale of:

(I) (a) Equity Interests of the Parent Borrower, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower, any direct or indirect parent company of the Parent Borrower or any of the Parent Borrower’s Subsidiaries after the Fourth Restatement Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.06(b)(iv); and

(y) Designated Preferred Stock; and

(b) to the extent such net proceeds are actually contributed to the Parent Borrower, Equity Interests of any direct or indirect parent company of the Parent Borrower (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such company or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.06(b)(iv)); or

(II) debt securities of the Parent Borrower that have been converted into or exchanged for Equity Interests of the Parent Borrower or any of its direct or indirect parent companies;

provided, that this clause (B) shall not include the proceeds from (W) Refunding Capital Stock applied in accordance with Section 7.06(b)(ii), (X) Equity Interests or convertible debt securities of the Parent Borrower sold to a Restricted Subsidiary, (Y) Disqualified Equity Interests or debt securities that have been converted into Disqualified Equity Interests or (Z) Excluded Contributions; provided, further, that the making of any Restricted Investment in a Non-Loan Party pursuant to this Section 7.06(a)(iii) shall not be subject to compliance with Section 7.06(a)(i) or (a)(ii); plus

(C) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Parent Borrower following the Fourth Restatement Effective Date (other than (W) to the extent designated as a Cure Amount, (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Equity Interests or Preferred Stock pursuant to Section 7.03(n)(i), (Y) by a Restricted Subsidiary and (Z) any Excluded Contributions); plus

(D) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(1) the sale or other disposition (other than to the Parent Borrower or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Parent Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Borrower or its Restricted Subsidiaries (other than by the Parent Borrower or a Restricted Subsidiary) and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Parent Borrower or its Restricted Subsidiaries, in each case after the Fourth Restatement Effective Date; or

(2) the sale (other than to the Parent Borrower or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but including such cash or fair market value to the extent exceeding the amount of such Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Fourth Restatement Effective Date; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Parent Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Parent Borrower or a Restricted Subsidiary after the Fourth Restatement Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment, but, to the extent exceeding the amount of such Permitted Investment, including such excess amounts of cash or fair market value; provided, that, in the case of this Section 7.06(a)(iii)(E), if the fair market value of any marketable securities or other property (other than cash) contributed or received, or such Investment, as applicable to be included in this clause (E), shall exceed $100,000,000, such fair market value shall be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Administrative Agent.

(b) The provisions of Section 7.06(a) will not prohibit:

(i) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with this Agreement;

(ii) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”), or Subordinated Indebtedness of the Parent Borrower or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Parent Borrower, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Parent Borrower or any direct or indirect parent company of the Parent Borrower to the extent contributed to the Parent Borrower (in each case, other than any Disqualified Equity Interests) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Parent Borrower or to an employee stock ownership plan or any trust established by the Parent Borrower or any of its Restricted Subsidiaries) of

Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.06(b)(vi)(a) or (b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Parent Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement of (a) Junior Financing of the Parent Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Parent Borrower or a Guarantor or Disqualified Equity Interests of the Parent Borrower or a Guarantor, (b) Disqualified Equity Interests of the Parent Borrower or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Equity Interests or Junior Financing of the Parent Borrower or a Guarantor, (c) Disqualified Equity Interests of a Restricted Subsidiary that is not a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Equity Interests of a Restricted Subsidiary that is not a Guarantor that, in each case of clauses (a) through (c), is Refinancing Indebtedness incurred or issued, as applicable, in compliance with Section 7.03 and (d) any Junior Financing or Disqualified Equity Interests which constitutes Acquired Indebtedness;

(iv) a Restricted Payment to pay (or to allow Holdings or a direct or indirect parent company to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any direct or indirect parent company of the Parent Borrower held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Parent Borrower or any direct or indirect parent company of the Parent Borrower in connection with any such repurchase, retirement or other acquisition) including any arrangement including Equity Interests rolled over by management of the Parent Borrower or any direct or indirect parent company of the Parent Borrower in connection with the Transactions; provided, that the aggregate amount of Restricted Payments made under this Section 7.06(b)(iv) does not exceed (A) $225,000,000 in the calendar year ending December 31, 2016 and (B) $75,000,000 in any subsequent calendar year (with unused amounts under clause (A) and (B) in any calendar year being carried over to the next two succeeding calendar years, except with respect to the calendar years ending December 31, 2017 and December 31, 2018, for which such calendar years such carryforward shall not exceed $150,000,000 per calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower and, to the extent contributed to the Parent Borrower, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Parent Borrower, in each case to any future, present or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 7.06(a)(iii); plus

(b) the cash proceeds of key man life insurance policies received by the Parent Borrower or its Restricted Subsidiaries (or by any direct or indirect parent company to the extent contributed to the Parent Borrower) after the Effective Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this Section 7.06(b)(iv);

and provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management or consultants of the Parent Borrower (or their respective Controlled Investment Affiliates or Immediate Family Members), any direct or indirect parent company of the Parent Borrower or any of the Parent Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Equity Interests of the Parent Borrower or any Restricted Subsidiary or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 7.03, in each case to the extent such dividends are included in the definition of “Fixed Charges”;

(vi) (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by the Parent Borrower after the Effective Date;

(b) the declaration and payment of dividends or distributions to any direct or indirect parent company of the Parent Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by such parent company after the Effective Date; provided, that the amount of dividends paid pursuant to this Section 7.06(b)(vi)(b) shall not exceed the aggregate amount of cash actually contributed to the Parent Borrower from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 7.06(b)(ii);

provided, in the case of each of clauses (a), (b) and (c) of this Section 7.06(b)(vi), that for the most recently ended Test Period preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a Pro Forma Basis, the Parent Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii) payments directly or indirectly made or expected to be directly or indirectly made by the Parent Borrower or any Restricted Subsidiary in respect of withholding, employment or similar taxes payable by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower or any of its Restricted Subsidiaries or any direct or indirect parent company of the Parent Borrower and any repurchases of Equity Interests deemed to occur upon exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including, without limitation, stock options, stock appreciation rights, warrants, restricted stock units, restricted stock, deferred stock units or similar rights if such Equity Interests are used by the holder of such award to pay a portion of the exercise price of such options, stock appreciation rights, warrants or similar rights or to satisfy any required withholding or similar taxes with respect to any such award;

(viii) the declaration and payment of dividends on the Parent Borrower’s common stock (or the payment of dividends to any direct or indirect parent company of the Parent Borrower to fund a payment of dividends on such company’s common stock), following the first public offering of the Parent Borrower’s common stock or the common stock of any direct or indirect parent company of the Parent Borrower after the Effective Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Parent Borrower in or from any such public offering, other than public offerings with respect to the Parent Borrower’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(ix) Restricted Payments that are made with Excluded Contributions;

(x) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (x) after the Fourth Restatement Effective Date (in the case of Restricted Investments, at the time outstanding) not to exceed the greater of (a) $300,000,000 and (b) 2.0% of Total Assets at such time;

(xi) distributions or payments of Securitization Fees;

(xii) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment made or owed to an Affiliate, to the extent permitted by Section 7.08;

(xiii) solely to the extent funded with Declined Proceeds, the repurchase, redemption or other acquisition or retirement for value of any Junior Financing pursuant to an asset sale offer, so long as no Default or Event of Default has occurred and is continuing;

(xiv) the declaration and payment of dividends or distributions by the Parent Borrower or a Restricted Subsidiary to, or the making of loans or advances to, any of their respective direct or indirect parent companies in amounts required for any direct or indirect parent company to pay, in each case without duplication,

(a) franchise, excise and similar taxes, and other fees and expenses required to maintain their corporate or other legal existence;

(b) so long as the Parent Borrower is a member of a consolidated, combined or unitary group of which such direct or indirect parent company is a parent for foreign, federal, state or local income or other tax purposes, the relevant foreign, federal, state and local income or other taxes, to the extent such income or other taxes are attributable to the income of the Parent Borrower and its Restricted Subsidiaries that are members of such group and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in or with respect to any taxable year does not exceed the amount that the Parent Borrower and such Restricted Subsidiaries would be required to pay in respect of the relevant foreign, federal, state and local taxes for such taxable year were the Parent Borrower, such Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes as a separate consolidated, combined or unitary group separately from any such parent company (or, if there are no such Restricted Subsidiaries or Unrestricted Subsidiaries, the Parent Borrower on a separate company basis);

(c) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management and consultants of any direct or indirect parent company of the Parent Borrower and any payroll, social security or similar taxes thereof, to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(d) general corporate operating, administrative, compliance and overhead costs and expenses of any direct or indirect parent company of the Parent Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Parent Borrower and its Subsidiaries;

(e) (i) fees and expenses other than to Affiliates of the Parent Borrower related to any equity or debt offering of such parent company (whether or not successful) and (ii) to pay listing fees and other costs and expenses of a parent company of the Parent Borrower attributable to being a publicly traded company which are reasonable and customary;

(f) to the extent constituting Restricted Payments, amounts that would be permitted to be paid directly by the Parent Borrower or its Restricted Subsidiaries under Sections 7.08 (other than Section 7.08(j));

(g) interest and/or principal on Indebtedness the proceeds of which have been contributed to the Parent Borrower or any Restricted Subsidiary and that has been guaranteed by, or is otherwise, considered Indebtedness of, the Parent Borrower incurred in accordance with Section 7.03; and

(h) to finance Permitted Investments and other Investments or other acquisitions otherwise permitted to be made pursuant to this Section 7.06 if made by the Parent Borrower; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or other acquisition, (B) such direct or indirect parent company shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Parent Borrower or one of its Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Parent Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 7.04) in order to consummate such Investment or other acquisition, (C) such direct or indirect parent company and its Affiliates (other than the Parent Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Parent Borrower or a Restricted Subsidiary could have given such consideration or made such payment in compliance herewith, (D) any property received by the Parent Borrower shall not increase amounts available for Restricted Payments pursuant to Section 7.06(a)(iii) and (E) to the extent constituting an Investment, such Investment shall be deemed to be made by the Parent Borrower or such Restricted Subsidiary pursuant to another provision of this Section 7.06 (other than pursuant to Section 7.06(b)(ix)) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(xv) the distribution, by dividend or otherwise, or other transfer or disposition of Equity Interests of, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents) or the proceeds thereof;

(xvi) cash payments or loans, advances, dividends or distributions to any direct or indirect parent of the Parent Borrower to make payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Borrower, any of its Restricted Subsidiaries or any direct or indirect parent company of the Parent Borrower;

(xvii) in addition to the foregoing Restricted Payments, the Parent Borrower may make additional Restricted Payments so long as immediately after giving effect to such Restricted Payment and the application of proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment for which financial statements are available is less than or equal to (A) 4.00 to 1.00 (calculated on a Pro Forma Basis) with respect to Restricted Payments described in clauses (w), (x) and (y) of the definition of “Restricted Payments” and (B) 4.25 to 1.00 (calculated on a Pro Forma Basis) with respect to Restricted Payments described in clause (z) of the definition of “Restricted Payments”; and

(xviii) upon consummation of a Qualifying IPO, Restricted Payments to Holdings, the proceeds of which will be used by Holdings (or any direct or indirect parent company) to redeem the Holdco Notes substantially simultaneously with or promptly following such Qualifying IPO;

(xix) to the extent constituting Restricted Payments, the Parent Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.01, 7.03 (other than Section 7.03(c)(ii) or (d)), 7.04 (other than Section 7.04(c)(ii) or (e)), 7.05 (other than Section 7.05(d)(ii) or (e)) or 7.08 (other than Section 7.08(j) or (v)), provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (x), (xv) and (xvii), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this Section 7.06 or if an Investment would be permitted at such time pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise is permitted to be so designated pursuant to Section 6.14.

(d) For the avoidance of doubt, this Section 7.06 shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries permitted to be incurred under Section 7.03.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Restricted Subsidiaries on the Fourth Restatement Effective Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Parent Borrower and its Restricted Subsidiaries on the Effective Date.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among Holdings, the Parent Borrower or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms substantially as favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions and the payment of fees and expenses (including the Transaction Expenses) related to the Transactions;

(d) the issuance of Equity Interests of Holdings to any officer, director, employee or consultant of the Parent Borrower or any of its Subsidiaries or any direct or indirect parent of Holdings in connection with the Transactions;

(e) the payment of management, consulting, monitoring, advisory and other fees (including transaction and termination fees), indemnities and expenses to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees, indemnities and expenses accrued in any prior year);

(f) compensation, employment and severance arrangements between Holdings, any parent company of Holdings, the Parent Borrower and/or its Subsidiaries and their respective current, future, and former officers, employees, directors and independent contractors in the ordinary course of business and transactions pursuant to equity incentive plans and any other employee or director benefit plans, programs, agreements and arrangements (including, without limitation, employment agreements, severance or separation agreements and similar agreements);

(g) the licensing of trademarks, copyrights or other IP Rights in the ordinary course of business;

(h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current, future and former directors, officers, employees and consultants of Holdings, the Parent Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Parent Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(i) transactions pursuant to any agreement, instrument or arrangement as in effect as of the Effective Date and set forth under Schedule 7.08, or any amendment thereto or replacement thereof (so long as any such amendment or replacement is not adverse to the Lenders in any material respect in the good faith judgment of the Parent Borrower when taken as a whole as compared to the applicable agreement as in effect on the Effective Date);

(j) Restricted Payments permitted under Section 7.06, Permitted Investments and Permitted Acquisitions;

(k) payments by the Parent Borrower and any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors in good faith;

(l) transactions in which the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b);

(m) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings, the Parent Borrower or any of its Subsidiaries or any direct or indirect parent thereof or any contribution to the capital of the Parent Borrower or any Restricted Subsidiary to the extent otherwise permitted by this Agreement and to the extent such issuance or transfer would not give rise to a Change of Control;

(n) (i) investments by the Permitted Holders in securities of the Parent Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 10% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (B)), and (ii) payments to the Permitted Holders in respect of securities of the Parent Borrower or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Parent Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(o) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such joint venture) to the extent otherwise constituting a Permitted Investment or Restricted Payment permitted under Section 7.06;

(p) any Disposition of Securitization Assets or related assets, Investments permitted pursuant to clause (n) of the definition of “Permitted Investments” or Standard Securitization Undertakings and Limited Originator Recourse in connection with any Qualified Securitization Financing or any related transaction effected in order to consummate a financing contemplated by a Qualified Securitization Financing;

(q) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of Holdings or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on or after the Effective Date in connection therewith;

(r) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Parent Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Parent Borrower, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(s) [Reserved];

(t) payments by the Parent Borrower (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Parent Borrower (and any such parent company) and its Subsidiaries; provided that in each case the amount of such payments in any taxable year does not exceed the amount that the Parent Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such taxable year were the Parent Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(u) transactions permitted by Section 7.04 solely for the purpose of (a) reorganizing to facilitate any initial public offering of securities of the Parent Borrower or any direct or indirect parent company, (b) forming a holding company or (c) reincorporating the Parent Borrower in a new jurisdiction; and

(v) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Parent Borrower in an officer’s certificate) for the purposes of improving the consolidated tax efficiency of the Parent Borrower and its Subsidiaries and not for the purpose of circumventing any provision of this Agreement.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Credit Document) that prohibits, restricts, imposes any condition on or limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or to Guarantee the Obligations of any Loan Party under the Credit Documents or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Credit Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the Fourth Restatement Effective Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.03;

(iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(b), (i), (j), (l), (m), (p), (s), (t)(i), (t)(ii), (u), (aa), (bb), (cc), (ff), (gg) and (ll) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(v) are customary provisions in joint venture agreements, stockholders agreements and other similar agreements applicable to joint ventures and other Investments constituting Permitted Investments or otherwise permitted under Section 7.06 and applicable solely to such joint venture or other Investment;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof and, in the case of any Term Loan Refinancing Debt, permit the Liens securing the Obligations;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g), (n)(i), (r), (t) or (x) (to the extent refinancing or refunding Indebtedness originally incurred under Sections 7.03(e), (g), (n)(i), (r) or (t)) to the extent that such restrictions apply only to the property or assets securing such Indebtedness; or in the case of Section 7.03(g), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness;

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent Borrower or any Restricted Subsidiary;

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii) are customary restrictions contained in any Senior Notes Indenture, any of the Senior Notes and any Refinancing Indebtedness in respect of any of the foregoing;

(xiii) arise in connection with cash or other deposits permitted under Section 7.01 or the definition of “Permitted Investments,” and limited to such cash or deposits; or

(xiv) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Effective Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive with respect to the Parent Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Parent Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

SECTION 7.10. [Reserved].

SECTION 7.11. Change in Fiscal Year. Make any change in fiscal year; provided, however, that the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Modification of Terms of Junior Financing. Amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Parent Borrower, any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount equal to at least the Threshold Amount (other than as a result of any Refinancing Indebtedness in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

SECTION 7.13. Financial Covenants.

(a) Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio as of the last day of any Test Period to be greater than 4.00 to 1.00 (commencing with the Test Period ending on the last day of the fiscal quarter ending December 31, 2016) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) for such Test Period) (the “Leverage Covenant”).

(b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any Test Period to be less than 3.50 to 1.00 (commencing with the Test Period ending on the last day of the fiscal quarter ending December 31, 2016) (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b) for such Test Period) (together with the Leverage Covenant, the “Financial Covenants”).

The provisions of this Section 7.13 are for the benefit of the Revolving Credit Lenders and the Term A Lenders only and the Required Facility Lenders may amend, waive or otherwise modify this Section 7.13 or the defined terms used solely for purposes of this Section 7.13 or waive any Default resulting from a breach of this Section 7.13 without the consent of any Lenders other than the Required Facility Lenders in accordance with the provisions of Section 10.01(h).

SECTION 7.14. Holdings. In the case of Holdings, conduct, transact or otherwise engage in any material business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Parent Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Credit Documents, the Sponsor Management Agreement and any other agreement governing Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of indebtedness, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent not prohibited hereunder; provided that with respect to the incurrence of Indebtedness, any such Indebtedness shall constitute Qualified Holding Company Debt, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) activities incidental to the businesses or activities described in clauses (i) to (viii) of this Section 7.14.

ARTICLE VIII.

Events of Default and Remedies

SECTION 8.01. Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Credit Document; or

(b) Specific Covenants. The Parent Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in Section 6.03(a) or 6.05(a) (solely with respect to the Parent Borrower) or Article VII; provided that the Parent Borrower’s failure to comply with any Financial Covenant shall not constitute an Event of Default with respect to any Term B Loans, Term B-1 Dollar Commitments or Term B-1 Euro Commitments unless and until the Required Facility Lenders for the Revolving Credit Facilities and the Term A Loan Facility shall have terminated their respective Commitments and declared all amounts outstanding under their respective Facilities to be due and payable pursuant to Section 8.02; provided, further, that the Financial Covenants are subject to cure pursuant to Section 8.04;

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Parent Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Credit Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Holdings, the Parent Borrower or any Restricted Subsidiary that is a Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment and order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Credit Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05 or as a result of acts or omissions by the Administrative Agent or any Lender hereunder) or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Credit Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Credit Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Credit Document;

(j) Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(k) Change of Control. There occurs any Change of Control.

SECTION 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders take any or all of the following actions:

(a) declare Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to: (x) the Parent Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender to the Parent Borrower and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans owed by the Parent Borrower and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, (y) the Swiss Subsidiary Borrower under the Debtor Relief Laws of Switzerland, the Commitments of each Lender to the Swiss Subsidiary Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans owed by the Swiss Subsidiary Borrower and all interests and other amounts as aforesaid shall automatically become due and payable and (z) the Japanese Subsidiary Borrower under the Debtor Relief Laws of Japan, the Commitments of each Lender to the Japanese Subsidiary Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans owed by the Japanese Subsidiary Borrower and all interests and other amounts as aforesaid shall automatically become due and payable in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe a Financial Covenant, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request of the Required Facility Lenders (as opposed to Required Lenders) under the Revolving Credit Facilities and the Term A Facilities.

SECTION 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Secured Cash Management Agreements or Secured Hedge Agreements, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Secured Cash Management Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Parent Borrower or as otherwise required by Law.

provided that no amounts received from the Japanese Subsidiary Borrower or a Swiss Loan Party or from proceeds of any Collateral that is solely Collateral for the Japanese Obligations or the Swiss Obligations shall be applied to Obligations pursuant to the second, third or fourth clause of this paragraph to the extent such Obligations do not constitute Japanese Obligations or Swiss Obligations.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Parent Borrower.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

SECTION 8.04. Parent Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or Section 8.02, but subject to Sections 8.04(b) and (c), for the purpose of determining whether an Event of Default under either Financial Covenant has occurred, the Parent Borrower may on one or more occasions designate any portion of the Net Cash Proceeds from a sale or issuance of Qualified Equity Interests or of any contribution to the common capital of the Parent Borrower (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter (it being understood that each designated Cure Amount will be included in the calculation of Consolidated EBITDA for purposes of both Financial Covenants even if only required for compliance with one Financial Covenant); provided that such amounts to be designated (i) are actually received by the Parent Borrower (x) on or after the first day of the applicable fiscal quarter and (y) on or prior to the tenth (10th) Business Day after the date on which financial statements are delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) do not exceed the maximum aggregate amount necessary to cure any Event of Default under the applicable Financial Covenant(s) as of such date and (iii) the Parent Borrower shall have provided notice (the “Notice of Intent to Cure”) to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Cash Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant(s) is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenants (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence, except to the extent such proceeds are actually applied to prepay Indebtedness under the Facilities. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Cure Amount by the Parent Borrower, the Financial Covenants shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenants and any Event of Default under the Financial Covenants (and any other Default as a result thereof) shall be deemed not to have occurred for purposes of the Credit Documents, and (B) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Credit Document) on the basis of any actual or purported Event of Default under the Financial Covenants (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.

(b) In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 8.04(a) is exercised.

(c) There can be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.04(a) are exercised during the term of the Facilities.

ARTICLE IX.

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authority.

(a) Each of the Lenders and L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.06 (solely with respect to (a) the removal and consent rights of the Parent Borrower set forth therein and (b) the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein) and 9.10) are solely for the benefit of the Administrative Agent, the Lenders and each L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and L/C Issuers hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.05), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

SECTION 9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 9.03. Exculpatory Provisions. Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 4 of the Amendment, Section 4.02 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04. Reliance by the Administrative Agent.

Each Agent-Related Person may rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or an L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 9.06. Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Parent Borrower. If the Administrative Agent is a Defaulting Lender, the Parent Borrower may remove such Defaulting Lender from such role upon fifteen (15) days’ notice to the Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower at all times other than upon the occurrence and during the continuation of an Event of Default under Section 8.01(f) (which consent of the Parent Borrower shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring the Administrative Agent gives notice of its resignation, then the retiring the Administrative Agent may on behalf of the Lenders and L/C Issuers, appoint a successor the Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or L/C Issuers under any of the Credit Documents, the retiring the Administrative Agent shall continue to hold such collateral security until such time as a successor the Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor the Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) the Administrative Agent, and the retiring the Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Parent Borrower to a successor the Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring the Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring the Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring the Administrative Agent was acting as the Administrative Agent.

Any resignation by Bank of America as the Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer and Swing Line Lender, (ii) such retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

SECTION 9.07. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Administrative Agent, the Co-Documentation Agents, Bookrunners, or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or L/C Issuer hereunder.

SECTION 9.09. The Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.

SECTION 9.10. Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and L/C Issuers irrevocably authorize the Administrative Agent to:

(a) automatically release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements and (iii) the Outstanding Amount of the L/C

Obligations that have been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer (other than to the Parent Borrower or any Guarantor or by a Swiss Credit Party to another Swiss Credit Party) permitted hereunder or under any other Credit Document, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor or a Swiss Guarantor, upon release of such Guarantor or Swiss Guarantor from its obligations under its U.S. Guaranty or Swiss Guaranty, as applicable, pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or Section 7.01(p) to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; and

(c) release any Guarantor from its obligations under the U.S. Guaranty or any Swiss Guarantor from its obligations under the Swiss Guaranty, if in the case of any Subsidiary, such Person becomes an Excluded Subsidiary or ceases to be a Material Domestic Subsidiary wholly owned by the Parent Borrower or any Guarantor or a Material Swiss Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the U.S. Guaranty or Swiss Guarantor from its obligations under the Swiss Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the U.S. Guaranty or Swiss Guarantor from its obligations under the Swiss Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 9.10.

The Lenders hereby authorize the Administrative Agent to enter into any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Lenders acknowledge that any such intercreditor agreement is binding upon the Lenders.

SECTION 9.11. Secured Cash Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 9.12. Withholding Tax Indemnity. To the extent required by any applicable Laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Parent Borrower pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Parent Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 9.12. For the avoidance of doubt, (i) a “Lender” shall, for purposes of this Section 9.12, include any L/C Issuer and any Swing Line Lender, (ii) the Loan Parties shall not be responsible for any amount described in this Section 9.12 and (iii) nothing in Section 9.12 shall expand or limit the obligations of the Loan Parties under 3.01. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

SECTION 9.13. Lenders’ Representation, Warranties and Acknowledgement.

(a) Each Lender participating in any Loan to the Swiss Subsidiary Borrower represents and warrants at the Fourth Restatement Effective Date and on the date of each Credit Extension of such Loan as to its status as either (a) an Eligible Swiss Bank, or (b) not an Eligible Swiss Bank, and each Lender becoming a Lender of the Swiss Subsidiary Borrower by assignment pursuant to Section 10.07 shall represent and warrant as of the effective date of such assignment as to its status as either (a) an Eligible Swiss Bank or (b) not an Eligible Swiss Bank.

(b) Each Lender participating in any Loan to the Japanese Subsidiary Borrower represents and warrants at the Fourth Restatement Effective Date and on the date of each Credit Extension of such Loan as to its status as an Eligible Japanese Investor, and each Lender becoming a Lender of the Japanese Subsidiary Borrower by assignment pursuant to Section 10.07 shall represent and warrant as of the effective date of such assignment as to its status as an Eligible Japanese Investor.

ARTICLE X.

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Parent Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in: (x) clauses (a), (b), (c), (j) and (k) below, which shall only require the consent of the Lenders directly and adversely affected thereby and (y) clauses (g), (h) or (i) below (in the case of clause (i), to the extent permitted by Section 2.14), which shall only require the consent of the Required Facility Lenders under the applicable Facility or Facilities, as applicable) (or by the Administrative Agent with the consent of the Required Lenders) and the Parent Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and the Administrative Agent hereby agrees to acknowledge any such waiver, consent or amendment that otherwise satisfies the requirements of this Section 10.01 as promptly as possible, however, to the extent the final form of such waiver, consent or amendment has been delivered to the Administrative Agent at least one Business Day prior to the proposed effectiveness of the consents by the Lenders party thereto, the Administrative Agent shall acknowledge such waiver, consent or amendment (i) immediately, in the case of any amendment which does not require the consent of any existing Lender under this Agreement or (ii) otherwise, within two hours of the time copies of the Required Lender consents or other applicable Lender consents required by this Section 10.01 have been provided to the Administrative Agent; and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender and that a waiver of the requirement to permanently reduce the Revolving Credit Commitments under certain circumstances as set forth in Section 2.06(b)(i) shall be deemed to an extension of the Commitment of each Lender that holds Revolving Credit Commitments as of the earlier of a waiver of such condition and the date that is nine months after the Effective Date);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)) or postpone any date for the payment of fees hereunder, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definitions of “Interest Coverage Ratio,” “Senior Secured First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Fixed Charge Coverage Ratio” or “Senior Secured Net Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any amount of interest;

(c) reduce the principal of, amortization payment of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of “Interest Coverage Ratio,” “Senior Secured First Lien Net Leverage Ratio,” “Senior Secured Net Leverage Ratio,” “Total Net Leverage Ratio” or “Fixed Charge Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that, for the avoidance of doubt, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) except as contemplated by clause (c) in the sentence immediately after the second proviso to this Section 10.01, change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Facility Lenders,” or “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Credit Documents, without the written consent of each Lender directly and adversely affected thereby (it being understood that each Lender shall be directly and adversely affected by a change to the “Required Lenders” or “Pro Rata Share” definitions);

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(g) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Facilities) which directly affects Lenders under one or more Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable Facility or Facilities (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (i) below);

(h) amend or otherwise modify the Financial Covenants or any definition related thereto (as any such definition is used for purposes of the Financial Covenants) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenants without the written consent of the Required Facility Lenders under the applicable Facilities (such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under the Revolving Credit Facilities and the Term A Facilities;

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental

Term Loans or Incremental Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility);

(j) amend Section 1.09(c) (except to shorten or waive any time periods provided for therein) or the definition of “Foreign Currency” without the written consent of each Lender affected thereby;

(k) make any Loan, interest, fee or other amount payable in any currency other than as expressly provided herein without the written consent of each Lender affected thereby;

(l) change the jurisdiction of organization, incorporation or formation of any Borrower (provided that the jurisdiction of incorporation of the Parent Borrower may be changed so long as the new jurisdiction of incorporation is the United States, any state thereof or the District of Columbia or any territory thereof) without the written consent of each Lender affected thereby; and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple L/C Issuers, with only the written consent of the Administrative Agent, the applicable L/C Issuer and the Parent Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment and, if applicable, the other L/C Issuers, if any, who have not executed such amendment, are not adversely affected thereby; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans, with only the written consent of the Administrative Agent, the Swing Line Lender and the Parent Borrower so long as the obligations of the Revolving Credit Lenders, if any, who have not executed such amendment, are not adversely affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Credit Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of the applicable Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under one or more Term Facilities (and in the case of multiple Term Facilities which are so adversely affected, such Required Facility Lenders shall consent together as one Term Facility) in respect of payments hereunder in a manner different than such amendment affects other Term Facilities.

Notwithstanding anything to the contrary herein,

(a) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);

(b) no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 7.03 (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; and

(c) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Parent Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans, the Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Parent Borrower and the Lenders and Additional Refinancing Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, plus unpaid accrued interest, upfront fees, original issue discount, premiums (including tender premium) (if any) and penalties thereon and reasonable fees and expenses associated with such Replacement Term Loans, (b) the All-In Yield with respect to such Replacement Term Loans shall not be higher than the All-In Yield for such Refinanced Term Loans immediately prior to such refinancing unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing; provided that any such Replacement Term Loans may contain a Previously Absent Financial Maintenance Covenant if the Administrative Agent is given prompt written notice of such Previously Absent Financial Maintenance Covenant and this Agreement is modified on or prior to the date of the incurrence (it being understood the consent of the Required Lenders shall not be required for such modification) of such Replacement Term Loans to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility, it being understood that upon the amendment of this Agreement to include any such Previously Absent Financial Maintenance Covenant, any subsequent amendment, modification or waiver to this Agreement as it pertains to such Previously Absent Financial Maintenance Covenant shall only be permitted in the manner described in Section 10.01. Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents to the extent (but only to the extent) necessary, in the reasonable opinion of the Administrative Agent and the Parent Borrower to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary.

Notwithstanding anything to the contrary contained in this Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents.

If the Administrative Agent and the Parent Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Credit Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Credit Document), then the Administrative Agent (acting in its sole discretion) and the Parent Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Parent Borrower or the Administrative Agent, an L/C Issuer, or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 hereto; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or any Lead Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Parent Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of Borrower Materials or administrative notices provided by the Administrative Agent through the Platform, or any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Parent Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Change of Address. Each of Holdings, the Parent Borrower, the Administrative Agent, L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal or state securities laws.

(f) Reliance by the Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Parent Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Parent Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Parent Borrower in the absence of bad faith, gross negligence, willful misconduct or bad faith of such Person, as determined by the final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Credit Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor

Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.04. Attorney Costs and Expenses. The Parent Borrower agrees (a) if the Fourth Restatement Effective Date occurs, to pay or reimburse the Administrative Agent and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred on or after the Fourth Restatement Effective Date (promptly following written demand therefor, together with backup documentation supporting such reimbursement request) in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Cahill, Gordon & Reindel LLP and, if necessary, one firm of local counsel in any relevant material jurisdiction, and (b) after the Fourth Restatement Effective Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Parent Borrower, to promptly pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one firm of local counsel to the Administrative Agent and Lenders taken as a whole in any relevant jurisdiction and, solely in the event of any conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected persons taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) Business Days following receipt by the Parent Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Fourth Restatement Effective Date, all amounts due under this Section 10.04 shall be paid on the Fourth Restatement Effective Date solely to the extent invoiced to the Parent Borrower within three (3) Business Days prior to the Fourth Restatement Effective Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Credit Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. This Section 10.04 shall not apply to Taxes that are the subject of, or excluded from Sections 3.01 or 3.04.

SECTION 10.05. Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify and hold harmless the Agents, each Lender, the Lead Arrangers and their respective Affiliates, directors, officers, employees, agents, partners, members, advisors and other representatives of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and expenses (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of the Letter of Credit, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Parent Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability of the Parent Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (a “Proceeding”) and regardless of whether any Indemnitee is a party thereto or whether or not such Proceeding is brought by the Parent Borrower or any other person and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, agent, partners, member, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Credit Document by such Indemnitee or of any Affiliate, controlling persons, director, officer, employee, member, agent, partners, advisor or other representative of such Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than (1) any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility and (2) any claims arising out of any act or omission of the Parent Borrower or any of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Parent Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for direct (as opposed to indirect, special, punitive or consequential) damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment, of any such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) Business Days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, other than Taxes that represent liabilities, losses, damages, etc., resulting from a non-Tax claim.

To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under this Section 10.05 or Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), L/C Issuers or any Related Party of any of the foregoing(and without limiting the Borrowers’ obligation to do so), each Appropriate Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), L/C Issuers or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.12(e).

SECTION 10.06. Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (including, without limitation, to existing Lenders and their Affiliates) except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediate prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(h), (B) in the case of any Assignee that is Holdings, the Parent Borrower or any of its Subsidiaries, Section 10.07(l), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(k), (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its right or obligation hereunder to (i) any Person that is a Defaulting Lender, (ii) a natural Person, (iii) a Disqualified Institution, (iv) to Holdings, the Parent Borrower or any of its Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(l)) or (v) with respect to any assignment of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments, any Person that does not satisfy clause (b) of the definition of “Eligible Japanese Investor.” Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, other than a Disqualified Institution (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent of:

(A) the Parent Borrower unless (1) an Event of Default under Section 8.01(a) or, solely with respect to the Parent Borrower, Section 8.01(f) has occurred and is continuing, or (2) an assignment of all or a portion of the Term B Loans to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower’s consent with respect to any assignment of the Term B Loans shall not be unreasonably withheld or delayed and shall be deemed to have consented to any such assignment of the Term B Loans unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice of a failure to respond to such request for assignment or (3) an assignment of all or a portion of the Term Loans pursuant to Section 10.07(h), Section 10.07(k) or Section 10.07(l) (it being understood that the Parent Borrower will have the right to withhold its consent to: (x) an assignment of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments to a Person who does not satisfy clause (b) of the definition of “Eligible Japanese Investor,” (y) an assignment of Swiss/Multicurrency Revolving Credit Loans or Swiss/Multicurrency Revolving Commitments to a Non-Eligible Swiss Bank, unless such Non-Eligible Swiss Bank is a Lender which is a Permitted Non-Eligible Swiss Bank and (z) any assignment that would result in a breach of the Ten Non-Bank Rule);

(B) the Administrative Agent (not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or a portion of the Loans pursuant to Section 10.07(g), (h), (k) or (l), or (iii) from an Agent to its Affiliates;

(C) each applicable L/C Issuer at the time of such assignment (not to be unreasonably withheld or delayed); provided that no consent of the applicable L/C Issuers shall be required for any assignment not related to U.S. Revolving Credit Commitments or U.S. Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent; and

(D) the Swing Line Lender (not to be unreasonably withheld or delayed); provided that no consent of the Swing Line Lender shall be required for any assignment not related to U.S. Revolving Credit Commitments or U.S. Revolving Credit Exposure or any assignment to an Agent or an Affiliate of an Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an Dollar Equivalent amount of $5,000,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Term Loan), and shall be in increments of an Dollar Equivalent amount of $1,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(l), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters, Japanese income tax withholding matters and withholding tax matters of any other jurisdiction as the assignee under such Assignment and Assumption may be required to deliver pursuant to Sections 3.01(e), (f) and (h).

(iii) Loans to the Swiss Subsidiary Borrower. Each Lender participating in any Loan to the Swiss Subsidiary Borrower that is an Eligible Swiss Bank undertakes to:

(A) promptly notify the Administrative Agent and the Parent Borrower if it has ceased or will or is likely to cease to be an Eligible Swiss Bank; and

(B) upon request of the Parent Borrower provide an assignee which is an Eligible Swiss Bank and transfer all its rights and obligations under this Agreement to such assignee.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the

Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, other than in connection with an assignment pursuant to subsection (l) below, (x) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the relevant Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it, each notice of cancellation of any Loans delivered by the Parent Borrower pursuant to subsections (h) or (l) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Term Loans or Incremental Term Loans held by Affiliated Lenders.

(d) Any Lender may at any time, without the consent of, or notice to, the Parent Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person or any Disqualified Institution which has been identified as such to the Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Parent Borrower’s consent shall be required in the case of (A) a sale of a participation in any Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments to a Person who is not an Eligible Japanese Investor and (B) a sale of a participation in any Swiss/Multicurrency Revolving Credit Loans or Swiss/Multicurrency Revolving Credit Commitments to a Non-Eligible Swiss Bank, and any purported sale of a participation or a sub-participation or any other arrangement under which a Lender substantially transfers its exposure under this Agreement without the receipt of required consent shall be null and void, except in the case of a Non-Harmful Subparticipation (it being understood that the Parent Borrower will have the right to withhold its consent to: (x) a participation or sub-participation of Japanese Revolving Credit Loans or Japanese Revolving Credit Commitments to a Person who is not an Eligible Japanese Investor, (y) a participation or sub-participation of Swiss/Multicurrency Revolving Credit Loans or Swiss/Multicurrency Revolving Credit Commitments to a Non-Eligible Swiss Bank, unless such Non-Eligible Swiss Bank is a Lender which is a Permitted Non-Eligible Swiss Bank and (z) any participation or sub-participation, other than a Non-Harmful Subparticipation, of that might result in a breach of the Ten Non-Bank Rule) and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (other than clauses (g), (h), (i), (j), (k) and (l) thereof) that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (and for the avoidance of doubt, shall have no direct rights against the Borrowers) (subject to the requirements and limitations of such Sections, it being understood that the documentation required under Section 3.01(e), (f) and (h) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Parent Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and the Lenders, the Borrowers and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other Governmental Authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower (a “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05) (unless the grant to such SPC is made with the Parent Borrower’s prior written consent), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting

Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:

(i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(ii) each Affiliated Lender that purchases any Term Loans pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender) that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or shall make a statement that such representation cannot be made;

(iii) each Lender (other than any other Affiliated Lender) that assigns any Term Loans to an Affiliated Lender pursuant to clause (y) above shall deliver to the Administrative Agent and the Parent Borrower a customary Big Boy Letter (unless such Affiliated Lender is willing, in its sole discretion, to make the representation and warranty contemplated by the foregoing clause (ii));

(iv) the aggregate principal amount of Term Loans of any Class held at any one time by Affiliated Lenders shall not exceed 25% of any Class of Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(v) as a condition to each assignment pursuant to this subsection (h), the Administrative Agent and the Parent Borrower shall have been provided a notice in the form of Exhibit E-2 in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such; and

(vi) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-3 (an “Affiliated Lender Assignment and Assumption”);

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (h) may, in its sole discretion, contribute, directly or indirectly, principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrowers for the purpose of cancelling and extinguished such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrowers and (y) the Parent Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

Each Affiliated Lender agrees to notify the Administrative Agent and the Parent Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Parent Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence and/or pursuant to clause (v) of this subsection (h) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

(i) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Credit Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have taken any actions; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(j) Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, each Affiliated Lender hereby agrees that and that each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Parent Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

(k) Although Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.07(h), (i) or (j), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate only through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) (for the avoidance of doubt, without requiring any representation as to the possession of material non-public information by such Affiliate) or (y) open market purchase on a non-pro rata basis. Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

(l) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or the Parent Borrower or any of its Subsidiaries through Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v); provided, that:

(i) (x) if the assignee is Holdings or a Subsidiary of the Parent Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrowers; or (y) if the assignee is one or more Borrowers (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrowers shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrowers and (c) the Parent Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii) each Person that purchases any Term Loans pursuant to this subsection (l) shall represent and warrant to the selling Lender that it does not possess material non-public information with respect to the Parent Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or shall make a statement that such representation cannot be made; and

(iii) purchases of Term Loans pursuant to this subsection (l) may not be funded with the proceeds of Revolving Credit Loans.

(m) Notwithstanding anything to the contrary contained herein, without the consent of the Parent Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Parent Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.08. Confidentiality. Each of the Administrative Agent, the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, members, stockholders, attorneys, accountants, agents, trustees, advisors and representatives who need to know such Information in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable prior to any such disclosure by such Person (other than at the request of a regulatory authority as part of a regulatory examination) unless such notification is prohibited by law, rule or regulation, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority as part of a regulatory examination) unless such notification is prohibited by law, rule or regulation, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08 (or as otherwise acceptable to the Parent Borrower as agreed in writing), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender, (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations or (iii) any actual or prospective investor in a SPC, (g) with the consent of the Parent Borrower, (h) to any rating agency when required by it on a customary basis and after consultation with the Parent Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Parent Borrower or any Subsidiary thereof, and which source is not known by such Agent or Lender to be subject to a confidentiality restriction in respect thereof in favor of the Parent Borrower or any Affiliate of the Parent Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from Holdings, the Parent Borrower or any Subsidiary after the Effective Date shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

SECTION 10.09. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates and each L/C Issuer and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such L/C Issuer or any such Affiliate to or for the credit or the account of the Parent Borrower or any other Loan Party against any and all of the obligations of the Parent Borrower or such Loan Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Parent Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates and each L/C Issuer and each of its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates or such L/C Issuer or its Affiliates may have. Each Lender and each L/C Issuer agrees to promptly notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding anything to the contrary in this Section 10.09, none of the Lenders, L/C Issuers or their respective Affiliates may setoff and apply any deposits or other obligations owing by any Lender, L/C Issuer or any of their respective Affiliates to or for the credit of: (a) any Swiss Credit Party against any Obligations of the Parent Borrower, the Guarantors or the Japanese Subsidiary Borrower and (b) the Japanese Subsidiary Borrower against any Obligations of the Parent Borrower, the Guarantors or the Swiss Loan Parties.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law, including the Interest Rate Restriction Law (Law No. 100 of 1954) of Japan and the Law Concerning Regulations of Acceptance of Contribution, Deposit and Interest, Etc. (Law No. 195 of 1954) of Japan, or, to the extent allowed by law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable Laws now allow (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements, solely to the extent with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4 of the Amendment, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.12. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

SECTION 10.14. Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. GOVERNING LAW, SERVICE OF PROCESS.

(a) THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWERS, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. EACH OF THE SWISS SUBSIDIARY BORROWER AND THE JAPANESE SUBSIDIARY BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE ON THE PARENT BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02 OF THIS AGREEMENT AS ITS APPOINTED AGENT FOR SERVICE OF PROCESS.

(c) THE BORROWERS, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT

OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 10.18. [Reserved].

SECTION 10.19. [Reserved].

SECTION 10.20. Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent, the Co-Documentation Agents or the Lead Arrangers of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark, subject to compliance with such Loan Party’s customary procedures in connection therewith. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent, the Co-Documentation Agents and the Lead Arrangers.

SECTION 10.21. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Parent Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to Lenders and the Administrative Agent. The Parent Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 10.22. Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.23. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lead Arrangers are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agents and the Lead Arrangers, on the other hand, (B) each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Agents, the Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Lead Arrangers nor any Lender has any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Agents, the Lead Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings their respective Affiliates, and none of the Agents, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrowers, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Agents, the Lead Arrangers nor any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each of the Loan Parties, Lenders and the other parties hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

IMS HEALTH INCORPORATED, as the Parent Borrower,

By:
Name: Title:

IMS JAPAN K.K., as the Japanese Subsidiary Borrower,

By:
Name: Title:

IMS AG, as the Swiss Subsidiary Borrower,

By:
Name: Title:

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, LLC (which on the Fourth Restatement Effective Date shall be merged with and into Quintiles IMS Holdings, Inc., with Quintiles IMS Holdings, Inc. surviving such merger as Holdings)

By:
Name: Title:

[Credit Agreement]

The undersigned hereby confirms that, as a result of its merger with Healthcare Technology Intermediate Holdings, LLC, it hereby assumes all of the rights and obligations of Healthcare Technology Intermediate Holdings, LLC under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined to this Agreement as Holdings hereunder.

QUINTILES IMS HOLDINGS, INC.

By:
Name:
Title

[Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent,

By:
Name: Title:

[Credit Agreement]

ANNEX C

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

of

QUINTILES IMS INCORPORATED

AND ITS RESTRICTED SUBSIDIARIES

March 7, 2017

Reference is made to Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of the date hereof (the “Amendment”), which amends that certain Fourth Amended and Restated Credit Agreement, dated as of October 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, and as amended by the Amendment, the “Credit Agreement”), among Quintiles IMS Incorporated, a Delaware corporation (the “Parent Borrower”), Quintiles IMS Holdings, Inc., a Delaware corporation (“Holdings”), IMS AG, a Swiss corporation and a subsidiary of the Parent Borrower, IMS Japan K.K., a Japanese stock corporation (kabushiki kaisha) and a subsidiary of the Parent Borrower, the Lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto. Pursuant to Section 5(k) of the Amendment, the undersigned hereby certifies, solely in such undersigned’s capacity as President of the Parent Borrower, and not individually, as follows:

As of the date hereof, after giving effect to the transactions contemplated by the Amendment (the “Transactions”), including the making of the Incremental Term B-1 Loans, and after giving effect to the application of the proceeds of such Incremental Term B-1 Loans and after giving effect to the Transactions:

a. The fair value of the assets of the Parent Borrower and its Restricted Subsidiaries exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

b. The present fair saleable value of the property of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

c. the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

d. the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable.

The undersigned is familiar with the business and financial position of the Parent Borrower and its Restricted Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Parent Borrower and its Restricted Subsidiaries after consummation of the Transactions.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as President of the Parent Borrower, on behalf of the Parent Borrower, and not individually, as of the date first stated above.

QUINTILES IMS INCORPORATED

By:
	Name:	James H. Erlinger III
	Title:	President